                                                                  EXHIBIT 99.10

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                                CREDIT AGREEMENT

                            Dated as of May 15, 1996


                                      among


                         WELLPOINT HEALTH NETWORKS INC.,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                            as Administrative Agent,

                           NATIONSBANK OF TEXAS, N.A.,
                              as Syndication Agent,

                                 CHEMICAL BANK,
                             as Documentation Agent,


                                       and


                        THE OTHER FINANCIAL INSTITUTIONS
                          PARTY TO THE CREDIT AGREEMENT


                                   Arranged By

                               BA SECURITIES, INC.


                        NATIONSBANC CAPITAL MARKETS, INC.

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
                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   DEFINITIONS

1.01  Defined Terms......................................................    1
1.02  Other Interpretive Provisions......................................   27
      (a)    Defined Terms...............................................   27
      (b)    The Agreement...............................................   27
      (c)    Certain Common Terms........................................   27
      (d)    Performance; Time...........................................   27
      (e)    Contracts...................................................   28
      (f)    Laws........................................................   28
      (g)    Captions....................................................   28
      (h)    Independence of Provisions..................................   28
      (i)    Construction................................................   28
1.03  Accounting Principles..............................................   28

                                   ARTICLE II
                               THE COMMITTED LOANS

2.01  The Commitments....................................................   29
2.02  Loan Accounts......................................................   29
2.03  Procedure for Committed Borrowings.................................   30
2.04  Conversion and Continuation Elections..............................   31
2.05  Voluntary and Involuntary Reduction or
      Termination of Commitments.........................................   32
2.06  Optional Prepayments...............................................   32
2.07  Repayment of Principal.............................................   33
2.08  Interest on Committed Loans........................................   33
2.09  Fees...............................................................   34
      (a)    Facility Fee................................................   34
      (b)    Structuring and Arrangement Fee and Other
             Fees........................................................   34
      (c)    Agency Fee..................................................   34
2.10  Computation of Fees and Interest...................................   35
2.11  Optional Extension of Commitments..................................   35

                                   ARTICLE III
                                  THE BID LOANS

3.01  Bid Loan Availability..............................................   36
3.02  Procedure for Bid Borrowings.......................................   36
3.03  Invitations for Submission of Competitive Bids.....................   37
3.04  Submission of Competitive Bids.....................................   37
3.05  Notice to Company..................................................   39
3.06  Acceptance and Rejection of Competitive Bids.......................   39
3.07  Notification and Making of Bid Loans...............................   40
3.08  Notification of Rates..............................................   41
3.09  Repayment of Bid Loans.............................................   41
3.10  Interest on Bid Loans..............................................   42
3.11  Bid Notes..........................................................   42
3.12  Utilization of Commitments.........................................   43
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                                      - i -
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                                   ARTICLE IV
                     TAXES, YIELD PROTECTION AND ILLEGALITY

4.01  Taxes..............................................................   43
4.02  Illegality.........................................................   46
4.03  Increased Costs and Reduction of Return............................   47
4.04  Funding Losses.....................................................   48
4.05  Inability to Determine Rates.......................................   49
4.06  Reserves on LIBOR Rate Loans.......................................   49
4.07  Certificates of Banks..............................................   50
4.08  Substitution of Banks..............................................   50
      (a)    Replacement of Non-Consenting Banks and
             Affected Banks..............................................   50
      (b)    Replacement Procedure.......................................   50
4.09  Sharing of Payments, Pro Rata Treatment, Etc.......................   52
4.10  Payments by the Company............................................   53
4.11  Payments by the Banks to the Administrative
      Agent..............................................................   55
4.12  Survival...........................................................   56

                                    ARTICLE V
                                   CONDITIONS

5.01  Conditions Precedent to Initial Borrowing..........................   56
      (a)    Credit Agreement and Notes..................................   56
      (b)    Resolutions; Incumbency.....................................   56
      (c)    Articles of Incorporation; By-laws and Good
             Standing....................................................   57
      (d)    Legal Opinions..............................................   57
      (e)    Certificate.................................................   58
      (f)    Regulatory Compliance.......................................   58
      (g)    Termination of Prior Credit Agreement.......................   58
      (h)    Recapitalization Agreement and Mass Mutual
             Notes.  ....................................................   58
      (i)    Approvals...................................................   58
      (j)    No Litigation Challenging...................................   59
      (k)    BCC Financial Statements....................................   59
      (l)    Pro Forma Financial Statements..............................   59
      (m)    Other Documents.............................................   59
5.02  Conditions Precedent to All Borrowings.............................   59
      (a)    No Default..................................................   59
      (b)    Notice of Committed Borrowing or
             Continuation/ Conversion....................................   60
      (c)    Continuation of Representations and
             Warranties..................................................   60
5.03  Conditions Subsequent to the Initial Borrowing.
      ...................................................................   60
      (a)    Assumption Agreement........................................   60
      (b)    Resolutions; Incumbency.....................................   60
      (c)    Articles of Incorporation; By-laws and Good
             Standing....................................................   61
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
      (d)    Legal Opinions..............................................   62

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

6.01  Corporate Existence and Power......................................   62
6.02  Corporate Authorization; No Contravention..........................   62
6.03  Governmental Authorization.........................................   63
6.04  Binding Effect.....................................................   63
6.05  Litigation.........................................................   63
6.06  No Default.........................................................   63
6.07  ERISA..............................................................   64
6.08  Use of Proceeds; Margin Regulations................................   64
6.09  Title to Properties................................................   64
6.10  Taxes..............................................................   64
6.11  Financial Condition................................................   65
6.12  Environmental Matters..............................................   65
6.13  Regulated Entities.................................................   65
6.14  No Burdensome Restrictions.........................................   66
6.15  Copyrights, Patents, Trademarks and Licenses,
      Etc................................................................   66
6.16  Insurance..........................................................   66
6.17  Swap Obligations...................................................   66
6.18  Solvency...........................................................   67
6.19  Full Disclosure....................................................   67
6.20  Material Agreements................................................   67
6.21  Subsidiaries, Etc..................................................   67
6.22  Accreditation, Etc.................................................   68
6.23  No Impairment of Subsidiaries' Ability to Pay
      Dividends..........................................................   68

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

7.01  Financial Statements...............................................   69
7.02  Certificates; Other Information....................................   70
7.03  Notices............................................................   71
7.04  Preservation of Corporate Existence, Etc...........................   73
7.05  Insurance..........................................................   74
7.06  Payment of Obligations.............................................   74
7.07  Compliance with Laws...............................................   74
7.08  Inspection of Property and Books and Records.......................   74
7.09  Environmental Laws.................................................   75
7.10  Use of Proceeds....................................................   75
7.11  Regulatory Tangible Net Equity.....................................   75
7.12  Recapitalization...................................................   75
7.13  Accreditation, Etc.................................................   76
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                                     - iii -
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                                  ARTICLE VIII
                               NEGATIVE COVENANTS

8.01  Limitation on Liens................................................   76
8.02  Limitation on Indebtedness.........................................   78
8.03  Fundamental Changes................................................   79
8.04  Disposition of Assets..............................................   81
8.05  No More Restrictive Agreements.....................................   81
8.06  Transactions with Affiliates.......................................   82
8.07  Margin Stock.......................................................   82
8.08  Leverage Ratio.....................................................   82
8.09  Fixed Charge Coverage Ratio........................................   82
8.10  Minimum Net Worth..................................................   82
8.11  Accounting Changes.................................................   82
8.12  Limitations on Investments.........................................   83
8.13  Restricted Payments................................................   83
8.14  Lines of Business..................................................   84
8.15  No Impairment of Subsidiaries' Ability to Pay
      Dividends..........................................................   84

                                   ARTICLE IX
                                EVENTS OF DEFAULT

9.01  Events of Default..................................................   84
      (a)    Non-Payment.................................................   85
      (b)    Representation or Warranty..................................   85
      (c)    Financial Ratios............................................   85
      (d)    Specific Defaults...........................................   85
      (e)    Recapitalization............................................   85
      (f)    Other Defaults..............................................   85
      (g)    Cross-Default...............................................   85
      (h)    Insolvency; Voluntary Proceedings...........................   86
      (i)    Involuntary Proceedings.....................................   86
      (j)    ERISA.......................................................   86
      (k)    Monetary Judgments..........................................   87
      (l)    Non-Monetary Judgments......................................   87
      (m)    Change in Control...........................................   87
      (n)    HMO Event...................................................   88
      (o)    Adverse Change..............................................   88
9.02  Remedies...........................................................   88
9.03  Rights Not Exclusive...............................................   88

                                    ARTICLE X
                                     AGENTS

10.01 Appointment and Authorization......................................   88
10.02 Delegation of Duties...............................................   89
10.03 Liability of Agents................................................   89
10.04 Reliance by Agents.................................................   90
10.05 Notice of Default..................................................   90
10.06 Credit Decision....................................................   91
10.07 Indemnification....................................................   91
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
10.08 Agents in Individual Capacity......................................     92
10.09 Successor Agents...................................................     92
10.10 Delivery of Agreements and Preparation of
      Amendments, Modifications and Waivers..............................     93
10.11 Co-Agents..........................................................     93

                                   ARTICLE XI
                                  MISCELLANEOUS

11.01 Amendments and Waivers.............................................     94
11.02 Notices............................................................     95
11.03 No Waiver; Cumulative Remedies.....................................     96
11.04 Costs and Expenses.................................................     96
11.05 Indemnity..........................................................     97
11.06 Payments Set Aside.................................................     97
11.07 Successors and Assigns.............................................     98
11.08 Assignments, Participations, Etc...................................     98
11.09 Set-off............................................................    101
11.10 Automatic Debits of Fees...........................................    101
11.11 Notification of Addresses, Lending Offices, Etc....................    102
11.12 Counterparts.......................................................    102
11.13 Severability.......................................................    102
11.14 No Third Parties Benefitted........................................    102
11.15 Time...............................................................    103
11.16 GOVERNING LAW AND JURISDICTION.....................................    103
11.17 WAIVER OF JURY TRIAL...............................................    103
11.18 Entire Agreement...................................................    103
11.19 Survival of Representations........................................    104
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                                      - v -


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ANNEXES

Annex I  Applicable Amount

SCHEDULES

  2.01   Commitment of each Bank
  6.20   (A)  Material Agreements
  6.20   (B)  Recapitalization Agreements
  6.21   (A)  Subsidiaries of the Company
  6.21   (B)  Investments of the Company and its Subsidiaries
  8.02   Indebtedness
 11.02   Address for Notices

EXHIBITS

         A-1        Form of Committed Note
         A-2        Form of Bid Note
         B          Form of Notice of Committed Borrowing
         C          Form of Notice of Conversion/Continuation
         D          Form of Competitive Bid Request
         E          Form of Competitive Bid
         F          Form of Compliance Certificate
         G-1        Form of Assignment and Acceptance
         G-2        Form of Notice of Assignment and Acceptance
         H-1        Form of Opinion of Brobeck, Phleger & Harrison LLP
                    (Effective Date)
         H-2        Form of Opinion of Thomas C. Geiser (Effective Date)
         H-3        Form of Opinion of Brobeck, Phleger & Harrison LLP
                    (Final Recapitalization Date)
         H-4        Form of Opinion of Thomas C. Geiser
                    (Final Recapitalization Date)
         I          Form of Assumption Agreement
         J          Form of Confidentiality Agreement


                                     - vi -

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is entered into as of May 15, 1996, among WELLPOINT HEALTH NETWORKS INC., a Delaware corporation (together with its permitted successors, including the Recapitalized Company, the "Company"), each of the financial institutions that is a signatory to this Agreement identified under the caption "BANKS" on the signature pages of this Agreement or that, pursuant to Section 11.08(a), shall become a "Bank" under this Agreement (individually, a "Bank" and, collectively, the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as administrative and bid agent for the Banks (in such capacity, and together with any successor administrative and bid loan agent, the "Administrative Agent"), NATIONSBANK OF TEXAS, N.A., as syndication agent for the Banks (in such capacity, and together with any successor syndication agent, the "Syndication Agent"), and CHEMICAL BANK, as documentation agent for the Banks (in such capacity, and together with any successor documentation agent, the "Documentation Agent").

         The Banks have agreed to make available to the Company, upon the terms and conditions set forth in this Agreement, a revolving credit and bid loan facility to enable the Company to finance certain acquisitions, to pay a certain special dividend to shareholders and for other general corporate purposes.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties to this Agreement agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

              "Absolute Rate" has the meaning specified in Section 3.04.

              "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

              "Acquired EBITDAR" means, with respect to any acquisition permitted under this Agreement, for any period, for the Company and its Subsidiaries (determined in accordance with GAAP), the sum of consolidated pre-tax net income (exclusive of extraordinary gains and losses); plus (to the extent deducted in determining consolidated net income) (i) Interest Expense; (ii) amortization (iii) depreciation and
         (iv) expenses in respect of any Operating Lease, all for such period, as each of the items specified above are reasonably allocable to the assets, capital stock, division or business group acquired in such acquisition.

              "Administrative Agent" has the meaning specified in the preamble to this Agreement.

              "Administrative Agent Fee Letter" means the letter agreement between the Company and the Administrative Agent dated April 10, 1996.

              "Affected Bank" has the meaning specified in Section 4.08.

              "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 10% or more of the equity of a Person shall, for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, no Bank shall be deemed an "Affiliate" of the Company or of any Subsidiary of the Company.

              "Agent" means each of the Administrative Agent, the Syndication Agent and the Documentation Agent and "Agents" means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent.

              "Agent-Related Persons" means (i) BofA and any successor Administrative Agent appointed under Section 10.09, together with their respective Affiliates (including, in the case of BofA, BA Securities, Inc.), (ii) NationsBank and any successor Syndication Agent appointed under Section 10.09, together with their respective Affiliates (including, in the case of

         NationsBank, NationsBanc Capital Markets, Inc.), (iii) Chemical Bank and any successor Documentation Agent appointed under Section 10.09 and
         (iv) the respective officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agent's Payment Office" means the address for payments set forth on Schedule 11.02 in relation to the Administrative Agent or such other address as the Administrative Agent may from time to time specify in accordance with Section 11.02.

                  "Aggregate Commitment" means the combined Commitments of the Banks, in the initial amount of $1,250,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

                  "Agreement" means this Credit Agreement.

                  "Applicable Amount" means, with respect to the Facility Fee and all LIBOR Rate Loans, the amount set forth opposite the indicated Level in the chart set forth on Annex I in accordance with the parameters for calculations of such amounts also set forth on Annex I. The Applicable Amount is determined as provided in Annex I, on the basis of either the Debt Rating or the Leverage Ratio, as selected, if applicable, by the Company in its quarterly Compliance Certificates.

                  "Assignee" has the meaning specified in
         Section 11.08(a).

                  "Assignment and Acceptance" has the meaning specified in Section 11.08(a).

                  "Assumption Agreement" means the Assumption Agreement, substantially in the form of Exhibit I, to be executed by Recapitalized Company in favor of the Agents and the Banks.

                  "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of the Agents' and the Co-Arrangers' internal legal services and all disbursements of internal counsel.

                  "Authorized Company Employee" means employees of the Company designated in writing to the Administrative Agent as such from time to time by a Responsible Officer, and as to whom the Company has provided to the Administrative Agent a certificate of the Secretary or Assistant Secretary of the Company certifying each of their names and true signatures and certifying that the Board of Directors of the Company has delegated such authority to such Responsible Officer.

                  "Bank" has the meaning specified in the introductory clause to this Agreement.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                  "Base Rate" means, for any day, the higher of: (a) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate" and (b) 0.50% per annum above the most recent Federal Funds Rate. BofA's reference rate is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means a Committed Loan that bears interest based on the Base Rate.

                  "BCC" means Blue Cross of California, a California nonprofit public benefit corporation.

                  "BCC Conversion" means the conversion of BCC from a nonprofit public benefit corporation to a for profit corporation.

                  "BCC Material Adverse Effect" has the meaning specified in Section 6.11(c).

                  "Bid Borrowing" means a borrowing consisting of one or more Bid Loans made to the Company on the same day by one or more Banks pursuant to Article III.

                  "Bid Loan" means the extension of credit by a Bank to the Company pursuant to Article III.

                  "Bid Notes" means those master promissory notes by the Company to the order of each of the Banks, substantially in the form of Exhibit A-2 evidencing the Bid Loans.

                  "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                  "Borrowing" means a Bid Borrowing or a Committed
         Borrowing.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, San Francisco, California or Dallas, Texas are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan or LIBOR Rate Bid Loan, any such day on which dealings are carried on in the London offshore dollar interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other Governmental Rule, whether or not having the force of law, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or to construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding (i) repairs in the Ordinary Course of Business and (ii) expenditures of proceeds of insurance settlements in respect of loss, destroyed or damaged assets, equipment or other property to repair or replace such property to a like condition or with property of equivalent ability and value) during such period computed in accordance with GAAP.

                  "Capital Lease" has the meaning specified in the definition of "Capital Lease Obligations."

                  "Capital Lease Obligations" means all material monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which is classified as a capital lease ("Capital Lease") in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount of such obligation, determined in accordance with GAAP (including such Statement No. 13).

                  "Cash Flow" means, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the result of the following: sum of (a) consolidated after-tax net income (exclusive of extraordinary gains and losses) of the Company and its Subsidiaries for the four-quarter period ending on the date of determination plus (to the extent deducted in determining net income) (i) Interest Expense for such period, (ii) amortization for such period, (iii) depreciation for such period, (iv) expenses in respect of any Operating Lease for such period, (v) up to $40,000,000 of restructuring charges or expenses incurred in connection with the Recapitalization and the Mirus Acquisition (determined on an after-tax basis) and (vi) up to $35,000,000 of non-cash restructuring charges or expenses (with any reserve constituting a cash charge) incurred in such period in connection with acquisitions permitted by the terms and conditions of this Agreement (determined on an after-tax basis) less
         (b) dividends (exclusive of the one-time dividend paid as part of the Recapitalization) and unfinanced Capital Expenditures (exclusive of acquisitions) for such period.

                  "CERCLA" has the meaning specified in the definition of "Environmental Laws."

                  "Closing Date" means the date of the initial funding of any Loan under this Agreement.

                  "Co-Arrangers" means BA Securities, Inc. and
         NationsBanc Capital Markets, Inc.

                  "Co-Arrangers' Fee Letters" means the letter agreement dated February 26, 1996 between the Company and each Co- Arranger regarding such Co-Arranger's fees and the letter agreement dated February 26, 1996 between the Co-Arrangers and the Company regarding the Co-Agents' and the Banks' fees.

                  "Code" means the Internal Revenue Code of 1986 and regulations promulgated under the Code.

                  "Commitment" means, with respect to each Bank, the commitment of such Bank to make Committed Loans pursuant to Section 2.01 in an aggregate amount at any one time outstanding up to but not exceeding the amount set forth opposite such Bank's name in Schedule 2.01 under the heading "Commitment" (as such amount may be reduced pursuant to Section 2.05 or Section 4.09 or as a result of one or more assignments pursuant to Section 11.08).

                  "Committed Borrowing" means a borrowing under this Agreement consisting of Committed Loans made to the Company on the same day by the Banks pursuant to Section 2.03.

                  "Committed Loan" means an extension of credit by a Bank to the Company pursuant to Article II, and may be a Base Rate Loan or a LIBOR Rate Loan.

                  "Committed Notes" means those promissory notes by the Company to the order of each of the Banks, substantially in the form of Exhibit A-1 evidencing the Committed Loans.

                  "Competitive Bid" means an offer by a Bank to make a Bid Loan in accordance with Section 3.04.

                  "Competitive Bid Request" means a Competitive Bid Request substantially in the form of Exhibit D.

                  "Confidentiality Agreement" means the Confidentiality Agreement, substantially in the form of Exhibit J, to be executed by each Transferee or prospective Transferee pursuant to Section 11.08(e).

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, Surety Instrument or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security for such primary obligations, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or
         (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to guarantee or otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case (a), (b), (c) or (d), including arrangements in which the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect of such primary obligation, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect of such Contingent Obligations and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

                  "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound and which is material to such Person.

                  "Controlled Group" means any corporation or trade or business that is a member of any group of organizations described in Section 414(m) of the Code of which the Company is a member.

                  "Conversion Date" means any date on which the Company elects to convert a Base Rate Loan into a LIBOR Rate Loan; continue a LIBOR Rate Loan as a LIBOR Rate Loan; or convert a LIBOR Rate Loan into a Base Rate Loan.

                  "Converted BCC" means BCC following the BCC Conversion.

                  "Debt Rating" means the rating (or "implied" rating) of the Company's senior unsecured long-term debt by each of S&P and Moody's.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Documentation Agent" has the meaning specified in the preamble to this Agreement.

                  "Dollars", "dollars" and "$" each mean lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to each Bank, the office of that Bank designated as such on Schedule 11.02 or such other office of the Bank as it may from time to time specify to the Company and the Administrative Agent.

                  "EBITDAR" means, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the sum of consolidated pre-tax net income (exclusive of extraordinary gains and losses) of the Company and its Subsidiaries for the four-quarter period ending on the date of determination plus (to the extent deducted in determining consolidated pre-tax net income) (i) Interest Expense for such period, (ii) amortization for such period, (iii) depreciation for such period, (iv) expenses in respect of any Operating Lease for such period, (v) up to $65,000,000 of restructuring charges or expenses incurred in connection with the Recapitalization and the Mirus Acquisition (determined on a pre-tax basis) and (vi) up to $50,000,000 of non-cash restructuring charges or expenses (with any reserve constituting a cash charge) incurred in such period in connection with acquisitions permitted by the terms and conditions of this Agreement (determined on a pre-tax basis).

                  "Effective Date" means May 15, 1996.

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the United States; or (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank,
         (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company.

                  "Environmental Laws" means all present and future Governmental Rules and common law duties, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations promulgated under ERISA.

                  "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations described in Section 414(b) or (c) of the Code, of which the Company is a member.

                  "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; or (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan.

                  "Event of Default" has the meaning specified in
         Section 9.01.

                  "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated under the Exchange Act.

                  "Facility Fee" shall mean the facility fee payable pursuant to Section 2.09(a).

                  "FDIC" means the Federal Deposit Insurance Corporation, or any entity succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

                  "Fee Letters" means, collectively, the Co-Arrangers' Fee Letters and the Administrative Agent Fee Letter.

                  "Final Recapitalization Date" means the date on which the Recapitalization shall have been fully consummated in accordance with the terms and conditions of the Recapitalization Agreements.

                  "Fixed Charges" means, for any period, for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, an amount equal to the sum of, without duplication, (a) Interest Expense during the preceding four-quarter period ending on the date of determination plus (b) scheduled principal payments of Indebtedness for the succeeding four-quarter period commencing on the date of determination, other than payments in connection with the Mass Mutual Notes (unless renewable or extendible at the option of the obligor beyond such period) plus (c) expenses in respect of any Operating Lease for such succeeding four-quarter period.

                  "Fixed Charge Coverage Ratio" means the ratio of (a) Cash Flow to (b) Fixed Charges.

                  "Form 1001" has the meaning specified in Section 4.01(f).

                  "Form 4224" has the meaning specified in Section 4.01(f).

                  "Funded Debt" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, an amount equal to the sum of, without duplication, (a) all Indebtedness of such Person plus (b) an amount equal to eight times the annual expense of such Person in respect of any Operating Lease for the four-quarter period commencing on the date of determination plus (c) all Contingent Obligations of such Person with respect to Funded Debt of others.

                  "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to
         Section 4.01.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Approval" means any authorization, consent, approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with any Governmental Authority.

                  "Governmental Authority" means any nation, any state, any form of political subdivision, any central bank (or similar monetary or regulatory authority), any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to national (Federal or foreign), state or local government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any HMO Regulator.

                  "Governmental Rules" shall mean any treaty, law, rule, regulation, ordinance, order, code, judgment, decree, directive, guideline, policy, including any HMO Regulation, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

                  "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

                  "Health Foundation" means Western Health Partnerships, a California nonprofit public benefit corporation.

                  "HMO" shall mean any Person which operates as a health maintenance organization.

                  "HMO Event" shall mean the failure by the Company or any of its Subsidiaries to comply in any material respect with any of the terms and provisions of any applicable HMO Regulation pertaining to the fiscal soundness, solvency or financial condition of the Company or any of its Subsidiaries if such failure is reasonably likely to have a Material Adverse Effect; or the assertion in writing, after the Effective Date, by an HMO Regulator that it intends to take administrative action against the Company or any of its Subsidiaries to revoke or modify any Governmental Approval of, or to enforce the fiscal soundness, solvency or financial provisions or requirements of such HMO Regulations against, the Company or any of its Subsidiaries, if such action, modification or enforcement is reasonably likely to have a Material Adverse Effect.

                  "HMO Regulations" shall mean (i) all Governmental Rules applicable under Federal or state law to HMOs, providers of life, health care or disability insurance or the provision of health care services or such insurance or the management of health care services and (ii) the Blue Cross/Blue Shield Risk-Based Capital Guidelines.

                  "HMO Regulator" shall mean any Person charged with the administration, oversight or enforcement of an HMO Regulation, whether primarily, secondarily, or jointly.

                  "HMO Subsidiary" shall mean any direct or indirect Subsidiary of the Company which is actively engaged and operating as an HMO or as a provider of life, health care or disability insurance and shall not include any entity in a development or start-up phase or an inactive phase or which functions solely as a holding company for an operating HMO or provider of life, health care or disability insurance.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the Ordinary Course of Business pursuant to ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that have been or are incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                  "Indemnified Person" has the meaning specified in
         Section 11.05.

                  "Indemnified Liabilities" has the meaning specified in
         Section 11.05.

                  "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Interest Differential" means, with respect to any prepayment of a LIBOR Rate Loan or LIBOR Rate Bid Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow, continue or convert a LIBOR Rate Loan or LIBOR Rate Bid Loan on the date or in the amount specified in any Notice of Committed Borrowing or Notice of Continuation/Conversion, as applicable, or, if accepted, Competitive Bid, respectively, (a) the per annum interest rate payable (or, with respect to a failure to borrow, the interest rate which would have been payable) pursuant to Section 2.08(a) with respect to a LIBOR Rate Loan or Section 3.10 with respect to a LIBOR Rate Bid Loan minus (b) the LIBOR Rate on, or as near as practicable to, the date of the prepayment or failure to borrow with respect to a LIBOR Rate Loan or LIBOR Rate Bid Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the LIBOR Rate Loan or LIBOR Rate Bid Loan so prepaid or which would have been borrowed on such date.

                  "Interest Expense" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Swap Contracts accrued during such period (whether or not actually paid or received during such period).

                  "Interest Payment Date" means, with respect to any LIBOR Rate Loan or Bid Loan, the last Business Day of each

         Interest Period applicable to such Loan; with respect to any Base Rate Loan, the last Business Day of each calendar quarter and each date a Base Rate Loan is converted into a LIBOR Rate Loan; with respect to all Loans, the Maturity Date; provided, however, that if any Interest Period for a LIBOR Rate Loan or Bid Loan (unless waived by the Bank making such Bid Loan) exceeds three months, interest shall also be paid on the date which falls three months after the beginning of such Interest Period.

                  "Interest Period" means: (a) with respect to any LIBOR Rate Loan, the period commencing on the Business Day such LIBOR Rate Loan is made or continued or on the date on which a Committed Loan is converted into a LIBOR Rate Loan and ending on the date one, two, three or six months thereafter (and, if approved by all Banks, nine or twelve months thereafter) as selected by the Company in its Notice of Committed Borrowing or Notice of Conversion/ Continuation; (b) with respect to any LIBOR Rate Bid Loan, the period commencing on the Business Day on which such LIBOR Rate Bid Loan is made and ending on the numerically corresponding day in the first, second, third or sixth (or, if approved by the Bank making such Bid Loan, ninth or twelfth month thereafter), as selected by the Company pursuant to Section 3.06, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and (c) with respect to any Absolute Rate Bid Loan, the period commencing on the Business Day on which such Absolute Rate Bid Loan is made and ending not less than seven days and not more than 365 days thereafter as selected by the Company pursuant to Section 3.06; provided that:

                           (i) if any Interest Period pertaining to a LIBOR Rate
                  Loan or a Bid Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

                           (ii) no Interest Period shall extend beyond the Maturity Date.

                  "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the Ordinary Course of Business); (c) the entering into of any Contingent Obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Swap Contract.

                  "Lending Office" means, with respect to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "LIBOR Lending Office", as the case may be, opposite its name on Schedule 11.02, or such other office or offices of such Bank as it may from time to time notify the Company and the Administrative Agent.

                  "Leverage Ratio" means the ratio of Funded Debt to the sum of
         (a) EBITDAR plus (b) with respect to each acquisition permitted by this Agreement made during the four consecutive fiscal quarters immediately preceding any date of determination, the aggregate amount of Acquired EBITDAR for the period commencing on the first day of such four fiscal quarter period and ending on the date each such acquisition was made; provided, however, that solely for purposes of Section 5.01(e)(iv), the Leverage Ratio shall be calculated based on a consolidated pro forma basis, with the assumptions that (i) the Recapitalization had been consummated and (ii) the aggregate consideration paid by the Company in connection with the Mirus Acquisition (with the Mass Mutual Series B Note being deemed to be in an amount equal to $35,000,000) constitutes Indebtedness.

                  "LIBOR Lending Office" means with respect to each Bank, the office of such Bank designated as such on Schedule 11.02 or such other office of such Bank as such Bank may from time to time specify by written notice to the Company and the Administrative Agent.

                  "LIBOR Margin" has the meaning set forth in
         Section 3.04.

                  "LIBOR Rate" means, for any Interest Period with respect to any LIBOR Rate Loan and each LIBOR Rate Bid Loan in any Bid Borrowing, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum quoted to the Administrative Agent by each Reference Bank as the rates of interest at which Dollar deposits in an amount comparable to, in the case of LIBOR Rate Bid Loans and with respect to each LIBOR Rate Bid Loan in the applicable Bid Borrowing, such LIBOR Rate Bid Loan to be borrowed in such Bid Borrowing, and, in the case of LIBOR Rate Loans, the principal amount of the LIBOR Rate Loan to be made, converted or continued under this Agreement for such Interest Period and having a term comparable to such Interest Period, would be offered by such Reference Bank to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  "LIBOR Rate Bid Loan" means a Bid Loan that bears interest based on the LIBOR Rate, excluding any adjustment for Eurodollar reserves pursuant to Section 4.06.

                  "LIBOR Rate Loan" means a Committed Loan that bears interest based on the LIBOR Rate.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code as in effect in the State of California or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease; provided, however, that a Lien shall not be deemed to arise from reverse repurchase agreements where the Borrower is the seller or from programs where the Company lends securities.

                  "Loan" means a Committed Loan or a Bid Loan (collectively, the "Loans").

                  "Loan Documents" means this Agreement, the Assumption Agreement, the Committed Notes, the Bid Notes and the Fee Letters.

                  "Majority Banks" means, subject to the last paragraph of
         Section 11.01, Banks then having at least 51% of the Aggregate Commitment or if the Commitments shall have terminated, Banks holding at least 51% of the aggregate unpaid principal amount of the Loans.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

                  "Mass Mutual Notes" means the Series A Promissory Note in the amount of $62,000,000 and the Series B Promissory Note projected to be in the amount of approximately $35,000,000, respectively, issued (or in the case of the Series B Promissory Note, projected to be issued in substantially the same form as the Series A Note other than with respect to the face amount, which shall not exceed $40,000,000) by the Company to Massachusetts Mutual Life Insurance Company in connection with the Mirus Acquisition.

                  "Material Adverse Effect" means any circumstance or event that constitutes a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

                  "Maturity Date" means the earlier to occur of (a) May 15, 2001 (or the date to which such date has been extended pursuant to Section 2.11) and (b) the date on which the Aggregate Commitment is terminated in accordance with the provisions of this Agreement.

                  "Mirus Acquisition" means the acquisition of Mirus Insurance Company by the Company from Massachusetts Mutual Life Insurance Company pursuant to the Purchase Agreement dated as of January 5, 1996.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "NationsBank" means NationsBank of Texas, N.A.

                  "Net Worth" means, at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

                  (a) the amount of capital stock (less the cost of treasury shares), plus

                  (b) the amount of additional-paid-in-capital, surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

                  "Non-Consenting Bank" has the meaning specified in Section
         4.08.

                  "Note" means a Committed Note or a Bid Note, and "Notes" means the Committed Notes and the Bid Notes.

                  "Notice of Committed Borrowing" means a notice given by the Company to the Administrative Agent pursuant to Section 2.03, in substantially the form of Exhibit B.

                  "Notice of Conversion/Continuation" means a notice given by the Company to the Administrative Agent pursuant to Section 2.04, in substantially the form of Exhibit C.

                  "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

                  "Obligations" means all Loans, Indebtedness, advances, debts, liabilities, indemnifications, reimbursements, obligations, covenants and duties owing by the Company to any Bank or any Agent, or any indemnification owed to any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

                  "Operating Lease" means, as applied to any Person, any lease of Property which is not a Capital Lease.

                  "Ordinary Course of Business" means, in respect of any transaction involving the Company or any Subsidiary of the Company, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

                  "Organization Documents" means, for any corporation, the certificate or articles of incorporation or charter, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  "Other Taxes" has the meaning specified in Section 4.01(b).

                  "Participant" has the meaning specified in Section 11.08(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

                  "Permitted Investments" means: (a) direct obligations of the United States of America or of any of its agencies or obligations guaranteed as to principal and interest by the United States of America or by any of its agencies, in any case maturing not more than 90 days from the date of acquisition of such obligation; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition; (c) commercial paper rated A-2 or better or P-2 by S&P or Moody's, respectively, maturing not more than 180 days from the date of acquisition; (d) any repurchase agreement with any financial institution the short-term obligations of which are rated "P-2" or better by Moody's or "A-2" or better by S&P, which agreement is secured by any one or more securities of the type described in clause (a) above; and
         (e) other readily marketable securities acquired in conformance with the Company's "investment policy" dated October 19, 1993 (a copy of which has been delivered to the Agents and the Banks) and any amendments to such investment policy so long as such amendments do not substantially modify such investment policy; provided, however that (i) the amount invested in equity securities (other than such securities of Subsidiaries of the Company) at any one time shall not exceed 20% of the amount invested in all securities (other than securities of Subsidiaries of the Company) and (ii) the amount invested in repurchase agreements at any one time shall not exceed 20% of the amount invested in all securities (other than securities of Subsidiaries of the Company).

                  "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts; provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view"; and (b) such Swap Contracts do not contain any provision (commonly known as a "walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Plan" means a Multiemployer Plan or a Qualified Plan.

                  "Prior Credit Agreement" means that certain Credit Agreement dated as of October 19, 1994 among the Company, the banks party thereto and the Administrative Agent.

                  "Pro Rata Share" means, as to any Bank, the percentage equivalent of such Bank's Commitment divided by the Aggregate Commitment.

                  "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  "Proxy" means the Company's proxy statement dated April 10, 1996 for solicitation of the shareholder vote in connection with the Recapitalization.

                  "Qualified Plan" means a pension plan intended to be tax-qualified under Section 401(a) of the Code, which is subject to Title IV of ERISA and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five plan years, but excluding any Multiemployer Plan.

                  "Recapitalization" means the recapitalization, recharacterization, merger and other transactions to be effected pursuant to the terms and conditions of the Recapitalization Agreements, including (a) the Company's payment of a special cash dividend to the holders of the Company's common stock, (b) the BCC Conversion and (c) the merger of the Company with and into Converted BCC.

                  "Recapitalization Agreement" means the Amended and Restated Recapitalization Agreement dated as of March 31, 1995 as executed on February 20, 1996 among BCC, the Company, the Health Foundation, and the Western Foundation for Health Improvement, a California nonprofit public benefit corporation, as in effect on the date of the execution and delivery of this Agreement.

                  "Recapitalization Agreements" means (a) the Recapitalization Agreement and (b) the other material documents executed in connection with the transactions contemplated by the Recapitalization Agreement as listed in Part B of Schedule 6.20 to this Agreement.

                  "Recapitalized Company" means WellPoint Health Networks Inc., a California corporation, the successor to the Company and BCC following the consummation of the transactions contemplated by the Recapitalization Agreements.

                  "Reference Banks" means each of BofA, Chemical Bank and NationsBank (or their respective Lending Offices, as the case may be).

                  "Regulatory Tangible Net Equity" shall mean, for any HMO, "tangible net equity," "tangible equity" or any similar term, as defined by any HMO Regulation promulgated by any HMO Regulator as shall be applicable to such HMO.

                  "Regulatory Tangible Net Equity Requirement" shall mean, as to any HMO, the minimum level at which an HMO is required by any applicable HMO Regulation or HMO Regulator to maintain its Regulatory Tangible Net Equity.

                  "Replacement Bank" means a financial institution that (a) has agreed to acquire and assume all or part of a Bank's Loans and Obligations pursuant to Section 4.08 and (b) is reasonably satisfactory to the Agents, the Majority Banks (determined without counting the interest of the replaced Bank) and the Company.

                  "Reportable Event" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations under ERISA, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

                  "Responsible Officer" means the chief executive officer or the president of the Company, the Senior Vice President and General Counsel of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                  "Restricted Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company (including common and preferred) or any of the Company's Subsidiaries or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company or any of the Company's Subsidiaries.

                  "SEC" means the Securities and Exchange Commission, or any entity succeeding to any of its principal functions.

                  "S&P" means Standard & Poor's Ratings Group.

                  "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the Ordinary Course of Business; (d) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 51% of the Voting Stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

                  "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and the termination value or values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a) the amounts determined as the mark-to-market value or values for such Swap Contracts.

                  "Syndication Agent" has the meaning specified in the preamble to this Agreement.

                  "Taxes" has the meaning specified in Section 4.01(a).

                  "Total Assets" means, at any date of determination, all property, whether real, personal, tangible, intangible or otherwise, that, in accordance with GAAP, should be included in determining total assets as shown on the assets portion of a balance sheet.

                  "Transferee" has the meaning specified in Section 11.08(e).

                  "Type" means, as to any Loan, its nature as a Base Rate Loan, a LIBOR Rate Loan or a LIBOR Rate Bid Loan.

                  "Undertakings" means the Amended and Restated Undertakings dated as of March 5, 1996 among BCC, the Company, CaliforniaCare Health Plans, Wellpoint Dental Plan, Wellpoint Pharmacy Plan, Wellpoint Life Insurance Company, Unicare Life Insurance Company and Comprehensive Integrated Marketing Services, Inc.

                  "Unfunded Pension Liabilities" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each mean the United States of America.

                  "Voting Stock" means shares of stock of a corporation of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than stock having such power only by reason of the happening of a contingency.

                  "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

                  "Withdrawal Liabilities" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to
         Section 4243 of ERISA.

                1.02   Other Interpretive Provisions.

                (a) Defined Terms. Unless otherwise specified, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

                (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                (c)    Certain Common Terms.

                       (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                       (ii) The term "including" is not limiting and means "including without limitation."

                (d) Performance; Time. Whenever any performance Obligation shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

                (e) Contracts. Unless otherwise expressly provided, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                (h) Independence of Provisions. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

                (i) Construction. This Agreement and the other Loan Documents are the result of negotiations between the Company and the Agents and the Banks and have been reviewed by counsel to all parties. Accordingly, they shall not be construed against the Banks or the Agents merely because of the Agents' or Banks' involvement in their preparation.

                1.03   Accounting Principles.

                (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, all financial computations required under this Agreement shall be made and all financial statements and certificates and reports as to financial matters required to be delivered under this Agreement shall be prepared, in accordance with GAAP, consistently applied; provided, however, that, if GAAP shall have been modified after the Effective Date and the application of such modified GAAP shall have a material effect on such financial computations (including the computations required for the purpose of determining compliance with the covenants set forth in Article VIII), then such computations shall be made and such financial statements, certificates and reports shall be prepared, and all accounting terms not otherwise defined herein shall be construed, in accordance with GAAP as in effect prior to such modification, unless and until the Majority Banks and the Company shall have agreed upon the terms of the application of such modified GAAP.

                (b) References herein to "fiscal year" of the Company, refer to the fiscal period of the Company the last day of which is December 31 of each year and references to "fiscal quarter" refer to each of the fiscal periods of the Company, the last day of which is March 31, June 30 and September 30 of each year, respectively.

                                   ARTICLE II
                               THE COMMITTED LOANS

                2.01 The Commitments. Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans in Dollars to the Company pursuant to its Commitment (each such loan, a "Committed Loan") from time to time on any Business Day during the period from the Effective Date to the Maturity Date, in an aggregate amount outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time; provided, however, that, after giving effect to any Committed Borrowing of Committed Loans, the aggregate principal amount of all outstanding Committed Loans and all outstanding Bid Loans shall not in any event exceed the Aggregate Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, during such period the Company may borrow under this Section 2.01, prepay pursuant to Section 2.06 and reborrow pursuant to this Section 2.01, and may convert or continue Committed Loans as provided in Section 2.04. No more than ten separate Interest Periods in respect of LIBOR Rate Loans (including Bid Loans) from the Banks may be outstanding at any one time.

                2.02 Loan Accounts. (a) The Committed Loans made by each Bank shall be evidenced by one or more loan accounts maintained by the Administrative Agent and such Bank in the Ordinary Course of Business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Committed Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Committed Loans.

                (b) Upon the request of any Bank made through the Administrative Agent, the Committed Loans made by such Bank may be evidenced by one or more Committed Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Committed Note(s) the date, amount and maturity of each Committed Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Committed Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Committed Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Committed Note to such Bank.

                2.03   Procedure for Committed Borrowings.

                (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in accordance with Section 11.02 in the form of a Notice of Committed Borrowing, which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing date, in the case of LIBOR Rate Loans, and (ii) on the requested Borrowing date, in the case of Base Rate Loans, specifying in each case: (A) the amount of the Committed Borrowing, which shall be in an aggregate minimum principal amount of $5,000,000 and any multiple of $1,000,000 in excess thereof for each Type of Loan; (B) the requested Borrowing date, which shall be a Business Day; (C) whether the Committed Borrowing is to consist of LIBOR Rate Loans or Base Rate Loans; and
(D) the duration of the Interest Period applicable to LIBOR Rate Loans included in such notice. If the Notice of Committed Borrowing shall fail to specify the duration of the Interest Period for any Committed Borrowing comprising LIBOR Rate Loans, such Interest Period shall be one month.

                (b) Upon receipt of a Notice of Committed Borrowing, the Administrative Agent will promptly notify each Bank thereof and of the amount of such Bank's Pro Rata Share of the Committed Borrowing.

                (c) Each Bank will make the amount of its Pro Rata Share of the Committed Borrowing available to the Administrative Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing date requested by the Company in funds immediately available to the Administrative Agent. Any such amount which is received by the Administrative Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the immediately succeeding Business Day. The proceeds of all such Committed Loans will then be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company of like funds as received by the Administrative Agent.

                (d) Unless the Majority Banks shall otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Committed Loan be made as, or converted into or continued as, a LIBOR Rate Loan.

                2.04   Conversion and Continuation Elections.

                (a) The Company may (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans;
(ii) elect to convert on the last day of the Interest Period therefor, any LIBOR Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Base Rate Loans; or
(iii) elect to continue, on the last day of the Interest Period therefor, any LIBOR Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof); provided, that if the aggregate amount of LIBOR Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, LIBOR Rate Loans shall terminate.

                (b) Each conversion or continuation shall be made upon irrevocable written notice in the form of a Notice of Conversion/Continuation, which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days in advance of the Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans; and (ii) on the Conversion Date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed Conversion Date; (B) the aggregate amount of Loans to be converted or continued; (C) the nature of the proposed conversion or continuation; and (D) the duration of the requested Interest Period, if applicable.

                (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Company has failed to select a new Interest Period to be applicable thereto, or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Bank thereof, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Bank with respect to which the notice was given.

                2.05 Voluntary and Involuntary Reduction or Termination of Commitments.

                (a) The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, (i) so long as no Loans are outstanding, terminate the Aggregate Commitment or (ii) permanently reduce the unused portion of the Aggregate Commitment (for which purpose use of the Aggregate Commitment shall be deemed to include the aggregate principal amount of all Bid Loans) by an aggregate minimum amount of $10,000,000 or any multiple of $5,000,000 in excess thereof; provided that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the sum of the then outstanding principal amount of all Committed Loans plus the then outstanding principal amount of all Bid Loans would exceed the amount of the Aggregate Commitment then in effect and, provided, further, that once reduced in accordance with this
Section 2.05, the Aggregate Commitment may not be increased. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment in accordance with such Bank's Pro Rata Share. All accrued commitment fees to, but not including the effective date of any termination or reduction of Commitments, shall be paid on the effective date of such termination or reduction (in the case of any reduction on the amount so reduced); and

                (b) The Aggregate Commitment shall be automatically reduced to zero on the Maturity Date.

                2.06 Optional Prepayments. Subject to Section 4.04, the Company may, at any time or from time to time, upon at least three Business Days' written notice to the Administrative Agent, which notice must be received prior to 9:00 a.m. (San Francisco time), ratably prepay Committed Loans in whole or in part, in amounts of $5,000,000 or any larger multiple of $1,000,000. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or LIBOR Rate Loans, or any combination thereof; provided that LIBOR Rate Loans prepaid other than on the last day of an Interest Period for such Loans shall be subject to the terms of
Section 4.04. Such notice shall not thereafter be revocable by the Company and the Administrative Agent will promptly notify each Bank thereof and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of LIBOR Rate Loans, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04. Accrued interest on prepaid Base Rate Loans shall remain payable in arrears on the next Interest Payment Date.

                2.07 Repayment of Principal. The Company shall pay to the Administrative Agent for the account of each Bank the entire outstanding principal amount of such Bank's Committed Loans, and each Committed Loan shall mature, on the Maturity Date. In addition, if at any time the aggregate principal amount of the Loans shall exceed the Aggregate Commitment, the Company shall immediately prepay Loans in an aggregate amount equal to such excess.

                2.08   Interest on Committed Loans.

                (a) Subject to Section 2.08(c), each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the LIBOR Rate plus the Applicable Amount in effect in accordance with Annex I for LIBOR Rate Loans, and each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the Base Rate.

                (b) Interest on each Committed Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of LIBOR Rate Loans pursuant to Section 2.06 for the portion of the LIBOR Rate Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request of the Majority Banks.

                (c) While any Event of Default exists pursuant to Section 9.01(a), 9.01(c), 9.01(h) or 9.01(i), the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all

Loans, fees, and other payment Obligations due and unpaid as follows: (i) in the case of Loans, at a rate per annum which is determined by adding two percent (2%) per annum to the interest rate otherwise applicable for such Loans and (ii) in the case of all other payment Obligations, at a rate per annum equal to the Base Rate plus two percent (2%); provided, however, that, on and after the expiration of any Interest Period applicable to any LIBOR Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Committed Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus two percent (2%).

                2.09   Fees.

                (a) Facility Fee. The Company shall pay to the Administrative Agent for the account of each Bank a facility fee (the "Facility Fee"), equal to the Applicable Amount then in effect for the Facility Fee, on the amount of such Bank's Commitment (without regard to usage), as such Commitment may be reduced pursuant to Section 2.05, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, based upon the average daily amount of such Bank's Commitment for such quarter, as calculated by the Administrative Agent. The Facility Fee shall accrue during the period from the Effective Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on the first such date to occur after the Effective Date through the Maturity Date, with the final payment to be made on the Maturity Date; provided that, in connection with any termination of Commitments pursuant to Section 2.05, the accrued Facility Fee calculated for the period ending on such date shall also be paid on the date of such termination. The Facility Fee provided in this Section 2.09(a) shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

                (b) Structuring and Arrangement Fee and Other Fees. The Company shall pay to the Administrative Agent (i) for the account of the Co-Arrangers a structuring and arrangement fee and (ii) such other fees and sums in the amounts and at the times set forth in the Co-Arrangers' Fee Letter.

                (c) Agency Fee. The Company shall pay to the Administrative Agent for the Administrative Agent's own account an agency fee and other sums in the amount and at the times set forth in the Administrative Agent Fee Letter.

                2.10   Computation of Fees and Interest.

                (a) All computations of interest payable in respect of Base Rate Loans and the Facility Fee shall be made on the basis of a year of 365 or 366 days (unless the Base Rate is calculated by reference to the Federal Funds Rate, in which case the Base Rate shall be based on a year of 360 days), as the case may be, and actual days elapsed. All other computations of interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                (b) The Administrative Agent will, with reasonable promptness, notify the Company and the Banks of each determination of a LIBOR Rate and any other change in interest rates hereunder; provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Administrative Agent.

                (c) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Administrative Agent will deliver to the Company and, at the request of any Bank, deliver to such Bank, a statement showing the quotations used by the Administrative Agent in determining any interest rate.

                2.11 Optional Extension of Commitments. The Company may request the Banks to extend the Maturity Date for a period of one year by delivering a written request for such extension to the Administrative Agent and each Bank on or before the 30th day (but no more than 60 days) prior to each anniversary of the Effective Date; and, if such extension has been effected, the Company may again request that the Banks extend the Maturity Date for one additional period of one year by delivering a written request for such additional extension to the Administrative Agent on or before the 30th day (but no more than 60 days) prior to the sixth anniversary of the Effective Date. Each such extension shall require the unanimous consent of the Banks. Each Bank shall respond in writing to the Company's request for extension by providing written notice of its acceptance or rejection of such request to the Administrative Agent within 15 Business Days after the date on which such written request was transmitted by the Company. Any Bank not responding within such period shall be deemed to have rejected such request for extension. In the event any Bank rejects or is deemed to have rejected a request for extension pursuant to this
Section 2.11, the replacement of any
such Bank and extension of the Commitments, if any, shall be governed by Section
4.08. The Maturity Date shall in no event be after the date which is the seventh anniversary of the Effective Date.

                                   ARTICLE III
                                  THE BID LOANS

                3.01 Bid Loan Availability. Subject to the other terms and conditions of this Agreement, each Bank hereby severally agrees that the Company may, as set forth in Section 3.02, from time to time on any Business Day from the Effective Date to the Maturity Date, request one or more Banks to submit offers to make Bid Loans to the Company in Dollars; provided, however, that, after giving effect to any Bid Borrowing of Bid Loans, the aggregate principal amount of all outstanding Committed Loans and all outstanding Bid Loans shall not in any event exceed the Aggregate Commitment, although the aggregate principal amount of all outstanding Committed Loans and Bid Loans made by any individual Bank may exceed such Bank's Commitment; provided, further, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers.

                3.02 Procedure for Bid Borrowings. The Company may at any time solicit offers from any or all of the Banks, either directly or by requesting that the Administrative Agent conduct such a solicitation, to make Bid Loans to the Company. When the Company wishes that such solicitation be conducted by the Administrative Agent, the Company shall give irrevocable telephonic notice requesting a Bid Borrowing to the Administrative Agent, followed immediately by delivery of a written notice in the form of a Competitive Bid Request in substantially the form of Exhibit D (which written notice must be received by the Administrative Agent (a) not later than 9:00 a.m. (San Francisco time) at least four Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for LIBOR Rate Bid Loans and (b) not later than 8:00 a.m. (San Francisco time) at least one Business Day prior to the date of the proposed Bid Borrowing, in the case of a request for Absolute Rate Bid Loans), specifying:

                 (i) the date of the proposed Bid Borrowing, which shall be a Business Day;

                (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

               (iii) the duration of the Interest Period or Periods applicable thereto, subject to the provisions of the definition of Interest Period and amount for each Interest Period; and

                (iv) whether the Bid Loans requested are LIBOR Rate Bid Loans or Absolute Rate Bid Loans (but not both if such solicitation is to be made by the Administrative Agent).

Each Competitive Bid Request shall be accompanied by a bid request fee in the amount set forth in the Fee Letter referred to in Section 2.09(c). If a solicitation is conducted by the Administrative Agent, the Company may not (i) request Competitive Bids for more than three Interest Periods, (ii) request more than one Type of Bid Loan in a single Competitive Bid Request or (iii) request that the Administrative Agent solicit Bid Loans more than once in any consecutive seven Business Day period. Notwithstanding any other provision contained in this Agreement: (A) after giving effect to any Bid Borrowing, there shall not be more than ten different Bid Loans outstanding and (B) after giving effect to any funding conversion or continuation of Committed Loans, there may not be more than ten different Interest Periods in effect in respect of all Committed Loans and Bid Loans together outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous).

                3.03 Invitations for Submission of Competitive Bids. If the Administrative Agent is soliciting bids, promptly upon its receipt of a Competitive Bid Request, the Administrative Agent shall notify the Banks of such receipt and provide a copy thereof to each Bank. If the Company is directly soliciting offers to make Competitive Bids, the Company shall send by facsimile to the Bank or Banks from which the Company wishes to solicit offers (with a copy to the Administrative Agent) a Competitive Bid Request so that such Competitive Bid Request, which must be received by such Bank or Banks no later than (i) 9:00 a.m. (San Francisco time) at least three Business Days prior to the date of the proposed Bid Borrowing in the case of LIBOR Rate Bid Loans and
(ii) 6:30 a.m. (San Francisco time) on the date of the proposed Bid Borrowing in the case of Absolute Rate Bid Loans, in each case specifying the same matters as set forth in clauses (i), (ii), (iii) and (iv) of such Section 3.02.

                3.04   Submission of Competitive Bids.

                (a) In response to a Competitive Bid Request, each Bank, or in the case of a solicitation by the Company, each Bank that has received such Competitive Bid Request, may, at its option, irrevocably submit a Competitive Bid containing an offer to make one or more Bid Loans at a rate or rates of interest specified by such Bank in its sole discretion. If the solicitation was conducted by the Administrative Agent, each Competitive Bid must be submitted to the Administrative Agent before 6:45 a.m. (San Francisco time) (i) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for LIBOR Rate Bid Loans and (ii) on the date of the proposed Bid Borrowing, in the case of a request for Absolute Rate Bid Loans; provided, that any Competitive Bids submitted by BofA must be submitted before 6:30 a.m. (San Francisco time) (A) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for LIBOR Rate Bid Loans, and (B) on the date of the proposed Bid Borrowing, in the case of a request for Absolute Rate Bid Loans. If the solicitation was conducted by the Company, each Competitive Bid must be submitted to the Company before (i) 10:00 a.m. (San Francisco time) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for LIBOR Rate Bid Loans and (ii) 7:00 a.m. (San Francisco time) on the date of the proposed Bid Borrowing, in the case of a request for Absolute Rate Bid Loans, unless otherwise specified by the Company in its Competitive Bid Request.

                (b) Each Competitive Bid shall be substantially in the form of Exhibit E and shall specify:

                 (i)   the proposed date of the Bid Borrowing;

                (ii) the principal amount of each Bid Loan and the Interest Period for such loan, for which such Competitive Bid is being made, which aggregate principal amount (x) may be equal to, greater than or less than such Bank's Commitment, (y) must be at least $5,000,000 or a larger multiple of $1,000,000 and (z) may not exceed the principal amount of the Bid Loans for which Competitive Bids were requested;

               (iii) in the case of a request for LIBOR Rate Bid Loans, the margins above or below the applicable LIBOR Rate (the "LIBOR Margin") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable LIBOR Rate and the applicable Interest Period;

                (iv) in the case of a request for Absolute Rate Bid Loans, the rate per annum (the "Absolute Rate"), expressed in multiples of 1/1000th of one basis point offered for each such Bid Loan and the applicable Interest Period;

                 (v) the maximum aggregate principal amount of all Bid Loans being offered by such Bank; and

                (vi)   the identity of the quoting Bank.

Competitive Bids may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Competitive Bid Request.

                (c) Any Competitive Bid shall be disregarded if it: (i) is not substantially in conformity with Exhibit E or does not specify all of the information required by Section 3.04(b); (ii) contains qualifying, conditional or similar language; (iii) proposes terms other than or in addition to those set forth in the applicable Competitive Bid Request; or (iv) arrives after the time set forth in Section 3.04(a) above.

                (d) Notwithstanding anything to the contrary contained in this section, a Competitive Bid may contain, and will not be disregarded if it does contain, a restriction on the use of proceeds consistent with Section 7.10.

                3.05 Notice to Company. In the event that the solicitation for Competitive Bids was conducted by the Administrative Agent, then, no later than 7:15 a.m. (San Francisco time) on the date of the proposed Bid Borrowing (or, in the case of a Bid Borrowing of LIBOR Rate Bid Loans, on the third Business Day prior to the date of the proposed Bid Borrowing), the Administrative Agent shall notify the Company of the terms of any Competitive Bid submitted by a Bank that is in accordance with Section 3.04. The Administrative Agent's notice to the Company shall specify (a) the respective principal amounts and LIBOR Margins or Absolute Rates, as the case may be, so offered and (b) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request.

                3.06 Acceptance and Rejection of Competitive Bids. Not later than 7:45 a.m. (San Francisco time) in the case of a solicitation by the Administrative Agent and, in the case of a solicitation by the Company, not later than (i) 11:00 a.m. (San Francisco time) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a Bid Borrowing of LIBOR Rate Bid Loans and (ii) 8:30 a.m. (San Francisco time) on the date of such Bid Borrowing in the case of a Bid Borrowing of Absolute Rate Bid Loans, unless otherwise specified by the Company in its Competitive Bid Request, the Company shall notify the Administrative Agent of either:

                (a) its cancellation of such Bid Borrowing by giving the Administrative Agent and each of the Banks having made an offer for such Bid Loan notice thereof; or

                (b) its acceptance of one or more of the offers for any Interest Period made by any Bank or Banks pursuant to Section 3.04 and its rejection of any such remaining offers made by the Banks, all in its sole discretion; provided, however, that: (A) the principal amount of each Bid Loan shall be not less than the minimum amount nor more than the maximum amount notified to the Company for such Bid Loan pursuant to
        Section 3.04 (but which Bid Loans shall not, in the aggregate, exceed the aggregate amount of Bid Loans requested pursuant to Section 3.02) to be made by each such Bank as part of such Bid Borrowing; (B) acceptance by the Company of offers for Bid Loans may only be made on the basis of ascending interest rates applicable to the same Interest Period; (C) if offers are made by two or more Banks with the same interest rate applicable to the same Interest Period for a greater aggregate amount than the amount for which such offers are accepted, the principal amount of Bid Loans accepted shall be allocated among such Banks by the Administrative Agent or the Company as the case may be (depending on which of these parties conducted the solicitation) as nearly as possible (in such multiples not less than $1,000,000 or integral multiples of $1,000,000 in excess thereof) in proportion to the aggregate principal amount of such offers; (D) in the event the Company does not, before the time stated above, either cancel the proposed Bid Borrowing pursuant to clause (a) above or accept one or more of the offers pursuant to this clause (b), such Bid Borrowing shall irrevocably be deemed cancelled in its entirety; and (E) in the event the Company accepts one or more of the offers in accordance with this clause (b) but does not expressly reject or accept the remaining offers, such remaining offers shall automatically be deemed rejected; provided, further, that with respect to solicitations for Competitive Bids made directly by the Company, the Company may accept such Competitive Bids in whole or in part.

                3.07   Notification and Making of Bid Loans.

                (a) Promptly after the Company has notified the Administrative Agent of its acceptance of any offer or offers pursuant to
Section 3.06, the Administrative Agent shall notify each Bank that submitted a Competitive Bid whether its offer has been accepted and, if its offer has been accepted, the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                (b) If the Company accepts one or more of the offers to make Bid Loans made by any Bank or Banks, each such Bank which is to make a Bid Loan or Bid Loans as part of such Bid Borrowing shall, subject to satisfaction of the conditions set forth in Section 5.02, on the Bid Borrowing date of such proposed Bid Borrowing make the amount of such Bid Loan available to the Administrative Agent in immediately available funds, by remitting such amount to the Agent's Payment Office for the account of the Company no later than 11:00 a.m. (San Francisco time) in the case of a solicitation by the Administrative Agent and noon (San Francisco time) in the case of a solicitation by the Company on the Borrowing date. Upon satisfaction of the conditions set forth in Section 5.02, the Administrative Agent shall make available to the Company on such Borrowing date the aggregate of the amounts so made available by such Banks by causing an amount of immediately available funds equal to such aggregate amount received by the Administrative Agent to be credited to the account of the Company at such office of the Administrative Agent.

                (c) If such solicitation was conducted by the Administrative Agent, after the Administrative Agent has been notified of the offers accepted by the Company pursuant to Section 3.06, the Administrative Agent shall notify all Banks of the ranges of bids submitted and the highest and lowest bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                3.08 Notification of Rates. Upon being notified by the Company of the amount of, and the applicable Interest Period for, any LIBOR Rate Bid Loan, the Administrative Agent shall determine the LIBOR Rate and give notice thereof to the Company and the relevant Bank or Banks two Business Days prior to the date of the Bid Borrowing of such LIBOR Rate Bid Loan.

                3.09 Repayment of Bid Loans. The Company shall repay to the Administrative Agent for the account of each Bank that makes any Bid Loan the principal amount of such Bid Loan, and when such Bid Loan shall mature, on the last day of the Interest Period for such Bid Loan. Bid Loans may not be voluntarily prepaid, unless such prepayment has been consented to by the Bank having made such Bid Loan, nor converted to Loans of another Type or continued. If any such prepayment is consented to by the applicable Bid Bank, the Company shall provide at least three Business Days notice prior to any such prepayment to such Bid Bank and the Administrative Agent.

                3.10   Interest on Bid Loans.

                (a) Subject to Section 3.10(c), the Bid Loans shall bear interest on the unpaid principal amount thereof from the date made to maturity (whether by acceleration or otherwise) at a rate per annum equal to the interest rate accepted pursuant to Section 3.07.

                (b) Subject to Section 3.10(c), interest shall be payable in arrears on each Interest Payment Date applicable to the relevant Bid Loan. All computations of interest payable in respect of Bid Loans shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest shall accrue during each period during which interest is computed from the first day thereof to the last day thereof.

                (c) While any Event of Default exists pursuant to Section 9.01(a), 9.01(c), 9.01(h) or 9.01(i), the Company shall pay interest on Bid Loans as set forth in Section 2.08(c).

                3.11   Bid Notes.

                (a) The Bid Loans made by each Bank shall be evidenced by one or more loan accounts maintained by the Administrative Agent and such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Bid Loan made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company to pay any amount owing with respect to the Bid Loan.

                (b) Upon the request of any Bank made through the Administrative Agent, the Bid Loans made by such Bank may be evidenced by one or more Bid Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Bid Notes the date, amount and maturity of each Bid Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Bid Notes and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Bid Loan shall not limit or otherwise affect the obligations of the Company to such Bank.

                3.12 Utilization of Commitments. For purposes of Section 2.01, each outstanding Bid Loan shall be deemed to utilize the Commitment of each Bank (whether or not it is making such a Bid Loan) by an amount equal to such Bank's Pro Rata Share of the amount of such Bid Loan. Except as specifically set forth in the immediately preceding sentence, Bid Loans shall not constitute a utilization of the Commitment of the Bank making such Bid Loan.

                                   ARTICLE IV
                     TAXES, YIELD PROTECTION AND ILLEGALITY

                4.01   Taxes.

                (a) Subject to Section 4.01(g), any and all payments by the Company to each Bank or each Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and each Agent, such taxes (including income taxes or franchise taxes and levies with respect thereto) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

                (c) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or any Agent, then, subject to Section 4.01(g):
(i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 4.01), such Bank or Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions been made; (ii) the Company shall make such deductions; and
(iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                (d) The Company agrees to indemnify and hold harmless each Bank and each Agent for the full amount of (i) Taxes, (ii) Other Taxes, and
(iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date a Bank or an Agent makes written demand therefor.

                (e) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank and each Agent evidence of payment satisfactory to such Bank and Agent.

                (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that: (i) it shall, no later than the Effective Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 11.08 after the Effective Date, the date upon which the Bank becomes a party hereto) deliver to the Company through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax; (ii) if at any time the Bank makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Company through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax; (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank and deliver to the Company through the Administrative Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and (iv) it shall, promptly upon the Company's or the Administrative Agent's reasonable request to that effect, deliver to the Company or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable Governmental Rules in order to establish such Bank's tax status for withholding purposes.

                (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 4.01(d) to any Bank for the account of any Lending Office of such Bank: (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 4.01(f) in respect of such Lending Office; (ii) if such Bank shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to Section 4.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office as a result of the status of such Bank for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or (iii) if the Bank shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to Section 4.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

                (h) If the Company is required to pay any amount to any Bank or any Agent pursuant to Section 4.01(d), then such Bank shall use its reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

                4.02   Illegality.

                (a) If any Bank shall reasonably determine, based upon the advice of its counsel, that the introduction of any Governmental Rule, or any change in any Governmental Rule or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, the obligation of that Bank to make LIBOR Rate Loans shall be suspended until the Bank shall have notified the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

                (b) If a Bank shall reasonably determine, based upon the advice of its counsel, that it is unlawful to maintain any LIBOR Rate Loan or LIBOR Rate Bid Loan, the Company shall prepay in full all LIBOR Rate Loans and LIBOR Rate Bid Loans of that Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such LIBOR Rate Loans or LIBOR Rate Bid Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loans or LIBOR Rate Bid Loans, together with any amounts required to be paid in connection therewith pursuant to Section 4.04.

                (c) If the Company is required to prepay any LIBOR Rate Loan or LIBOR Rate Bid Loan immediately as provided in Section 4.02(b), then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                (d) If the obligation of any Bank to make or maintain LIBOR Rate Loans has been suspended as provided in Section 4.02(a), the Company may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as LIBOR Rate Loans shall be instead Base Rate Loans.

                (e) Before giving any notice to the Administrative Agent pursuant to this Section 4.02, the affected Bank shall designate a different Lending Office with respect to its LIBOR Rate Loans or LIBOR Rate Bid Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank.

                4.03   Increased Costs and Reduction of Return.

                (a) If any Bank shall determine that, due to and as a result of either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case occurring after the Effective Date, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining its Commitment hereunder or any LIBOR Rate Loans or LIBOR Rate Bid Loans, then the Company shall be liable for, and shall from time to time, within 15 days following a demand therefor by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank, with any Capital Adequacy Regulation resulting from any change in the interpretation or administration thereof (in each case occurring after the Effective Date); affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank (with a copy to the Administrative Agent), the Company shall, within 15 days following demand, pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

                (c) If the Company is required to pay additional amounts to any Bank pursuant to Section 4.03(a), then such Bank shall use its reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Lending Office with respect to its LIBOR Rate Loans so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank. Notwithstanding the foregoing, the

Company shall not be obligated to compensate such Bank for the amount of such increased cost or reduction incurred with respect to a period of time prior to the date which is 180 days before the date on which such Bank first notifies the Company that it intends to claim such compensation or that an event has occurred which will entitle it to such compensation; it being understood that the calculation of the actual amounts may not be possible within such period and that such Bank may provide such calculation as soon as reasonably practicable thereafter without affecting or limiting the Company's repayment obligation under this Agreement. In determining such amount, such Bank may use reasonable averaging and attributing methods.

                4.04 Funding Losses. Upon (a) the failure of the Company to make any payment of principal of any LIBOR Rate Loan or LIBOR Rate Bid Loan (including payments made after any acceleration thereof); (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Committed Borrowing or a Notice of Conversion/Continuation or has given its acceptance of a Competitive Bid; (c) the failure of the Company to make any prepayment of any Committed Loan after the Company has given a notice in accordance with Section 2.06; (d) any principal payment in respect of a LIBOR Rate Loan or LIBOR Rate Bid Loan on a day which is not the last day of the Interest Period with respect thereto (including in connection with an extension of the Aggregate Commitment pursuant to Section 2.11); or (e) the conversion pursuant to Section 2.04 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period, the Company shall pay to the appropriate Bank within 15 days of demand an amount equal to the sum of:

                (1) the principal amount of the LIBOR Rate Loan or LIBOR Rate Bid Loan, times the number of days between the date of prepayment or failure to borrow, continue or convert, as applicable (not counting such date), and the last day in the applicable Interest Period (counting such last date), divided by 360, times the applicable Interest Differential, if positive; plus

                (2) all out-of-pocket expenses incurred by the Bank and reasonably attributable to such payment or prepayment.

Each Bank's determination of the amount of any prepayment fee payable under this
Section 4.04 shall be conclusive in the absence of manifest error. Solely for purposes of calculating amounts payable by the Company to the Banks under this
Section 4.04, each LIBOR Rate Loan or LIBOR Rate Bid Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate for such LIBOR Rate Loan or LIBOR Rate Bid Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan or LIBOR Rate Bid Loan is in fact so funded.

                4.05 Inability to Determine Rates. If the Administrative Agent or the Majority Banks shall have determined (i) that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or LIBOR Rate Bid Loan, or (ii) that the LIBOR Rate applicable pursuant to Section 2.08(a) or 3.10 for any requested Interest Period with respect to a proposed LIBOR Rate Loan or LIBOR Rate Bid Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, the Administrative Agent will forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Rate Loans or LIBOR Rate Bid Loans, as the case may be, hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Committed Borrowing or Notice of Conversion/Continuation then submitted by it; and, a Competitive Bid Request shall be deemed automatically revoked. If the Company does not revoke such notice with respect to Committed Loans, the Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

                4.06 Reserves on LIBOR Rate Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Administrative Agent) of such additional interest from such Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

                4.07 Certificates of Banks. Any Bank claiming reimbursement or compensation pursuant to this Article IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the basis for and the computation of the amount payable to the Bank hereunder and such certificate shall be conclusive absent manifest error.

                4.08   Substitution of Banks.

                (a) Replacement of Non-Consenting Banks and Affected Banks. Upon (i) the receipt of notice from a Bank requesting compensation pursuant to
Section 4.01, 4.02, 4.03, or 4.06, or the receipt of notice from the Administrative Agent that a Bank has failed to make Loans pursuant to Article II (in either case, an "Affected Bank") or (ii) a Bank or Banks (other than the Agents) having failed to consent to an extension of the Maturity Date requested in accordance with Section 2.11 (a "Non-Consenting Bank"), but Banks holding at least ninety percent of the Commitments having consented to such an extension, the Company may designate one or more Replacement Banks (which may be one of the other Banks) to replace such Affected Bank or Non-Consenting Bank pursuant to an Assignment and Acceptance substantially in the form of Exhibit G-1, assigning of all such Affected Banks' or Non-Consenting Banks', as applicable, Loans, Notes, Commitments and all related rights, remedies, powers and privileges under this Agreement and any other Loan Document to such Replacement Bank or Replacement Banks. Each Bank hereby consents to such an assignment in the event it becomes an Affected Bank or a NonConsenting Bank and agrees to execute an Assignment and Acceptance and other related documents as required by this Section 4.08. Neither the Agents nor any Bank shall under any circumstance have any obligation to act as a Replacement Bank.

                (b) Replacement Procedure. Any assignment made by a Non-Consenting Bank or Affected Bank pursuant to this Section 4.08 shall be subject to the provisions of Section 11.08 and shall satisfy the following additional conditions:

                 (i) the purchase price payable to the Non-Consenting Bank or Affected Bank shall be an amount in Dollars equal to the outstanding principal amount of such Bank's Loans and shall be payable at such place and in such funds as such Bank may reasonably specify, and the assignment shall be made without recourse to such Bank;

                (ii) all interest, fees and other amounts, including costs incurred under Article IV, payable on Loans being assigned by any Affected Bank or Non-Consenting Bank accrued as of the date of such assignment shall be paid by the

        Company to such Affected Bank or Non-Consenting Bank on the date of such assignment;

               (iii) all reasonable fees and expenses of the Affected Bank or Non-Consenting Bank incurred or to be incurred in connection with such assignment shall promptly be paid by the Company to such Affected Bank or Non-Consenting Bank when due;

                (iv) any assignment of such Affected Bank's or NonConsenting Bank's Loans, Notes, Commitments and all of its related rights, remedies, powers and privileges under this Agreement and any other Loan Document shall be made without representation or warranty (other than the representation and warranty that the Affected Bank or Non-Consenting Bank is the legal and beneficial owner of the interest being assigned, free and clear of any adverse claim); and

                 (v) the Replacement Bank shall pay the Administrative Agent for the account of the Affected Bank or Non-Consenting Bank in immediately available funds all amounts outstanding or payable by such Affected Bank or Non-Consenting Bank under this Agreement or any other Loan Document.

                Upon satisfaction of the conditions set forth above and the execution of the Assignment and Acceptance and any other related documents as required by this Section 4.08, each Replacement Bank shall become a Bank under this Agreement with outstanding Loans and Commitment in the amounts acquired and assumed from the Affected Bank or Non-Consenting Bank. Upon accomplishment of the foregoing, the Affected Bank or NonConsenting Bank (as to the portion assigned as provided above) shall no longer have any obligations under this Agreement and (subject to Section 11.08) shall no longer constitute a Bank for the purposes of this Agreement; provided that if the Replacement Bank or Banks shall be only willing to acquire less than all of an Affected Bank's outstanding Loans and Commitment, the Commitment of the Affected Bank shall not terminate as provided above, but shall be reduced proportionately, and the Affected Bank shall continue to be a Bank under this Agreement with a reduced Commitment. The Company shall provide (x) if applicable, a replacement Committed Note and Bid Note or Bid Notes to each Replacement Bank to reflect the identity of such Replacement Bank and (y) if applicable, a replacement Committed Note Bid Note or Bid Notes to any Replacement Bank that is already a Bank to reflect the increased Commitment of such Bank. Notwithstanding the foregoing, the agreements set forth in Sections 11.04 and 11.05 shall survive the termination of any Affected Bank's or Non-Consenting Bank's Commitment as provided above.

                4.09   Sharing of Payments, Pro Rata Treatment, Etc.

                (a) If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (i) in excess of its Pro Rata Share of payments in respect of the Committed Loans obtained by all the Banks or (ii) in excess of its ratable share of payments in respect of Bid Loans having the same Borrowing date, Interest Payment Date and maturity date, such Bank shall forthwith notify the Administrative Agent of such fact, and purchase from the other Banks such participations (or, if and to the extent specified by such Bank, direct interests) in the Committed Loans or Bid Loans, as applicable, made by the other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the other Banks; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Pro Rata Share (according to the ratio of (y) the amount of such paying Bank's required repayment to (z) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 4.09 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, banker's lien or counterclaim, but subject to Section 11.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.09 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.09 to share in the benefits of any recovery on such secured claim. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 4.09 and will in each case notify the Banks following any such purchases or repayments.

                (b) Except to the extent otherwise provided in this Agreement:
(i) each borrowing of Committed Loans shall be made from the Banks, each payment of facility fees under Section 2.09(a) in respect of Commitments shall be made for the account of the Banks, each termination or reduction of the amount of the Commitments under Section 2.05 shall be applied to the

Commitments of the Banks, pro rata according to their respective Pro Rata Shares, (ii) the making, conversion and continuation of Loans of a particular Type (other than conversions required or permitted under Article IV) shall be made pro rata among the relevant Banks according to their respective Pro Rata Shares and the applicable Interest Period for each Loan of such Type shall be coterminous, and (iii) each payment on account of any Obligations to or for the account of one or more of the Banks in respect of any Obligations due on a particular day (or, if such day is not a Business Day, the next succeeding Business Day) shall be entitled to priority over payments in respect of Obligations not then due and shall be allocated among the Banks entitled to such payments pro rata in accordance with the respective amounts due and payable to such Banks on such day (or Business Day) and shall be distributed accordingly; provided, that if immediately prior to giving effect to any such payment in respect of any Committed Loans the outstanding principal amount of the Committed Loans shall not be held by the Banks pro rata in accordance with their respective Pro Rata Shares in effect at the time such Loans were made (by reason of a failure of a Bank to make a Loan under this Agreement in the circumstances described in the last paragraph of Section 11.01), then such payment shall be applied to the Committed Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Committed Loans being held by the Banks pro rata in accordance with their respective Pro Rata Shares. Nothing in this Section 4.09(b) shall be deemed to prevent, except in the case of shortfall, the differential indemnity and other amounts owing to or for the account of a particular Bank or Banks pursuant to any provisions of any Loan Document which, by their terms, require differential payments.

                4.10   Payments by the Company.

                (a) Except to the extent otherwise provided in this Agreement or another Loan Document, all payments (including prepayments) to be made by the Company in respect of principal, interest, fees or any other amounts payable under this Agreement or under any other Loan Document shall be made (i) in dollars and in immediately available funds, (ii) without set-off, recoupment or counterclaim, and (iii) to the Administrative Agent at the Agent's Payment Office (except as otherwise expressly provided herein) no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute on such date to each Bank, for the account of such Bank's applicable Lending Office for the Loan or other Obligation in respect of which such payment is made, its Pro Rata Share (or other applicable share as expressly provided herein) of principal, interest, fees or any other amounts, in like funds as received. Any payment which is received by the Administrative

Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. The Company shall, at the time of making any payment under this Agreement for the account of any Bank, specify to the Administrative Agent (which shall so notify each intended recipient) to which Loan principal, Loan interest, fee or any other Obligation such payment is to be applied (and in the event that the Company fails so to specify, or if an Event of Default has occurred and is continuing, the Administrative Agent shall distribute such payment to the Banks for application in such manner as the Majority Banks, subject to Section 4.09(b), may determine to be appropriate).

                (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, subject to the provisions set forth in the definition of "Interest Period" herein.

                (c) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full as, when and to the extent required hereunder, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for each such day. If neither the Company nor such Bank or Banks return such payment or amount to the Administrative Agent within three Business Days of the date such payment or amount was made available by the Administrative Agent, then, retroactively to such date, the Company and such Bank or Banks shall each be obligated to pay interest in respect of such payment or amount as follows: (i) if such payment or amount represents a payment to be made by the Company to the Banks, at a rate of interest equal to two percent (2%) plus the otherwise applicable rate (and, in case the recipient or recipients shall return such payment or amount to the Administrative Agent, without limiting the obligation of the Company under Section 2.08 or 3.10 to pay interest to such Bank or Banks at the rate set forth in Section 2.08(c) or 3.10(c) (as and to the extent applicable) in respect of such payment or amount) and (ii) if such payment or amount represents proceeds of a Loan to be made by the Banks to the Company, at a rate of interest equal to the rate provided for such amount or payment in Section 2.08(c) or 3.10(c), as applicable (and, in case the Company shall return such amount to the Administrative Agent, without limiting any claim the Company may have against such Bank or Banks in respect of such amount).

                4.11   Payments by the Banks to the Administrative Agent.

                (a) Unless the Administrative Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, prior to 11:00 a.m. (San Francisco time) on the date of any proposed Borrowing, that such Bank will not make available to the Administrative Agent as, when and to the extent required hereunder for the account of the Company the amount of that Bank's Loan, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing date and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make such amount available to the Company on such date. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice given by the Administrative Agent submitted to any Bank with respect to amounts owing under this Section 4.11(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next Business Day following the date of such Borrowing, the Administrative Agent shall notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate then applicable to the Loans comprising such Borrowing.

                (b) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

                4.12 Survival. The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations and termination of this Agreement.


                                    ARTICLE V
                                   CONDITIONS

                5.01 Conditions Precedent to Initial Borrowing. The obligation of each Bank to make its initial Loan is subject to the condition that (i) the Company shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with the Agents' Attorney Costs, together with such additional amounts of Attorney Costs as shall constitute the Agents' reasonable estimate of Attorney Costs incurred or to be incurred through the closing proceedings; provided that such estimating shall not thereafter preclude final settling of accounts between the Company and the Agents; including any such costs, fees and expenses arising under or referenced in Sections 2.09, 4.01, 11.04 and the Fee Letters; and (ii) the Agents shall have received all of the following, in form and substance satisfactory to the Agents and each Bank and in sufficient copies for the Agents and each Bank:

                (a) Credit Agreement and Notes. This Agreement executed by the Company, the Agents and each of the Banks and, if requested by any Bank, a Committed Note and Bid Note for such Bank, duly completed and executed by the Company;

                (b)    Resolutions; Incumbency.

                           (i) True and complete copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans, certified by the Secretary or an Assistant Secretary of the Company as of the Effective Date as being in full force and effect without amendment or modification;

                          (ii) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents; and

                         (iii) A certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Company.

                (c) Articles of Incorporation; By-laws and Good Standing. Each of the following documents:

                           (i) a true and complete copy of the articles or certificate of incorporation of the Company as in effect on the Effective Date, certified by the Secretary of State (or similar applicable Governmental Authority) of the state of incorporation of the Company as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Effective Date as being in full force and effect without amendment or modification, and the bylaws of the Company as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of the Company as of the Effective Date as being in full force and effect without amendment or modification; and

                          (ii) a good standing certificate for the Company from the Secretary of State (or similar applicable Governmental Authority) of its state of incorporation as of a recent date, together with a bring-down certificate (which may be by facsimile), dated the Effective Date;

                (d)    Legal Opinions.

                           (i) An opinion, dated the Effective Date, of Brobeck, Phleger & Harrison LLP, counsel to the Company, addressed to the Agents and the Banks in substantially the form of Exhibit H-1 and covering such other matters as the Agents and the Banks may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Agents); and

                          (ii) An opinion, dated the Effective Date, of Thomas C. Geiser, Esq., Senior Vice President, General Counsel and Secretary of the Company and addressed to the Agents and the Banks substantially in the form of Exhibit H-2 and covering such other matters as the Agents and the Banks may reasonably request, including as to compliance with the requirements of all applicable HMO Regulations (including applicable Regulatory Tangible Net Equity Requirements) (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Agents);

                (e) Certificate. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating:

                           (i) that the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date; and

                          (ii) that no Default or Event of Default exists or would result from the consummation of the transactions contemplated by this Agreement; and

                         (iii) that since December 31, 1995 no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                          (iv)   the Leverage Ratio as of March 31, 1996; and

                           (v)   the Debt Ratings, as of such date.

                (f) Regulatory Compliance. A certificate of a Responsible Officer to the effect that the Company and each HMO Subsidiary is in compliance in all material respects with the requirements of all applicable HMO Regulations, including the applicable Regulatory Tangible Net Equity Requirements, and with all other applicable Governmental Rules except where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.

                (g) Termination of Prior Credit Agreement. Evidence satisfactory to the Agents of termination of the Prior Credit Agreement by the Effective Date, together with payment in full and in cash, for distribution to the agent and banks parties to the Prior Credit Agreement, of all fees and other amounts payable by the Company under the Prior Credit Agreement that have accrued through the Effective Date.

                (h) Recapitalization Agreement and Mass Mutual Notes. True and complete copies of the Recapitalization Agreement and the Series A Mass Mutual Note, the terms of which shall be satisfactory to the Agents and the Banks, together with copies of all approvals of Governmental Authorities referred to in Section 5.01(i), certified by a Responsible Officer as true and complete copies of the foregoing.

                (i) Approvals. A certificate from a Responsible Officer that all material approvals and consents (including those by shareholders, boards of directors and, to the extent material, Governmental Authorities (including by the California Department of Corporations and pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1978)) necessary or advisable in connection with the Recapitalization shall have been duly obtained or made and remain in effect, with all applicable waiting periods having expired or having been terminated and without any action having been taken by any Person or Governmental Authority to enjoin, restrict or prevent the consummation of the Recapitalization or otherwise to impose any materially adverse condition upon the consummation of the Recapitalization or on the operations of the Company (or the successor to the Company) and its Subsidiaries after the consummation of the Recapitalization.

                (j) No Litigation Challenging. A certificate of a Responsible Officer to the effect that no legal or arbitral proceedings shall be pending or, to the knowledge of the Company, threatened by or before any Governmental Person with respect to the Recapitalization or the making of the Loan that seeks to enjoin, restrict or prevent the consummation of the Recapitalization or the making of any Loan or otherwise to impose materially adverse conditions upon the consummation of the Recapitalization or the making of any Loan or on the operations of the Company and its Subsidiaries after the Recapitalization or that could, if adversely determined, have a Material Adverse Effect.

                (k) BCC Financial Statements. The audited consolidated balance sheet of BCC for the fiscal year ended December 31, 1995 and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year.

                (l) Pro Forma Financial Statements. The pro forma financial statements of the Company, assuming the consummation of the Recapitalization, for the fiscal year ending December 31, 1995.

                (m) Other Documents. Such other approvals, opinions, documents or materials as the Agents or any Bank may reasonably request.

                5.02 Conditions Precedent to All Borrowings. In addition to the conditions set forth in Section 5.01, the obligation of each Bank to make any Loan to be made by it hereunder (including its initial Loan) or to continue or convert any Loan pursuant to Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation or conversion date:

                (a) No Default. No Default or Event of Default shall have occurred and be continuing;

                (b) Notice of Committed Borrowing or Continuation/Conversion. Except as provided in Section 2.04(c), the Administrative Agent shall have received with respect to any Borrowing or continuation or conversion of Committed Loans, a Notice of Committed Borrowing or a Notice of
Continuation/Conversion, as applicable; and

                (c) Continuation of Representations and Warranties. The representations and warranties made by the Company contained in Article VI shall be true and correct on and as of the date of such Borrowing, continuation or conversion with the same effect as if made on and as of the date of such Borrowing, continuation or conversion (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

Each Notice of Committed Borrowing and Notice of Continuation/ Conversion submitted by the Company hereunder (or the deemed continuation/conversion of any Loan pursuant to Section 2.04(c)) shall constitute a representation and warranty by the Company, as of the date of each such notice or application and as of the date of each Borrowing, continuation or conversion, as applicable, that the conditions in Section 5.02 are satisfied in all respects.

                5.03 Conditions Subsequent to the Initial Borrowing. The obligations of each Bank under this Agreement (other than with respect to the initial Borrowing) are subject to the condition that (i) within five Business Days after the Closing Date, the Recapitalization shall have been consummated in accordance with all the terms and conditions of the Recapitalization Agreements (without waiver of any material terms of any such agreements) and (ii) within seven Business Days after the Closing Date (except as expressly provided in Section 5.03(c)), the Agents shall have received all of the following, in form and substance satisfactory to the Agents and each Bank and in sufficient copies for the Agents and each Bank:

                (a) Assumption Agreement. The Assumption Agreement duly executed by the Recapitalized Company;

                (b)    Resolutions; Incumbency.

                           (i) True and complete copies of the resolutions of the board of directors of the Recapitalized Company approving and authorizing the execution and delivery of the Assumption Agreement, the assumption by the Recapitalized Company pursuant to the Assumption Agreement of the Obligations, the performance by the Recapitalized Company of the Assumption Agreement, this Agreement and the other

        Loan Documents, and authorizing the borrowing of the Loans, certified by the Secretary or an Assistant Secretary of the Recapitalized Company as of a date within two Business Days following the Final Recapitalization Date as being in full force and effect without amendment or modification;

                          (ii) A certificate of the Secretary or Assistant Secretary of the Recapitalized Company, certifying the names and true signatures of the officers of the Recapitalized Company authorized to execute, deliver and perform, as applicable, the Assumption Agreement, this Agreement, and all other Loan Documents;

                         (iii) A certificate of another officer of the Recapitalized Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Recapitalized Company; and

                          (iv) A certificate of a Responsible Officer as to the matters set forth in Sections 6.02, 6.03 and 6.04 with respect to the Recapitalization Agreements.

                (c) Articles of Incorporation; By-laws and Good Standing. Each of the following documents:

                           (i) a true and complete copy of the articles or certificate of incorporation of the Recapitalized Company as in effect on the Final Recapitalization Date, certified by the Secretary of State (or similar applicable Governmental Authority) of the state of incorporation of the Recapitalized Company as promptly as is practicable following the Final Recapitalization Date and certified by the Secretary or Assistant Secretary of the Recapitalized Company as of a date within two Business Days following the Final Recapitalization Date, as being in full force and effect without amendment or modification, and the bylaws of the Recapitalized Company as in effect on the Final Recapitalization Date, certified by the Secretary or Assistant Secretary of the Recapitalized Company as of a date within two Business Days following the Final Recapitalization Date as being in full force and effect without amendment or modification; and

                          (ii)   a good standing certificate for the
        Recapitalized Company from the Secretary of State (or similar applicable Governmental Authority) of its state of incorporation as of the Final Recapitalization Date as promptly as is practicable following the Final Recapitalization Date.

                (d)    Legal Opinions.

                           (i) an opinion dated within two Business Days following the Final Recapitalization Date, of Brobeck, Phleger & Harrison LLP, counsel to the Company and the Recapitalized Company, addressed to the Agents and the Banks in substantially the form of Exhibit H-3 and covering such other matters as the Agents and the Banks may reasonably request (and the Recapitalized Company hereby instructs such counsel to deliver such opinion to the Banks and the Agents); and

                          (ii) an opinion dated the Final Recapitalization Date, of Thomas C. Geiser, Esq., Senior Vice President, General Counsel and Secretary of the Recapitalized Company, addressed to the Agents and the Banks in substantially the form of Exhibit H-4 and covering such other matters as the Agents and the Banks may reasonably request (and the Recapitalized Company hereby instructs such counsel to deliver such opinion to the Banks and the Agents).


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

        The Company represents and warrants to the Agents and each Bank that:

                6.01 Corporate Existence and Power. The Company and each of its Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has
(i) the power and authority and (ii) all governmental licenses, authorizations, consents and approvals, to own its assets, carry on its business and, as to the Company, to execute, deliver, and perform its obligations under, the Loan Documents; (c) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Governmental Rules; except, in each case referred to in clause (b)(ii), clause (c) or clause (d), to the extent that the failure to have such licenses, authorizations, consents and approvals in the case of clause (b)(ii), to be so qualified in the case of clause (c), or so in compliance in the case of clause (d), would not reasonably be expected to have a Material Adverse Effect.

                6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this

Agreement, any other Loan Document to which the Company is party and the Recapitalization Agreement, have been duly authorized by all necessary corporate action, have been duly and validly executed and delivered by the Company and do not and will not: (a) contravene the terms of any of the Company's organization documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or (c) violate any Governmental Rule, except where such violation would not reasonably be expected to have a Material Adverse Effect.

                6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement, any other Loan Document or the Recapitalization Agreement, other than such approvals, consents, exemptions, authorizations, notices or filings which have been obtained or taken.

                6.04 Binding Effect. This Agreement, each other Loan Document to which the Company is a party and the Recapitalization Agreement constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                6.05 Litigation. Except as set forth in the Proxy, there are no actions, suits, proceedings, claims or disputes pending, or, to the best knowledge of the Company, expressly threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or its Subsidiaries or any of their respective Properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby; (b) purport to affect or pertain to the Recapitalization or any other transaction contemplated in connection with the Recapitalization Agreements and related documents; or (c) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

                6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Effective Date, create an Event of Default under
Section 9.01(g).

                6.07 ERISA. There is (a) no outstanding liability under Title IV of ERISA with respect to any Qualified Plan maintained or sponsored by the Company or any ERISA Affiliate, nor with respect to any Qualified Plan to which the Company or any ERISA Affiliate contributes or is obligated to contribute;
(b) no Qualified Plan subject to Title IV of ERISA has any Unfunded Pension Liability in excess of $25,000,000 in the aggregate; and (c) no ERISA Event which has occurred or is reasonably expected to occur with respect to any Plan which, in the case of clause (a), clause (b) or clause (c) above, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan and which, in either case, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Company or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and which could reasonably be expected to have a Material Adverse Effect.

                6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 7.10, and are intended to be and shall be used in compliance with Section 8.07. Neither the Company nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                6.09 Title to Properties. The Company and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

                6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. To the knowledge of the Company, after due inquiry, there is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

                6.11   Financial Condition.

                (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1995, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) are complete and correct and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                (b) Since December 31, 1995, there has been no Material Adverse Effect.

                (c) To the best knowledge of the Company, since December 31, 1995 no event or circumstance has occurred that has resulted or could reasonably be expected to result in a material adverse change in, or a material adverse effect upon, any of the operations, business, properties or condition (financial or otherwise) of BCC and its Subsidiaries taken as a whole ("BCC Material Adverse Effect").

                6.12 Environmental Matters. The Company is in compliance with all Environmental Laws, if any, affecting the business, operations and properties of the Company and its Subsidiaries, except those which are unlikely to have a Material Adverse Effect.

                6.13 Regulated Entities. None of the Company, any Person controlling the Company or any Subsidiary of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; (b) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935; or (c) subject to any other Governmental Rule restricting its ability to incur debt or to grant Liens, other than (i) restrictions contained in the Undertakings, (ii) restrictions imposed by the California Department of Corporations (in the case of the Company) and (iii) restrictions imposed in connection with the HMO and insurance activities and businesses of the Subsidiaries in accordance with Governmental Rules applicable generally to them, with respect to all of which the Company and its Subsidiaries, as applicable, are in compliance except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

                6.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary of the Company is a party to, or bound by, any Contractual Obligation, or subject to any restriction in any Organization Document or any Governmental Rule, which could reasonably be expected to have a Material Adverse Effect.

                6.15 Copyrights, Patents, Trademarks and Licenses, Etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any Governmental Rule is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                6.16 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates; or the Company and its Subsidiaries maintain a system or systems or self-insurance or assumption of risk which accords with the practices of similar businesses.

                6.17 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

                6.18 Solvency. The Company and each of its Subsidiaries that are currently operational are Solvent and will remain Solvent after the consummation of the Recapitalization.

                6.19 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary of the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the Proxy, the Recapitalization Agreements and other offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, misleading as of the time when made or delivered and, if disclosed, would reasonably be expected to have a Material Adverse Effect.

                6.20   Material Agreements.

                (a) Part A of Schedule 6.20 is a complete and correct list, as of the Effective Date, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in such Part A of Schedule 6.20.

                (b) Part B of Schedule 6.20 is a complete and correct list, as of the Effective Date, of the Recapitalization Agreements. The
Recapitalization Agreement is in full force and effect as of the Effective Date and has not been rescinded or amended, supplemented or otherwise modified since the date of its execution and delivery.

                6.21   Subsidiaries, Etc.

                (a) Set forth in Part A of Schedule 6.21 is a complete and correct list, as of the Effective Date, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such

Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule 6.21, (x) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule 6.21, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person (except any such rights arising with respect to the Recapitalization).

                (b) Set forth in Part B of Schedule 6.21 is a summary, as of the Effective Date, of all Investments (other than Investments disclosed in Part A of Schedule 6.21 and Permitted Investments) held by the Company or any of its Subsidiaries in any Person. Except as disclosed in Part B of Schedule 6.21 each of the Company and its Subsidiaries owns, free and clear of all Liens, all such Investments.

                6.22 Accreditation, Etc. The Company and each of its Subsidiaries are in compliance with (i) all licenses and certifications required pursuant to any HMO Regulation; (ii) all certifications and authorizations necessary to ensure that the Company and each of its Subsidiaries is eligible for all reimbursements available under the HMO Regulations to the extent applicable to HMOs and providers of life, health care and disability insurance of their type; and (iii) all licenses, permits, authorizations and qualifications required under the HMO Regulations in connection with the ownership or operation of HMOs and providers of life, health care and disability insurance and the conduct of the health care, managed care and health insurance businesses and businesses incidental thereto; except where the failure to be in compliance with the items described in any of the preceding three clauses would not reasonably be expected to have a Material Adverse Effect.

                6.23 No Impairment of Subsidiaries' Ability to Pay Dividends. Except as set forth in the Undertakings and in the letter dated April 29, 1996 from the California Department of Insurance, as of the Effective Date, no Subsidiary of the Company is a party to or is bound by the terms of any agreement or instrument (other than pursuant to any Loan Document) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions on, (a) the declaration, making or payment of dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or any of the other Subsidiaries of the Company or of any warrants, options or other rights to acquire the same or (b) the making of loans or other advances to, or the transfer of property to, the Company.


                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

        The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

                7.01 Financial Statements. The Company shall deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent and the Banks, with sufficient copies for each Bank:

                (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of Coopers and Lybrand or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the Company's or any Subsidiary's records and shall be delivered to the Administrative Agent pursuant to a reliance agreement between the Administrative Agent and Banks and such accounting firm in form and substance satisfactory to the Administrative Agent and such accounting firm;

                (b) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of an unaudited consolidating balance sheet of the Company and each of its

Subsidiaries as at the end of such fiscal year and the related consolidating statements of income, all in reasonable detail certified by an appropriate Responsible Officer as having been used in connection with the preparation of the financial statements referred to in Section 7.01(a); and

                (c) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Company and the Subsidiaries, subject to changes resulting from year-end audit adjustments and except for the absence of notes;

provided that the Company shall be in compliance with the requirements of this
Section 7.01 with respect to its obligation to furnish financial statements upon delivery of its annual and quarterly reports as filed by it with the SEC.

                7.02 Certificates; Other Information. The Company shall furnish to the Administrative Agent, with sufficient copies for each Bank:

                (a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and 7.01(c) above, a compliance certificate signed by a Responsible Officer substantially in the form of Exhibit F;

                (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and 7.01(c) above, a summary of the Company's investment portfolio as of the date of such financial statements substantially in the form of Schedule 6.21(b) or in such other form and detail as is reasonably satisfactory to the Administrative Agent;

                (c) within ten days after the same are sent, copies of all financial statements and reports which the Company sends to its shareholders; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority, including any Form 10-Qs, Form 10-Ks and, except as set forth below, Form 8-Ks (other than Form S-8s, pricing supplements to Form S-3s, Form 8-Ks filing only exhibits to Form S-3s, Form 11-Ks, and Forms 3, 4 and 5 and other than exhibits to any of the foregoing unless specifically requested);

                (d) from time to time upon receipt of a request by any Bank through the Administrative Agent specifying in reasonable detail the types of documents to be provided, copies of any and all statements, audits, studies or reports submitted by or on behalf of the Company or any Subsidiary to any HMO Regulator;

                (e) promptly following the receipt of the same, a copy of each notice relating to the loss or threatened loss by the Company or any Subsidiary of any material operating permit, license or certification by any HMO Regulator;

                (f) promptly following the receipt of the same, all correspondence received by the Company or any Subsidiary from an HMO Regulator which asserts that the Company or any Subsidiary is not in substantial compliance with any material HMO Regulation or which threatens the taking of any action against the Company or any Subsidiary under any HMO Regulation or sets forth circumstances that if adversely determined would result in an HMO Event and any correspondence of the Company or any Subsidiary responding to such correspondence;

                (g) promptly following any release of the same, a copy of each press release issued by the Company; and

                (h) promptly following any request, such additional business, financial, corporate affairs and other information as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

                7.03 Notices. The Company shall promptly notify the Agents and each Bank:

                (a) (i) of the occurrence of any Default or Event of Default and (ii) of the occurrence or existence of any event or circumstance that would cause the condition to Borrowing set forth in Section 5.02(c) not to be satisfied if a Borrowing were requested on or after the date of such event or circumstance;

                (b) (i) of any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect; and (ii) of any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect;

                (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed is $25,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document or the consummation of the Recapitalization;

                (d) upon becoming aware thereof (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws that would reasonably be expected to result in liability in excess of $25,000,000,
(ii) any other Environmental Claim which would reasonably be expected to result in liability in excess of $25,000,000, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that would reasonably be expected to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws and which restrictions would reasonably be expected to have a Material Adverse Effect;

                (e) of any of the following events affecting the Company or any member of its Controlled Group (but in no event more than ten days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any member of its Controlled Group with respect to such event:

                           (i) an ERISA Event which could reasonably be expected to result in a Default or Event of Default or which would reasonably be expected to have a Material Adverse Effect; or

                          (ii) the adoption of any new Plan that is subject to Title IV of ERISA or section 412 of the Code by any member of the Controlled Group, the adoption of any amendment to a Plan that is subject to Title IV of ERISA or section 412 of the Code, or the commencement of contributions by any member of the Controlled Group to any Plan if any such adoption or commencement results in an increase in unfunded liabilities of $25,000,000 or more, or would reasonably be expected to have a Material Adverse Effect;

                (f)    of any change in either of the Company's Debt Ratings;
and

                (g) upon the request from time to time of the Administrative Agent, of the Swap Termination Values relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

Each notice pursuant to this Section 7.03 shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating in general what action the Company proposes to take with respect thereto. Each notice under Section 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

                7.04   Preservation of Corporate Existence, Etc.  Subject to
Section 8.03, the Company shall, and shall cause each of its Subsidiaries in operation to:

                (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

                (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises (including all licenses and certifications required pursuant to any HMO Regulation in connection with the ownership or operation of HMOs and the conduct of the health care, managed care and health insurance businesses and businesses incidental thereto) necessary or desirable in the normal conduct of its business (including all certification and authorization necessary to ensure that each of the Subsidiaries is eligible for all reimbursements available under the HMO Regulations to the extent applicable to HMOs of their type), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

                (c) remain in, and continue to operate directly or indirectly substantially in, the health care, managed care, health insurance business and businesses substantially similar thereto; and

                (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation and non-renewal of which would reasonably be expected to have a Material Adverse Effect.

                7.05 Insurance. The Company shall, and shall cause its Subsidiaries to: (a) insure and maintain insurance with responsible insurance companies in such amounts and against such risks as is customarily carried by owners of similar businesses and property; or (b) maintain a system or systems of self-insurance or assumption of risk which accords with the practices of similar businesses.

                7.06 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property not constituting a Lien permitted pursuant to Section 8.01 of this Agreement, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and
(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, where the failure to pay such Indebtedness would constitute an Event of Default pursuant to Section 9.01(g).

                7.07   Compliance with Laws.

                (a) The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist and where non-compliance could not be expected to result in a Material Adverse Effect.

                (b) Upon the written request of the Agents or any Bank, the Company shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent and with sufficient copies for each Bank, at reasonable intervals, a general report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 7.03(d), that may reasonably, individually or in the aggregate, result in liability in excess of $25,000,000.

                7.08 Inspection of Property and Books and Records. The Company shall maintain and shall cause each of its Subsidiaries to maintain books of record and account in conformity with GAAP consistently applied. Subject to such confidentiality restrictions as the Company may reasonably impose, the Company shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Agents or any Bank to visit and inspect any of their respective Properties, to examine their respective financial records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours, upon reasonable advance notice to the Company (and, after the occurrence and during the continuance of an Event of Default, all at the expense of the Company).

                7.09 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                7.10 Use of Proceeds. The Company shall use the proceeds of the Loans solely for general corporate purposes, to finance certain acquisitions and to pay the special dividend to shareholders constituting a part of the Recapitalization. The Company shall not in any event use the proceeds of any Loans in contravention of any Governmental Rule.

                7.11 Regulatory Tangible Net Equity. The Company and each Subsidiary shall maintain Regulatory Tangible Net Equity in an amount at least equal to its Regulatory Tangible Net Equity Requirement, and shall substantially comply in all other respects with any HMO Regulation relevant to such Regulatory Tangible Net Equity Requirement, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                7.12 Recapitalization. The Company shall take or shall cause to be taken all actions necessary to cause the Recapitalization to be consummated within five Business Days after the Closing Date, including obtaining the consent of the Health Foundation, as the sole shareholder of Converted BCC following the payment of the special dividend and the BCC Conversion, to the merger of Converted BCC with the Company, all as contemplated by the Recapitalization Agreements.

                7.13 Accreditation, Etc. The Company and each of its Subsidiaries shall maintain (i) all licenses and certifications required pursuant to any HMO Regulation; (ii) all certifications and authorizations necessary to ensure that the Company and each of its Subsidiaries is eligible for all reimbursements available under the HMO Regulations to the extent applicable to HMOs and providers of life, health care and disability insurance of their type; and (iii) all licenses, permits, authorizations and qualifications required under the HMO Regulations in connection with the ownership or operation of HMOs and providers of life, health care and disability insurance and the conduct of the health care, managed care and health insurance businesses and businesses incidental thereto; except where the failure to maintain the items described in any of the preceding three clauses would not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

        The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

                8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following:

                (a)    any Lien created under any Loan Document;

                (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.06; provided that no Notice of Lien has been filed or recorded under the Code;

                (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto;

                (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

                (e) Liens on the Property of the Company or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases (other than Capital Leases), statutory obligations, (ii) Contingent Obligations on surety and appeal bonds, or (iii) other non-delinquent obligations of a like nature; in each case, incurred in the Ordinary Course of Business; provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                (f) Liens consisting of judgment or judicial attachment liens; provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $20,000,000;

                (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                (h) Liens on assets of Persons which become Subsidiaries after the date of this Agreement; provided, however, that such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof, and provided, further that to the extent such Liens secure Indebtedness, such Indebtedness is permitted by clause (d) of Section 8.02;

                 (i) purchase money security interests on any Property acquired or held by the Company or its Subsidiaries in the Ordinary Course of Business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; provided that (i) any such Lien attaches to such Property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property, and (iv) the aggregate principal amount of the Indebtedness secured by any and all such purchase money security interests, together with Indebtedness secured by Liens permitted under Sections 8.01(j) and 8.01(k), shall not at any time exceed $75,000,000;

                (j) Liens securing Indebtedness in respect of Capital Leases on the Property subject to such Capital Leases; provided that the aggregate Indebtedness secured by such Liens, together with Indebtedness secured by Liens permitted under Sections 8.01(i) and 8.01(k), shall not at any time exceed $75,000,000;

                (k) other consensual Liens on Property (other than the stock of any Subsidiary of the Company); provided that the aggregate principal amount of the Indebtedness secured by any and all such Liens shall not at any time exceed (i) $10,000,000 and (ii), when aggregated with Indebtedness secured by Liens permitted under Sections 8.01(i) and 8.01(j), $75,000,000.

                (l) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (ii) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution in respect of specifically identified or contemplated obligations;

                (m) deposits, reserves or contingent payment arrangements required under or pursuant to HMO Regulations or other provisions of Governmental Rules regulating HMOs, providers of life, health care or disability insurance or the provision of health care services or such insurance or the management of health care services or securing regulatory capital or other financial responsibility requirements; and

                (n) Liens arising by reason of arrangements constituting Permitted Investments of the type specified in clause (d) of the definition of "Permitted Investments".

                8.02 Limitation on Indebtedness. The Company shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur or suffer to exist any Indebtedness except:

                (a)    Indebtedness under the Loan Documents;

                (b) Indebtedness existing on the Effective Date and set forth on Schedule 8.02 and any extensions, modifications or renewals of any such Indebtedness; provided that any extension, modification or renewal of any Lien securing such Indebtedness shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase;

                (c) Indebtedness secured by Liens permitted under Section 8.01(i) and any extensions, modifications or renewals of any such Indebtedness; provided that any extension, modification or renewal of any Lien securing such Indebtedness shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase;

                (d) Indebtedness of Subsidiaries of the Company up to but not exceeding $50,000,000 in the aggregate at any one time outstanding, exclusive of Indebtedness permitted under Section 8.02(e), and Contingent Obligations of the Company and Subsidiaries of the Company in respect of such Indebtedness; provided that at the time any such Indebtedness is incurred, no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness;

                (e) Indebtedness of Subsidiaries of the Company to the Company or to other Wholly-Owned Subsidiaries of the Company; and

                (f) additional Indebtedness of the Company incurred subsequent to the Closing Date; provided that (i) at the time any such Indebtedness is incurred, no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and (ii) prior to the incurrence of any such Indebtedness in excess of $50,000,000 in the aggregate, in any single transaction or series of related transactions, (x) the Company shall have provided to the Administrative Agent, at least 20 days prior to the incurrence of such Indebtedness, (1) the documents that are to evidence such Indebtedness, (2) a certificate signed by a Responsible Officer certifying that no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and (3) such other information as the Banks may reasonably request and (y) the Administrative Agent shall have determined that the incurrence of such Indebtedness is in compliance with the terms of this Agreement.

                8.03 Fundamental Changes. Except as set forth below, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). Except as set forth below, the Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the Ordinary Course of Business, and Investments permitted under
Section 8.12. Notwithstanding the foregoing provisions of this Section 8.03:

                (a) the Company may be party to, and may consummate, the Recapitalization on the terms and conditions set forth in the Recapitalization Agreements;

                (b) the Company or any Subsidiary may acquire by purchase or otherwise a division, business unit or all or substantially all of the business, property or fixed assets of, or acquire stock or other evidence of beneficial ownership of, any Person; provided that: (i) no Event of Default or Default has occurred and is continuing, or would occur as a result of such acquisition including under Section 8.08 (Leverage Ratio) and Section 8.09 (Fixed Charge Coverage Ratio), (ii) the acquisition is of a Person engaged in, or assets utilized directly or indirectly in, the health care, managed care and health insurance business and businesses substantially similar thereto, (iii) such acquisition is approved by the board of directors of the Person to be acquired or the Person owning the assets to be acquired and (iv) if the aggregate consideration for such acquisition is equal to or in excess of $250,000,000, the Company shall have provided to the Administrative Agent, at least 20 days prior to such acquisition, (x) the documents that are to evidence such acquisition,
(y) a certificate from a Responsible Officer certifying that no Default or Event of Default has occurred and is continuing or would result from such acquisition and (z) such other information as the Banks may reasonably request;

                (c) any Subsidiary of the Company may merge with the Company; provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries of the Company; provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                (d) any Subsidiary may merge with any other Person in connection with an acquisition of 100% of the capital stock, partnership interests or equity of such Person in connection with an acquisition permitted hereunder;

                (e)    the Company may dissolve any inactive Subsidiaries; and

                (f) any Subsidiary may enter into any transaction of merger, consolidation or amalgamation, if such action would constitute a disposition otherwise permitted pursuant to Section 8.04(h).

                8.04 Disposition of Assets. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                (a) sales or dispositions of services, inventory, materials and equipment and similar such items in the Ordinary Course of Business or which are obsolete, worn out, surplus or otherwise no longer useful in the operation of the Company or its Subsidiaries;

                (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                (c) the sale of assets representing a part of any Person or entity, or any assets, acquired after the Effective Date; provided that such sale occurs within 180 days subsequent to such acquisition and such sale is made in good faith to a Person that is not an Affiliate of the Company or any of its Subsidiaries pursuant to an arms' length transaction;

                (d) the sale or other disposition of any shares of capital stock of any Subsidiary to the Company or any of its other Wholly-Owned Subsidiaries;

                (e) the sale or other disposition of any assets of the Company or any Subsidiary to any other Wholly-Owned Subsidiary of the Company or to the Company in the Ordinary Course of Business;

                (f) the Company or any Subsidiary may lease and sublease assets in the Ordinary Course of Business;

                (g) deposits of cash and marketable securities or the sale of marketable securities and other Permitted Investments in the Ordinary Course of Business; and

                (h) other dispositions of Property in any fiscal year of the Company whose net book value in the aggregate shall not exceed ten percent (10%) of the Company's Total Assets as shown on its consolidated balance sheet for its previous fiscal year.

                8.05 No More Restrictive Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement providing for the creation, incurrence or assumption of Indebtedness, the terms and conditions of which are more restrictive in any material respect than the terms and conditions of the Loan Documents.

                8.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except
(a) as expressly permitted by this Agreement, or (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary.

                8.07 Margin Stock. The Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act or (v) to finance acquisitions not approved by the Board of Directors of the entity to be acquired.

                8.08 Leverage Ratio. The Company shall not permit its Leverage Ratio to exceed (i) 2.75 to 1 during the period from the Effective Date through December 31, 1996 and (ii) 2.25 to 1 during the period from January 1, 1997 through December 31, 1997 and (iii) 2.0 to 1 thereafter.

                8.09 Fixed Charge Coverage Ratio. The Company shall not permit as of the end of each fiscal quarter commencing with the fiscal quarter ending on December 31, 1995, its Fixed Charge Coverage Ratio to be less than (i) 3.00 to 1.00 from the Effective Date through December 31, 1996 and (ii) 3.50 to 1.00 thereafter.

                8.10 Minimum Net Worth. The Company shall not at any time permit its Net Worth to be less than an amount equal to the sum of (a) the greater of an amount equal to (i) seventy-five percent (75%) of the Company's Net Worth as of the Final Recapitalization Date and (ii) $500,000,000, plus (b) fifty percent (50%) of the Company's positive net income for each fiscal quarter ending after January 1, 1996.

                8.11   Accounting Changes. Without limiting the provisions of
Section 1.03(a), the Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as allowed by GAAP, or change the fiscal year of the Company or of any Subsidiary, except to change the fiscal year of a Subsidiary acquired in an acquisition to conform its fiscal year to the Company's.

                8.12 Limitations on Investments. The Company shall not, nor shall it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                (a) Investments outstanding on the Effective Date and identified in Schedule 6.21;

                (b)    operating deposit accounts with banks;

                (c)    Permitted Investments;

                (d) Investments by the Company and its Subsidiaries in capital stock of Wholly-Owned Subsidiaries of the Company and advances by the Company and its Subsidiaries to the Company or Wholly-Owned Subsidiaries of the Company in the Ordinary Course of Business;

                (e)    Permitted Swap Obligations;

                (f) Investments made in connection with the transactions permitted under Section 8.03(a) and 8.03(b) with respect to Persons other than Subsidiaries;

                (g) employee loans and guarantees in accordance with the Company's usual and customary practices with respect to such loans and guarantees;

                (h) extensions of credit in the nature of accounts receivable, lease receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business;

                (i) Investments constituting Indebtedness permitted pursuant to Section 8.02; and

                (j) other Investments not exceeding $50,000,000 in the aggregate at any time outstanding.

                8.13 Restricted Payments. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Restricted Payment; other than dividends paid by Subsidiaries of the Company directly or indirectly to the Company, (a) at any time after the occurrence and during the continuance of a Default or (b) if a Default would result from such action. In addition, prior to declaring or making any Restricted Payment in excess of $50,000,000, except in connection with the Recapitalization (in any single transaction or related series of transactions), the

Company shall provide to the Agent a compliance certificate substantially in the form of Exhibit F and certifying that prior to and after giving effect to any such action, no Default will exist or be continuing.

                8.14 Lines of Business. Neither the Company nor any of its Subsidiaries shall engage directly or indirectly to any substantial extent in any line or lines of business activity other than the provision of health care, managed care, health insurance and businesses substantially similar thereto.

                8.15 No Impairment of Subsidiaries' Ability to Pay Dividends. The Company shall not permit any of its Subsidiaries to enter into, after the Effective Date, any agreement or instrument (other than pursuant to any Loan Document) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions on, (a) the declaration, making or payment of dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of any such Subsidiary or of any warrants, options or other rights to acquire the same or (b) the making of loans or other advances to, or the transfer of property to, the Company; except for (i) encumbrances or restrictions existing under, or by reason of, any Governmental Rules applicable to the operation of the businesses of the Company and its Subsidiaries, (ii) customary provisions of any leases, mortgages or deeds of trust prohibiting the assignment of the property subject to any such instrument or the instrument itself, (iii) any agreement or other instrument of a Person acquired by the Company or any Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired or the property or assets of the Person so acquired and was not entered into in contemplation of such acquisition, and (iv) the restrictions contained in the Undertakings, of which Undertakings the Banks hereby acknowledge notice.


                                   ARTICLE IX
                                EVENTS OF DEFAULT

                9.01 Events of Default. The occurrence and continuation of any one or more of the following shall constitute an "Event of Default" hereunder:

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
                (a) Non-Payment. The Company fails to pay, when and as required to be paid herein or in any other Loan Document, (i) any amount of principal of any Loan, or (ii) any interest on any Bid Loan when due, or (iii) within three Business Days after the same shall become due, any other interest, fee or any other amount payable hereunder or pursuant to any other Loan Document; or

                (b) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein, or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, or its Responsible Officers, furnished at any time under this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                (c) Financial Ratios. The Company fails to perform or observe its obligations with respect to its Leverage Ratio set forth in Section 8.08, its Fixed Charge Coverage Ratio set forth in Section 8.09 or its minimum Net Worth test set forth in Section 8.10; or

                (d) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Section 7.03, 7.11, 7.12 or
Article VIII; or

                (e)    Recapitalization.  The conditions subsequent specified in
Section 5.03 shall not have been satisfied within the time period required by
Section 5.03; or

                (f) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of (i) 20 days, in the case such default arises under Section 7.01 or 7.02, or (ii) 30 days, in the case of any other such default, after the date upon which written notice of such other default is given to the Company by any Agent or any Bank; or

                (g) Cross-Default. The Company or any of its Subsidiaries (collectively, the "Relevant Parties") shall default in the payment when due of any principal of or interest on any of its other Indebtedness having an aggregate principal amount or commitment equal to or in excess of $30,000,000; or in the payment when due of any amount under any Swap Contract providing for, upon such default, payments in excess of $30,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Swap Contract shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate on such Indebtedness reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to its par value or, in the case of any Swap Contract, to permit payments owing under any such Swap Contract in excess of $30,000,000 in the aggregate, to be liquidated; or

                (h) Insolvency; Voluntary Proceedings. The Company or any of its Subsidiaries (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                (i) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary of the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non- U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

                (j) ERISA. (i) The Company or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code, and such failure could reasonably be expected to result in liability of more than $25,000,000; (ii) in the case of an ERISA Event involving the withdrawal from a Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $25,000,000; (iii) in the case of an

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
ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $25,000,000; (iv) in the case of an ERISA Event not described in clause (ii) or clause (iii), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $25,000,00; or (v) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of $25,000,000; or

                (k) Monetary Judgments. There shall be entered against the Company or any Subsidiary one or more judgments or decrees the aggregate amount of which not paid, not fully covered by insurance or for which no adequate reserve has been established exceeds $20,000,000 and such judgments or decrees shall not have been vacated, discharged, stayed or appealed within the applicable period for appeal from the date of entry thereof; or

                (l) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                (m) Change in Control. (i) After the consummation of the Recapitalization, any transaction or series of related transactions occur in which any Person or Persons (other than the Health Foundation or the trust to be established pursuant to the terms of the Voting Trust Agreement to be entered into in connection with the Recapitalization) acting in concert (A) acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 20% or more of the Voting Stock of the Company or (B) acquire or contract to or arrange and acquire a percentage that would, unless consented to by the Blue Cross Blue Shield Association ("BCBSA") cause termination of the BCBSA license; or (ii) individuals who constitute the Board of Directors on the date of the Recapitalization (after giving effect thereto) (the "Incumbent Board") cease for any reason to constitute at least 80% thereof; provided that any Person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters (3/4) of the directors composing the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such Person were a member of the Incumbent Board; or

                (n)    HMO Event.  There occurs and continues an HMO Event; or

                (o) Adverse Change. There occurs a Material Adverse Effect or an event resulting in a Material Adverse Effect.

                9.02 Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks, by notice to the Company (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall forthwith be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and
(c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in paragraph (h) or (i) of Section 9.01 above, the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts owing under this Agreement shall automatically become due and payable without further act of the Administrative Agent or any Bank.

                9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X
                                     AGENTS

                10.01 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.

Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to an Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                10.02 Delegation of Duties. Any Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in good faith.

                10.03 Liability of Agents. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder, (c) be required to initiate or conduct any litigation or collection proceedings under any Loan Document or (d) be responsible for any action taken or omitted to be taken by it under any Loan Document or under any other document or instrument referred to or provided for in any Loan Document or in connection with any Loan Document, except for its own gross negligence or willful misconduct. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or

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
to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

                10.04  Reliance by Agents.

                (a) Any Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by such Agent. Except for action expressly required of such Agent under the Loan Documents, each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by any Agent to such Bank for consent, approval, acceptance or satisfaction or of which such Bank has knowledge.

                10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Syndication Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Each such Agent will notify the Banks of its receipt of any such

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
notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until such Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

                10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agents, the Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

                10.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse

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each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section 10.07 shall survive the payment of all Obligations hereunder and the resignation or replacement of such Agent.

                10.08 Agents in Individual Capacity. BofA and its Affiliates (and any successor acting as Administrative Agent), NationsBank and its Affiliates (and any successor acting as Syndication Agent) and Chemical Bank and its Affiliates (and any successor acting as Documentation Agent) may, without notice to or consent from the Banks, make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA, NationsBank or Chemical Bank, as applicable, were not an Agent hereunder and may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates, NationsBank or its Affiliates or Chemical Bank or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agents shall be under no obligation to provide such information to them. With respect to its Commitments and Loans, BofA, NationsBank and Chemical Bank shall have the same rights, privileges and powers under this Agreement as any other Bank and may exercise the same as though each were not an Agent, and the terms "Bank" and "Banks" include BofA, NationsBank and Chemical Bank in their respective individual capacities.

                10.09 Successor Agents. Each Agent may, and at the request of the Majority Banks shall, resign as such Agent upon 30 days' notice to the Banks. If any Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks (which successor agent shall be subject to the consent of the Company, which consent shall not unreasonably be withheld; provided that during the existence of a Default or an Event of Default, such consent shall not be required). If no successor agent is appointed prior to the effective date of the resignation of such Agent, such Agent may appoint, on behalf of the Banks and after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent, such successor agent shall succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent (and the term "Administrative Agent," "Syndication Agent" or "Documentation Agent" as applicable, shall mean such successor agent) and the retiring Agent's appointment, powers, privileges, duties and obligations as such Agent shall be terminated. After any retiring Agent's resignation hereunder as such Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement. If no successor agent has accepted appointment as such Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of such Agent until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

                10.10 Delivery of Agreements and Preparation of Amendments, Modifications and Waivers. The Administrative Agent, the Syndication Agent, the Documentation Agent, the Banks and the Company each acknowledge that the executed agreements (including this Agreement) and certificates required to be delivered pursuant to this Agreement shall be delivered to the Administrative Agent. In addition, the Administrative Agent shall be responsible for managing the documentation and dissemination of any amendments, modifications or waivers to such agreements.

                10.11 Co-Agents. Any Bank identified on the signature pages of this Agreement as "co-agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, such Bank shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on such Bank so identified in deciding to enter into this Agreement or in taking or not taking action under this Agreement.

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                                   ARTICLE XI
                                  MISCELLANEOUS

                11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, the Company and acknowledged by the Agents, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Company and acknowledged by the Agents, do any of the following: (a) except as set forth in Section 2.11, increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02(a)) or subject any Bank to any additional obligations; (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document;
(c) reduce the principal of, or the rate of interest specified on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document;
(d) change (i) the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder or (ii) the definition of the term "Majority Banks"; (e) waive any of the conditions precedent or subsequent set forth in
Article V; or (f) amend this Section 11.01 or any provision providing for consent or other action by all Banks; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agents in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agents under this Agreement or any other Loan Document. Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Agents, the Banks and the Company, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

                Notwithstanding any other provision of this Agreement, if at a time when the conditions precedent set forth in Article V to any Committed Loan are, in the opinion of the Majority Banks, satisfied, any Bank shall fail to fulfill its obligations to make such Loan, then, for so long as such failure shall continue, such Bank shall (unless the Majority Banks, determined as if such Bank were not a "Bank" under the Loan Documents, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under any of the

Loan Documents (including under this Section 11.01) to have no Loans or Commitments, shall not be treated as a "Bank" under the Loan Documents when performing the computation of Majority Banks, and shall have no rights under the preceding paragraph of this Section 11.01; provided, that any action taken by the other Banks with respect to the matters referred to in clauses (a) through
(f) of the preceding paragraph shall not be effective as against such Bank.

                11.02  Notices.

                (a) All notices, requests and other communications provided for hereunder shall be in writing and mailed, faxed or delivered (unless expressly otherwise provided in the case of a facsimile transmission; provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.02, and (ii) a hard copy original shall be promptly mailed or delivered), to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

                (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or Article X shall not be effective until actually received by the Administrative Agent.

                (c) The Company acknowledges and agrees that any agreement of the Administrative Agent and the Banks in Article III to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and

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the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

                11.03 No Waiver; Cumulative Remedies. No failure on the part of any Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement or any Note shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and the Notes are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                11.04 Costs and Expenses. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

                (a) pay or reimburse the Agents and the Co-Arrangers within 15 Business Days after demand (except that such 15-day period shall not apply with respect to payments to be made on the Effective Date) for all reasonable costs and expenses (including travel and printing costs) incurred by the Agents and the Co-Arrangers in connection with the syndication, development, preparation, delivery and execution of, this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith as well as any amendment, supplement, waiver or modification (in each case, whether or not consummated) to this Agreement or any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including all Attorney Costs incurred by the Agents and the Co-Arrangers with respect to all of the above;

                (b) pay or reimburse each Bank and each Agent within 15 Business Days after demand (except that such 15-day period shall not apply with respect to payments to be made on the Effective Date) for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including all Attorney Costs incurred by any Agent and any Bank with respect to all of the above; and

                (c) pay or reimburse each Agent within 15 Business Days after demand (except that such 15-day period shall not apply with respect to payments to be made on the Effective Date) for all costs and expenses incurred by them in connection with the ongoing administration of the Loans and of this Agreement, any other Loan Document and any such other documents, including all Attorney Costs incurred by any Agent with respect to such administration.

                The agreements in this Section 11.04 shall survive payment of all other Obligations and termination of this Agreement.

                11.05 Indemnity. The Company shall pay, indemnify, and hold each Bank, the Agents, the Agent-Related Persons and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 11.05 shall survive payment of all other Obligations and termination of this Agreement.

                11.06 Payments Set Aside. To the extent that the Company makes a payment or payments to the Agents or the Banks, or the Agents or the Banks exercise their rights of set-off, and such payment or payments or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agents with the consent of the Majority Banks) to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (b) each Bank severally agrees to pay to the Agents upon demand its ratable share of the total amount so recovered from or repaid by the Agents.

                11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Bank.

                11.08  Assignments, Participations, Etc.

                (a) Any Bank may, with the written consent of the Company (provided that during the existence of a Default or an Event of Default or if such assignment is to an existing Bank, the consent of the Company shall not be required) and the Administrative Agent, which consents of the Company and the Administrative Agent shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees pursuant to an assignment and acceptance agreement substantially in the form of Exhibit G-1 ("Assignment and Acceptance") (provided that no written consent of the Company or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Bank under each Loan Document, in a minimum amount of $10,000,000; provided, however, that (i) the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until
(A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee;
(B) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent a Notice of Assignment and Acceptance in the form of Exhibit G-2, together with any Note subject to such assignment and (C) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.

                (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee shall be a party to, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under, the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the agreements set forth in Sections 11.04 and 11.05 shall survive any relinquishment of rights and release of obligations as provided above.

                (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with Section 11.08(a)), the Company shall execute and deliver to the Administrative Agent, any new Bid Notes and Committed Notes requested by the Assignee evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, any Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                (d) Any Bank may, upon written notice to the Company given by such Bank, at any time sell to one or more commercial banks or other Persons that are not Affiliates of the Company (each, a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agents shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in clauses (a), (b) or (c) of the first proviso to Section 11.01. In the case of any such participation, the Participant shall not be entitled to the benefit of
Section 4.01, 4.03 or 11.05 unless the Bank which granted the participation to such Participant is so entitled. If amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                (e) Each Bank and each Agent agrees to take normal and reasonable precautions and exercise due care (in the same manner as it exercises for its own affairs) to maintain the confidentiality of all information identified as "confidential" by the Company or any Subsidiary of the Company and provided to it by the Company or any Subsidiary of the Company, or by the Agents on such Company's or Subsidiary's behalf, in connection with this Agreement or any other Loan Document; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure in violation of this Section 11.08(e) by such Bank or Agent, or (ii) was or becomes available on a non-confidential basis from a source other than the Company; provided that such source is not bound by a confidentiality agreement with the Company known to such Bank or Agent as the case may be; provided, however, that any Bank or Agent may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank or Agent is subject or in connection with an examination of such Bank or Agent by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Governmental Rule; (D) in connection with any litigation or proceeding to which any Agent, any Bank or their respective Affiliates may be party, (E) in connection with the exercise of any remedy hereunder or under any other Loan Document, and (F) to such Bank's, Agent's or Affiliate's independent auditors, counsel and other professional advisors. Prior to any disclosure permitted under clause (B) above, such Bank or Agent shall, if permitted by applicable Governmental Rules or judicial order, notify the Company of such pending disclosure, unless litigation is pending between such Bank or Agent and the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company authorizes each Bank to disclose information to (a) any Affiliate of such Bank or (b) any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to the Agents or the Banks pursuant to this Agreement or which has been delivered to the Agents or the Banks by the Company in connection with the Banks' credit evaluation of the Company prior to entering into this Agreement; provided that such Transferee or prospective Transferee shall acknowledge and agree in writing to be bound by the provisions of this Section 11.08(e) by executing and delivering to such Bank a Confidentiality Agreement substantially in the form of Exhibit J.

                (f) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank; provided that any payment in respect of such assigned Loans made by the Company to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect to such assigned Loans to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

                11.09 Set-off. In addition to (and without limitation of) any right of set-off, banker's lien, counterclaim or any other right or remedy of the Banks provided by law, in the event that any payment Obligation is not paid in full when due, each Bank is authorized at any time and from time to time, without prior notice to the Company (any such notice being waived by the Company to the fullest extent permitted by law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank or any of its Affiliates, whether in Dollars or other currency, to or for the credit or the account of the Company against any and all Obligations owing to such Bank or Affiliate, now or hereafter existing, irrespective of whether or not any Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agents after any such set-off and application made by such Bank or Affiliate; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Nothing contained in this Section 11.09 shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company.

                11.10 Automatic Debits of Fees. With respect to any commitment fee, structuring and arrangement fee, administration fee, any other fee, or any other cost or expense (including Attorney Costs) due and payable to any Agent, BofA, NationsBank or any Co-Arranger under the Loan Documents, the Company hereby irrevocably authorizes (i) BofA to debit any deposit account of the Company with BofA in an amount so due and payable to the Administrative Agent, BofA or BA Securities, Inc. or to the

Syndication Agent, NationsBank or NationsBanc Capital Markets, Inc. and (ii) NationsBank to debit any deposit account of the Company with NationsBank in an amount so due and payable to the Syndication Agent, NationsBank or NationsBanc Capital Markets, Inc. or to the Administrative Agent, BofA or BofA Securities, Inc., such that the aggregate amount debited from all such deposit accounts does not exceed the aggregate amount of such fees or other costs or expenses. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's or NationsBank's sole discretion, as applicable) and such amount not debited shall be deemed to be unpaid. No such debit under this
Section 11.10 shall be deemed a set-off, including for the purposes of Section 11.09.

                11.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify each Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as such Agent shall reasonably request.

                11.12 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agents.

                11.13 Severability. Any provision of this Agreement or the Notes that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the Notes, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                11.14 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks and the Agents, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither any Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

                11.15 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

                11.16  GOVERNING LAW AND JURISDICTION.

                (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA PROVIDED THAT THE AGENTS AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE COMPANY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

                11.17 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 11.17 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                11.18 Entire Agreement. This Agreement, together with the other Loan Documents and the Fee Letters, embodies the entire agreement and understanding among the Company, the Banks and the Agents and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                11.19 Survival of Representations. Each representation and warranty made, or deemed to be made by a notice of any extension of credit, in or pursuant to any Loan Document shall survive the making or deemed making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any extension of credit, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or any Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       "COMPANY"

                                       WELLPOINT HEALTH NETWORKS INC.



                                       By: /s/ Yon Y. Jorden
                                          --------------------------------------
                                       Name:  Yon Y. Jorden
                                            ------------------------------------
                                       Title: Chief Financial Officer
                                             -----------------------------------



                                       "AGENTS"

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as
                                       Administrative Agent


                                       By: /s/ Christine Cordi
                                          --------------------------------------
                                                   Christine Cordi
                                                   Vice President


                                       NATIONSBANK OF TEXAS, N.A., as
                                       Syndication Agent


                                       By: /s/ Brad W. DeSpain
                                          --------------------------------------
                                                   Brad W. DeSpain
                                                   Vice President

                                       CHEMICAL BANK,
                                       as Documentation Agent


                                       By: /s/ Dawn Lee Lum
                                          --------------------------------------
                                                   Dawn Lee Lum
                                                   Vice President

                                       "BANKS"

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION


                                       By: /s/ John Johnson
                                          --------------------------------------
                                                   John Johnson
                                                   Vice President


                                       NATIONSBANK OF TEXAS, N.A.


                                       By: /s/ Brad W. DeSpain
                                          --------------------------------------
                                                   Brad W. DeSpain
                                                   Vice President


                                       CHEMICAL BANK


                                       By: /s/ Dawn Lee Lum
                                          --------------------------------------
                                                   Dawn Lee Lum
                                                   Vice President


                                       ABN AMRO BANK N.V.
                                       Los Angeles International Branch,
                                       as a Bank and as a Co-Agent


                                       By: /s/ David J. Stassel
                                          --------------------------------------
                                            Name: David J. Stassel
                                            Title: Vice President and Director


                                       By: /s/ John A. Miller
                                          --------------------------------------
                                            Name: John A. Miller
                                            Title: Group Vice President/Director


                                       THE BANK OF NEW YORK,
                                           as a Bank and as a Co-Agent


                                       By: /s/ Rebecca K. Levine
                                          --------------------------------------
                                            Name: Rebecca K. Levine
                                            Title: Assistant Vice President

                                       THE BANK OF NOVA SCOTIA,
                                       as a Bank and as a Co-Agent


                                       By: /s/ Alan W. Pendergast
                                          --------------------------------------
                                            Name:  Alan W. Pendergast
                                            Title: Relationship Manager


                                       BANQUE NATIONALE DE PARIS,
                                       as a Bank and as a Co-Agent


                                       By: /s/ Clive Bettles
                                          --------------------------------------
                                            Name:  Clive Bettles
                                            Title: Senior Vice President &
                                                   Manager


                                       By: /s/ Mitchell M. Ozawa
                                          --------------------------------------
                                            Name:  Mitchell M. Ozawa
                                            Title: Vice President


                                       DEUTSCHE BANK AG Los Angeles
                                       Branch and/or Cayman Islands
                                       Branch, as a Bank and as a
                                       Co-Agent


                                       By: /s/ J. Scott Jessup
                                          --------------------------------------
                                            Name:  J. Scott Jessup
                                            Title: Vice President


                                       By: /s/ Ross A. Howard
                                          --------------------------------------
                                            Name:  Ross A. Howard
                                            Title: Vice President


                                       MORGAN GUARANTY TRUST COMPANY OF NEW
                                       YORK,
                                       as a Bank and as a Co-Agent


                                       By: /s/ Diana H. Imhof
                                          --------------------------------------
                                            Name:  Diana H. Imhof
                                            Title: Vice President

                                       THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
                                       as a Bank and as a Co-Agent


                                       By: /s/ Yutaka Kamisawa
                                          --------------------------------------
                                            Name:  Yutaka Kamisawa
                                            Title: Deputy General Manager


                                       BANCA DI ROMA

                                       By: /s/ Augusto Bianchi                     /s/ Claudio De Luca
                                          --------------------------------------   -----------------------------------
                                            Name:  Augusto Bianchi                     Claudio De Luca
                                            Title: First V.P.                          S.V.P. & Branch Manager


                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By: /s/ Jay G. Sepanski
                                          --------------------------------------
                                            Name:  Jay G. Sepanski
                                            Title: Corporate Banking Officer


                                       KREDIETBANK NV


                                       By: /s/ Robert Snauffer                       /s/ Tod R. Angus
                                          --------------------------------------     ------------------------------------
                                            Name:  Robert Snauffer                        Tod R. Angus
                                            Title: Vice President                         Vice President


                                       COOPERATIEVE CENTRALE RAIFFEISEN-
                                       BOERENLEENBANK B.A. "RABOBANK
                                       NEDERLAND" NEW YORK BRANCH


                                       By: /s/ Dana W. Hemenway
                                          --------------------------------------
                                            Name:  Dana W. Hemenway
                                            Title: Vice President


                                       By: /s/ Ian Reece
                                          --------------------------------------
                                            Name:  Ian Reece
                                            Title: Vice President & Manager


                                       UNION BANK OF CALIFORNIA


                                       By: /s/ Jennifer L. Banks
                                          --------------------------------------
                                            Name:  Jennifer L. Banks
                                            Title: Vice President

                                       CREDIT SUISSE


                                       By: /s/ Mark A. Sampson
                                          --------------------------------------
                                            Name:  MARK A. SAMPSON
                                            Title: ASSOCIATE


                                       By: /s/ Stephen M. Flynn
                                          --------------------------------------
                                            Name:  STEPHEN M. FLYNN
                                            Title: MEMBER OF SENIOR MANAGEMENT


                                       SANWA BANK


                                       By: /s/ Karen Wicks Coleman
                                          --------------------------------------
                                            Name:  KAREN WICKS COLEMAN
                                            Title: ASSISTANT VICE PRESIDENT
                                                     & MANAGER


                                       SUMITOMO BANK


                                       By: /s/ Goro Hirai
                                          --------------------------------------
                                            Name:  GORO HIRAI
                                            Title: JOINT GENERAL MANAGER


                                       SWISS BANK CORPORATION


                                       By: /s/ H. Clark Werthley
                                          --------------------------------------
                                            Name:  H. CLARK WERTHLEY
                                            Title:


                                       By: /s/ William S. Lutkins
                                          --------------------------------------
                                            Name:  WILLIAM S. LUTKINS
                                            Title: ASSOCIATE DIRECTOR
                                                     CREDIT RISK MGMT.


                                       BANK OF MONTREAL


                                       By: /s/ Irene M. Geller
                                          --------------------------------------
                                            Name:  IRENE M. GELLER
                                            Title: DIRECTOR

                                       BANKERS TRUST COMPANY


                                       By: /s/ Mary Jo Jolly
                                          --------------------------------------
                                            Name:  MARY JO JOLLY
                                            Title: ASSISTANT VICE PRESIDENT


                                       CIBC INC.


                                       By: /s/ Stephen D. Reynolds
                                          --------------------------------------
                                            Name:  STEPHEN D. REYNOLDS
                                            Title: AUTHORIZED SIGNATORY


                                       CREDIT LYONNAIS
                                       New York Branch


                                       By: /s/ Farbond Tavangar
                                          --------------------------------------
                                            Name:  FARBOND TAVANGAR
                                            Title: VICE PRESIDENT


                                       DAI-ICHI KANGYO BANK


                                       By: /s/ Tomohiro Nozaki
                                          --------------------------------------
                                            Name:  TOMOHIRO NOZAKI
                                            Title: SR. VICE PRESIDENT &
                                                     JOINT GENERAL MANAGER


                                       FLEET NATIONAL BANK


                                       By: /s/ Ginger Stolzenthaler
                                          --------------------------------------
                                            Name:  GINGER STOLZENTHALER
                                            Title: VICE PRESIDENT


                                       THE FUJI BANK, LIMITED


                                       By: /s/ Authorized Signatory
                                          --------------------------------------
                                            Name:
                                            Title:

                                       THE INDUSTRIAL BANK OF JAPAN, LTD.
                                       Los Angeles Agency


                                       By: /s/ Toshinari Iyoda
                                          --------------------------------------
                                            Name:  Toshinari Iyoda
                                            Title: Senior Vice President


                                       MELLON BANK, N.A.


                                       By: /s/ Authorized Signatory
                                          --------------------------------------
                                            Name:
                                            Title:

                                                                         ANNEX I

                                APPLICABLE AMOUNT


=============================================================================================
                                                  Debt Rating               (Basis points per
                                                S&P and Moody's                  annum)
     Level          Leverage Ratio                respectively      -------------------------
                                                                    Facility       LIBOR Rate
                                                                      Fee            Spread
- ---------------------------------------------------------------------------------------------
     Level            Less than                   A- or above         9.00           16.00
       I               1.0 to 1                        or
                                                  A3 or above
- ---------------------------------------------------------------------------------------------
     Level          Less than 1.25                    BBB+           11.25           18.75
       II          to 1 and greater                    or
                   than or equal to                   Baa1
                       1.0 to 1
- ---------------------------------------------------------------------------------------------
     Level         Less than 1.5 to                   BBB            13.75           23.75
      III           1 and greater                      or
                   than or equal to                   Baa2
                      1.25 to 1
- ---------------------------------------------------------------------------------------------
     Level         Less than 2.0 to                   BBB-           17.50           27.50
       IV           1 and greater                      or
                   than or equal to                   Baa3
                       1.5 to 1
- ---------------------------------------------------------------------------------------------
     Level         Less than 2.5 to                   BB+            22.50           40.00
       V            1 and greater                      or
                   than or equal to                   Ba1
                       2.0 to 1
- ---------------------------------------------------------------------------------------------
     Level         Greater than or              Less than BB+ or     30.00           57.50
       VI          equal to 2.5 to               Less than Ba1
                          1
=============================================================================================


              The Applicable Amount shall be based, at the option of the Company, on (i) the Leverage Ratio or (ii) the Debt Rating, subject to the following:

              (a) If either or both of Moody's and S&P are not providing a Debt Rating, the Applicable Amount shall be based on the Leverage Ratio; provided in such case that the Applicable Amount cannot be lower than Level IV (with Level I being the lowest Level and Level VI the highest Level), even though the Leverage Ratio would otherwise indicate a lower Level. In addition, if either of the Debt Ratings is less than Baa3, in the case of Moody's, or less than BBB-, in the case of S&P, the

Applicable Amount, if based on the Leverage Ratio, cannot be lower than Level IV even though the Leverage Ratio would otherwise indicate a lower Level.

              (b) If a difference exists in the Debt Ratings of Moody's and S&P, the higher of such Debt Ratings will determine the relevant Level, unless (i) either of such Debt Ratings is less than Baa3, in the case of Moody's, or less than BBB-, in the case of S&P, in which case the lower of such Debt Ratings will determine the relevant Level or (ii) other than in situations governed by clause
(b)(i), if the Debt Ratings differ by more than one Level, the Applicable Amount, if based on the Debt Rating, shall not be based on a Level that is lower than one Level below the higher Level of the two, with Level I being the lowest Level and Level VI the highest Level (for example, if, as of the date of determination, the Company's Debt Rating from S&P is A- (i.e., Level I) and its Debt Rating from Moody's is Baa3 (i.e., Level IV), the Applicable Amount may be based on Level III but cannot be based on Level I or II.)

              For purposes of determining the Applicable Amount:

              (i) the Leverage Ratio shall be that set forth in the most recent compliance certificate received by the Administrative Agent pursuant to Section 7.02(a) and shall be effective from the date which is five Business Days after the date on which the Administrative Agent receives such compliance certificate until the date five Business Days after which the Administrative Agent receives the next such compliance certificate; provided, however, that if the Administrative Agent does not receive a compliance certificate by the date required by Section 7.02(a), the Applicable Amount shall, effective as of the date required by Section 7.02(a), be based on Level VI until the date five Business Days after which the Administrative Agent receives such compliance certificate; and

              (ii) any change in any Debt Rating that would require a change in the Applicable Amount shall become effective five Business Days after the earlier of (i) any public announcement of such Debt Rating change and (ii) the Company's or the Administrative Agent's receipt of written evidence of such Debt Rating change; provided, however, that the Debt Rating may not continue to be based upon an "implied" rating at a particular rating level unless such rating at such level is reconfirmed or renewed by the applicable Rating Agency in a public announcement or in a writing received by the Administrative Agent within one year of the issuance of such rating or of the most recent reconfirmation or renewal of such rating.

                                                                   SCHEDULE 2.01



                                   COMMITMENTS
                               AND PRO RATA SHARES


                                                                   Pro Rata
         Bank                                Commitment              Share
         ----                                ----------            --------

Bank of America
National Trust and
Savings Association                         $ 95,000,000              7.6%

NationsBank of Texas, N.A.                  $ 85,000,000              6.8%

Chemical Bank                               $ 72,500,000              5.8%

ABN AMRO Bank N.V.                          $ 62,500,000              5.0%

Banca di Roma                               $ 25,000,000              2.0%

Bank of Montreal                            $ 25,000,000              2.0%

The Bank of New York                        $ 62,500,000              5.0%

The Bank of Nova Scotia                     $ 62,500,000              5.0%

Bankers Trust Company                       $ 25,000,000              2.0%

Banque National de Paris                    $ 62,500,000              5.0%

CIBC Inc.                                   $ 25,000,000              2.0%

Credit Lyonnais                             $ 35,000,000              2.8%

Credit Suisse                               $ 25,000,000              2.0%

The Dai-Ichi Kangyo Bank                    $ 35,000,000              2.8%

Deutsche Bank AG                            $ 62,500,000              5.0%

The First National Bank
of Chicago                                  $ 35,000,000              2.8%

Fleet National Bank                         $ 35,000,000              2.8%

The Fuji Bank, Limited                      $ 35,000,000              2.8%

The Industrial Bank of
Japan, Ltd.                                 $ 35,000,000              2.8%

                                                                   Pro Rata
         Bank                                Commitment              Share
         ----                                ----------            --------

Morgan Guaranty Trust
Company of New York                         $    62,500,000           5.0%

Kredietbank NV                              $    25,000,000           2.0%

The Long-Term Credit
Bank of Japan, Ltd.                         $    62,500,000           5.0%

Mellon Bank, N.A.                           $    35,000,000           2.8%

Cooperatieve Centrale
Raiffeisen-Boerenleenbank
B.A. "Rabobank Nederland"
New York Branch                             $    35,000,000           2.8%

The Sanwa Bank Limited                      $    35,000,000           2.8%

The Sumitomo Bank, Limited                  $    35,000,000           2.8%

Swiss Bank Corporation                      $    25,000,000           2.0%

Union Bank of California,
N.A.                                        $    35,000,000           2.8%
                                            ===============           ====

        TOTAL                               $ 1,250,000,000           100%

                                  SCHEDULE 6.20

                               MATERIAL AGREEMENTS

Part A

1. Purchase and Sale Agreement dated as of January 5, 1996 by and between the Company and Massachusetts Mutual Life Insurance Company ("MMLIC").

2. Series A Senior Term Note due March 31, 1999 in the principal amount of $62,000,000 made by the Company in favor of MMLIC.

3. The Company is obligated to issue a Series B Senior Term Note in favor of MMLIC upon completion of a post-closing audit to occur prior to July 1, 1996. The principal amount of such promissory note is presently estimated to be approximately $35,000,000.

4. Guaranty by the Company of all financial obligations and liabilities of American Managing Company (see Schedule 6.21) related to administrative services provided to Affiliated Health Plans, Inc. ("AHP").

5. Guaranty by the Company of all financial obligations and liabilities of AHP up to and including 100% of the authorized reserves necessary for AHP to comply with financial standard requirements of Texas Insurance Code.

Part B

(Unless otherwise noted, all defined terms used in this Schedule have the meanings attributed to them in the Recapitalization Agreement)

         Voting Agreement
         Voting Trust Agreement
         Registration Rights Agreement
         Share Escrow Agent Agreement
         Indemnification Agreement
         BCBSA License Agreement and Addendum

                                  SCHEDULE 6.21

                               SUBSIDIARIES, ETC.

Part A:  Subsidiaries of the Company

1.       Names of Subsidiaries

                     Name of Entity                       Jurisdiction of       Name of Equityholder(s) and
                     --------------                       Formation             Percentage Held by Such Person(s)
                                                          ---------             ---------------------------------

a.       CaliforniaCare Health Plans                      California            WellPoint Health Networks Inc.
                                                                                ("WLP") - 100%

b.       WellPoint Dental Plan                            California            WLP - 100%

c.       WellPoint Pharmacy Plan                          California            WLP - 100%

d.       WellPoint Life Insurance Company                 California            WLP - 100%

e.       Foxfield Ventures, Inc.                          Delaware              WLP - 100%

f.       Health Management Associates of                  California            WLP - 100%
         San Luis Obispo

g.       WellPoint Dental Services, Inc.                  Delaware              WLP - 100%
         ("DSO")

h.       Comprehensive Integrated Marketing               California            WLP - 100%

i.       UniCARE Financial Corp. ("UFC")                  California            WLP - 100%

j.       Professional Claims Services, Inc.               California            WLP - 100%

k.       AHI Healthcare Corporation ("AHI")               Texas                 WLP - 100%

l.       Health Management Associates of                  California            WLP - 100%
         Santa Barbara

m.       MassMutual Holding Company Two,                  Massachusetts         WLP - 100%
         Inc. ("MMHC")

n.       UniCARE General Insurance Agency,                California            UFC - 100%
         Inc.

o.       UniCARE Service Co.                              California            UFC - 100%

p.       UniCARE Insurance Company                        California            UFC - 100%

q.       Practical Rehabilitation Services, Inc.          California            UFC - 100%

r.       Innovative Care Systems, Inc.                    California            UFC - 100%

s.       UniCARE Compensation Insurance                   California            UFC - 100%
         Company

t.       UniCARE Foundation (a nonprofit                  California            UFC - 100%
         entity)

u.       American Managing Company                        Texas                 AHI - 100%

v.       Affiliated Healthcare, Inc.                      Texas                 AHI - 100%

w.       Affiliated Provider Systems, Inc.                Texas                 AHI - 100%

x.       UniCARE of Texas Health Plans, Inc.              Texas                 AHI - 100%

y.       Affiliated Re., Inc.                             Texas                 AHI - 100%

z.       MassMutual Holding Company Two                   Massachusetts         MMHCT - 100%
         MSC, Inc. (MMHCT")

aa.      National Capital Preferred Provider              Maryland              MMHCT - 54%
         Organization, Inc. ("NCPPO")

bb.      UniCARE Life & Health Insurance                  Delaware              MMHCT - 100%
         Company

cc.       National Capital Health Plans, Inc.             Virginia              MMHCT - 62%

dd.       Check-Up Centers of America, Inc.               California            WLP - 100%

ee.        WellPoint Claims & Services, Inc.              California            WLP - 100%

         The remaining equity interests in NCPPO not held by the Company are held by the following persons or entities in the following percentages:

             Name                                            Ownership Percentage
             ----                                            --------------------
Elliot Segal                                                         9.4%

Arthur Rubin                                                         9.4%

Robert Berenson                                                      9.4%

INOVA Health System                                                  4.9%

Georgetown University Medical                                        4.9%

Center

Adventist Health Care Mid-                                           3.0%
Atlantic

Greater Southeast Community                                          2.6%
Hospital

Prince William Hospital                                              1.0%

Potomac Hospital                                                     1.0%

Loudoun Hospital Center                                              1.0%

       The remaining equity interests in NCHP not held by the Company are held by the following persons or entities in the following percentages

         Name                             Ownership Percentage
         ----                             --------------------

INOVA Health System                                22%

Elliot Segal                                       4%

Arthur Rubin                                       4%

Robert Berenson                                    4%

Robert McCluskey                                   4%

2. Pursuant to the Stock Purchase Agreement dated as of November 10, 1993, the Third Amended and Restated Shareholders Agreement dated as of May 12, 1995 and Agreement for Election of Directors dated as of November 10, 1993, there are certain restrictions on the voting and transfer of, as well as rights of first refusal in, the shares of NCPPO (see item 1. aa above) held by MMHCT. In addition, certain registration rights have been granted.

3. As of date of this Agreement, DSO (see item 1.g above) has issued warrants to purchase its common stock to the persons listed below. Each warrant entitles the holder thereof to purchase one share of common stock of DSO at a price of $1.50 per share (subject to customary anti-dilution provisions) and contain certain piggy back registration rights.

       Name of Warrant holder                               Number of Warrants
       ----------------------                               ------------------
       Henry Lucas                                          130,000
       Roy Ingram                                           130,000
       Roy Ingram                                            24,000


Part B:                    Investments

       Please see attached schedule. In addition, as of the date of this Agreement, the Company and its subsidiaries have the following additional
       Investments:

1. Asset Purchase Agreement by and between Henry Lucas, D.D.S. and DSO, dated December 20, 1995.

2. Asset Purchase Agreement by and among Sherill Dental Corporation, Roy D. Ingram, D.D.S., and DSO, dated December 20, 1995.

3. Asset Purchase Agreement by and among Roy D. Ingram, D.D.S., Inc., Roy D. Ingram, D.D.S., and DSO, dated December 20, 1995.

4. Asset Purchase Agreement by and among Ingram Dental Corporation, Roy D. Ingram, D.D.S., and DSO, dated May 1, 1996.

5. MMHCT owns 21% of the outstanding equity interests of Sloan Lake Management Corp., a Colorado corporation.

6. MMHCT owns 33% of the outstanding equity interests of Benefit Panel Services, Inc., a California corporation.

7. Foxfield Ventures, Inc. ("Foxfield") owns certain shares of the Series A Convertible Preferred Stock of Health Partners, Inc. ("Health Partners"), having a book value of $17,500,000 as of the date hereof. Foxfield is obligated to make additional purchases of an aggregate of $7,500,000 of such Series A Preferred Stock upon request by Health Partners.

                                  SCHEDULE 8.02

                                  INDEBTEDNESS

1. Series A Senior Term Note due March 31, 1999 in the principal amount of $62,000,000 made by the Company in favor of MMLIC.

2. The Company is obligated to issue a Series B Senior Term Note in favor of MMLIC upon completion of a post-closing audit to occur prior to July 1, 1996. The principal amount of such promissory note is presently estimated to be approximately $35,000,000.

3. Asset Purchase Agreement by and between Henry Lucas, D.D.S. and DSO, dated December 20, 1995.

4. Asset Purchase Agreement by and among Sherill Dental Corporation, Roy D. Ingram, D.D.S., and DSO, dated December 20, 1995.

5. Asset Purchase Agreement by and among Roy D. Ingram, D.D.S., Inc., Roy D. Ingram, D.D.S., and DSO, dated December 20, 1995.

6. Asset Purchase Agreement by and among Ingram Dental Corporation, Roy D. Ingram, D.D.S., and DSO, dated May 1, 1996.

                                                                 SCHEDULE 11.02

                      LIBOR AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES

COMPANY

WellPoint Health Networks, Inc.
21555 Oxnard Street
Woodland Hills, CA 91367
Attention: R. David Kretschmer
           Vice President and Treasurer
           Telephone: (818) 703-3356
           Facsimile: (818) 703-2083

with a copy to:
           Michael Rosen
           Manager of Investments
           Telephone: (818) 703-3899
           Facsimile: (818) 703-2083

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
  as Administrative Agent

Bank of America National Trust
and Savings Association
1455 Market Street, 12th Floor
San Francisco, California 94103

Attention: Christine Cordi, VP
           Telephone: (415) 436-2790
           Facsimile: (415) 436-2700

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
  as a Bank

Domestic and LIBOR Lending office:

Bank of America NT&SA
333 South Beaudry Avenue
11th Floor
Los Angeles, California 90017

Attention: Linda Escamilla
           Telephone: (213) 345-7748

                                      -1

                Facsimile:  (213) 345-7797

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Bank of America NT&SA
300 Lakeside Drive, Suite 250
Oakland, CA 94612

Attention:      John Johnson, Vice President
                Telephone:  (510) 273-5288
                Facsimile:  (415) 273-5299
Attention:      Kenneth Beck
                Telephone:  (510) 273-5309
                Facsimile:  (415) 273-5299

NATIONSBANK OF TEXAS, N.A.,
  as Syndication Agent and as a Bank

Domestic and LIBOR Lending office:

NationsBank of Texas, N.A.
901 Main Street, 14th Floor
Dallas, Texas 75202

Attention:      Kay Hibbs
                Telephone:  (214) 508-3089
                Facsimile:  (214) 508-0944

Notices (other than borrowing notices and Notices of Conversion/Continuation):

NationsBank of  Texas, N.A.
444 South Flower Street, Suite 4100
Los Angeles, CA 90071

Attention:      Brad DeSpain
                Telephone:  (213) 236-4912
                Facsimile:  (213) 624-5815
Attention:      Pam Randall-Levy
                Telephone:  (213) 236-4916
                Facsimile:  (213) 624-5815



                                      - 2

CHEMICAL BANK,
        as a Bank and
        as Documentation Agent

Domestic and LIBOR Lending Office:

Chemical Bank
140 East 45th Street, 29th Floor
New York, New York 10017

Attention:      Renee Pierre Louis
                Telephone: (212) 622-1442
                Facsimile: (212) 622-0137/0136

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Chemical Bank
270 Park Avenue, 9th Floor
New York, NY 10017

Attention:      Dawn Lee Lum, VP
                Telephone: (212) 270-2472
                Facsimile: (212) 270-3279


BANK OF NOVA SCOTIA

Domestic and LIBOR Lending Office:

Bank of Nova Scotia
600 Peachtree St., N.E., Suite 2700
Atlanta, GA 30308

Attention:      Craig Subryan, Loan Operations Officer
                Telephone: (404) 877-1563
                Facsimile: (404) 888-8998

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Bank of Nova Scotia
580 California Street
San Francisco, CA 94104

Attention:      Alan Pendergast
                Telephone: (415) 986-1100
                Facsimile: (415) 397-0791

                                      - 3

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Domestic Lending Office:

Morgan Guaranty Trust Company of New York
60 Wall Street Branch
C/O J.P. Morgan Services, Inc.
500 Stanton-Christiana Road
Newark, DE  19713

Attention:      Deborah Jones
                Telephone:      (302) 634-1940
                Facsimile:      (302) 634-1091

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

LIBOR Lending Office:

Morgan Guaranty Trust Company of New York
Nassau, Bahamas Office
C/O J.P. Morgan Services, Inc.
500 Stanton-Christiana Road
Newark, DE  19713

Attention:      Deborah Jones
                Telephone:      (302) 634-1940
                Facsimile:      (302) 634-1091

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY  10260-0060

Attention:      Robert M. Osieski, VP
                Telephone:      (212) 648-7173
                Facsimile:      (212) 648-5014
Attention:      Diana Imhof, VP
                Telephone:      (212) 648-6948
                Facsimile:      (212) 648-5014

DEUTSCHE BANK AG

Domestic Lending Office:

Deutsche Bank AG, Los Angeles Branch
550 South Hope Street
Los Angeles, CA  90071

Attention:      Anne Norwood

                                      - 4

                Telephone: (213) 630-7682
                Facsimile: (213) 630-3436

DEUTSCHE BANK AG

LIBOR Lending Office:

Deutsche Bank AG, Cayman Island Branch
c/o Los Angeles Branch
550 South Hope Street
Los Angeles, CA 90071

Attention:      Anne Norwood
                Telephone: (213) 630-7682
                Facsimile: (213) 630-3436

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention:      Scott Jessup
                Telephone: (213) 630-7670
                Facsimile: (213) 630-3436

BANCA DI ROMA

Domestic and LIBOR Lending Office:

Banca di Roma
One Montgomery Street, Suite 2200
San Francisco, CA 94104

Attention:      Paul De Roover, Vice President
                Telephone: (415) 765-8245
                Facsimile: (415) 433-6725

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention:      Augusto Bianchi, 1st VP
                Telephone: (415) 765-8202
                Facsimile: (415) 433-6725


THE FIRST NATIONAL BANK OF CHICAGO

Domestic and LIBOR Lending Office:

The First National Bank of Chicago
One First National Plaza, Suite 0091
Chicago, IL 60670-0091


                                       -5

Attention: Kathie Blomquist, Client Services Assoc.
           Telephone: (312) 732-4967
           Facsimile: (312) 732-2016

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention: Jay G. Sepanski, Corp. Bkg Officer
           Telephone: (312) 732-6726
           Facsimile: (312) 732-2016

KREDIETBANK N.V.

Domestic and LIBOR Lending Office:

Kredietbank N.V.
125 W. 55th Street, 10th Floor
New York, NY 10019

Attention: Lynda Resuma
           Telephone: (212) 541-0657
           Facsimile: (212) 956-5580
Attention: Mayra Ramirez
           Telephone: (212) 541-0658
           Facsimile: (212) 956-5580

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Kredietbank N.V.
Suite 1775
550 South Flower Street
Los Angeles, CA 90071

Attention: Luc Cools, VP
           Telephone: (213) 624-0401
           Facsimile: (213) 629-5801

RABOBANK NEDERLAND

Domestic and LIBOR Lending Office:

Rabobank Nederland
245 Park Ave., 37th Floor
New York, NY 10167

Attention: Annette Browne, Sr. Cust. Services Rep.
           Telephone: (212) 916-3702
           Facsimile: (212) 916-7930

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Rabobank Nederland
#930
3 Embarcadero Center
San Francisco, CA 94111

Attention: Richard Cerf, VP
           Telephone: (415) 986-4258
           Facsimile: (415) 986-8349

UNION BANK OF CALIFORNIA, N.A.

Domestic and LIBOR Lending Office:

Union Bank of California, N.A.
550 South Hope Street
Los Angeles, CA 90071

Attention: Hisako Sakamoto
           Telephone: (213) 243-3522
           Facsimile: (213) 243-3521

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention: Jennifer L. Banks, VP
           Telephone: (213) 243-3517
           Facsimile: (213) 243-3552

CREDIT SUISSE

Domestic and LIBOR Lending Office:

Credit Suisse
633 West 5th Street, 64th Floor
Los Angeles, CA 90071

Attention: Rita Asa
           Telephone: (213) 955-8284
           Facsimile: (213) 955-8245

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention: Mark Sampson, Associate
           Telephone: (213) 955-8202
           Facsimile: (213) 955-8245

SANWA BANK, LIMITED

Domestic and LIBOR Lending Office:

Sanwa Bank, Limited
610 South Figueroa Street
W5-2
Los Angeles, CA 90017

Attention:      Washington Boza, AVP and Manager
                Telephone:  (213) 896-7434
                Facsimile:  (213) 623-4912

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Sanwa Bank, Limited
610 South Figueroa Street
W5-4
Los Angeles, CA 90017

Attention:      Karen Coleman, AVP/Mgr
                Telephone:  (213) 896-7148
                Facsimile:  (213) 896-7475


SUMITOMO BANK, LIMITED

Domestic and LIBOR Lending Office:

Sumitomo Bank, Limited
Suite 2600
777 South Figueroa Street, Suite 2600
Los Angeles, CA 90017

Attention:      Miriam Delgado, Loan Administration
                Telephone:  (213) 955-0883
                Facsimile:  (213) 623-6832

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention:      Alicia Romo, AVP
                Telephone:  (213) 955-0854
                Facsimile:  (213) 623-6832

SWISS BANK CORPORATION, NEW YORK
Domestic and LIBOR Lending Office:

                                      - 8

Swiss Bank Corporation, New York
222 Broadway, 2nd Floor
New York, NY  10038

Attention:      Elizabeth Burnett
                Telephone:      (212) 574-3368
                Facsimile:      (212) 574-3134

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Swiss Bank Corporation, New York
222 Broadway, 4th Floor
New York, NY  10038

Attention:      Clark Worthley, Associate Director
                Telephone:      (212) 335-1874
                Facsimile:      (212) 335-1406

ABN-AMRO BANK N.V.

Domestic and LIBOR Lending Office:

ABN-AMRO Bank N.V.
300 South Grand Avenue, Suite 1115
Los Angeles, CA  90071

Attention:      Carol Yi, Loan Dept.
                Telephone:      (213) 687-2026
                Facsimile:      (213) 687-2085/2061
Attention:      Lolita Sarroca, Operations Manager
                Telephone:      (213) 687-2093
                Facsimile:      (213) 687-2085/2061

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention:      David J. Stassel, VP
                Telephone:      (213) 687-2056
                Facsimile:      (213) 687-2085/2061

THE BANK OF NEW YORK

Domestic and LIBOR Lending Office:

The Bank of New York
One Wall Street, 22nd Floor
New York, NY  10286

                                      - 9

Attention: Dawn Hertling
           Telephone: (212) 635-6742
           Facsimile: (212) 635-6399
Attention: Sandra Morgan
           Telephone: (212) 635-6743
           Facsimile: (212) 635-6877

Notices (other than borrowing notices and Notices of Conversion/Continuation):

The Bank of New York
Suite 1125
10990 Wilshire Blvd.
Los Angeles, CA 90024

Attention: Lisa Brown
           Telephone: (310) 996-8656
           Facsimile: (310) 996-8667

BANQUE NATIONALE DE PARIS

Domestic and LIBOR Lending Office:

Banque Nationale de Paris
180 Montgomery Street
San Francisco, CA 94104

Attention: Don Hart, Vice President
           Telephone: (415) 956-2511
           Facsimile: (415) 989-9041

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Banque Nationale de Paris
725 South Figueroa Street, Suite 2090
Los Angeles, CA 90017

Attention: Mitchell Ozawa, Vice President
           Telephone: (213) 488-9120
           Facsimile: (213) 488-9602

THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
Los Angeles Agency

Domestic and LIBOR Lending Office:

The Long-Term Credit Bank of Japan, LTD.,
Los Angeles Agency
444 South Flower Street, Suite 3700

Los Angeles, CA 90071

Attention:  Albert Totten, Loan Admin.
            Telephone:   (213) 629-5777
            Facsimile:   (213) 626-1067
Attention:  Diane Huynh, Assistant Manager
            Telephone:   (213) 689-6245
            Facsimile:   (213) 626-1067

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention:  Takaomi Tomioka
            Telephone:   (213) 689-6355
            Facsimile:   (213) 626-1067


BANK OF MONTREAL

Domestic and LIBOR Lending Office:

Bank of Montreal
11W
115 South LaSalle Street
Chicago, IL 60603

Attention:  Debra Sandt
            Telephone:   (312) 750-4312
            Facsimile:   (312) 750-3798

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Bank of Montreal
12W
115 South LaSalle Street
Chicago, IL 60603

Attention:  Irene M. Geller, Director
            Telephone:   (312) 750-4368
            Facsimile:   (312) 750-4314


BANKERS TRUST COMPANY

Domestic and LIBOR Lending Office:

Bankers Trust Company
130 Liberty Street
New York, NY 10006

Attention:  Aileen Mosier

                Telephone:  (212) 250-6968
                Facsimile:  (212) 250-6029/7351

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Bankers Trust Company
300 South Grand Avenue
Los Angeles, CA 90071-3109

Attention:      Cristie Sheffield, Associate
                Telephone:  (213) 620-8189
                Facsimile:  (213) 620-8484


CANADIAN IMPERIAL BANK OF COMMERCE

Domestic and LIBOR Lending office:

Canadian Imperial Bank of Commerce
2727 Paces Ferry Road, Suite 1200
Atlanta, GA 30339

Attention:      Vickie Summey
                Telephone:  (770) 319-4852
                Facsimile:  (770) 319-4950

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Canadian Imperial Bank of Commerce
425 Lexington Ave., 8th Floor
New York, NY 10017

Attention:      Stephen D. Reynolds
                Telephone:  (212) 856-3566
                Facsimile:  (212) 856-3613


CREDIT LYONNAIS, NEW YORK BRANCH

Domestic and LIBOR Lending Office:

Credit Lyonnais, New York Branch
1301 Avenue of the Americas
New York, NY 10019

Attention:      Kenia A. Perez, Admin. Asst.
                Telephone:  (212) 261-7313
                Facsimile:  (212) 261-3440



                                      - 12

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention:      Francoise Giacalone, AVP
                Telephone:  (212) 261-7748
                Facsimile:  (212) 261-3440


DAI-ICHI KANGYO BANK, LTD., Los Angeles Agency

Domestic and LIBOR Lending Office:

Dai-Ichi Kangyo Bank, LTD., Los Angeles Agency
555 West 5th Street, 5th Floor
Los Angeles, CA 90013

Attention:      Doris Chang
                Telephone:  (213) 243-4777
                Facsimile:  (213) 243-4848

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention:      William Murray, VP
                Telephone:  (213) 243-4763
                Facsimile:  (213) 624-5258

FLEET NATIONAL BANK

Domestic and LIBOR Lending office:

Fleet National Bank
75 State Street
Boston, MA 02109

Attention:      Cassie Carlan, Loan Administration
                Telephone:  (617) 346-1635
                Facsimile:  (617) 346-1634

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention:      Ginger Stolzenthaler, VP
                Telephone:  (617) 346-1647
                Facsimile:  (617) 346-1634


FUJI BANK, LIMITED, Los Angeles Agency

Domestic and LIBOR Lending office:


                                      - 13

Fuji Bank, Limited, Los Angeles Agency
333 South Grand Avenue, 25th Floor
Los Angeles, CA 90071

Attention:  Vivian Chang, Corporate Banking Officer
            Telephone:  (213) 253-4129
            Facsimile:  (213) 253-4198

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention:  Steve Brennan, VP/Manager
            Telephone:  (213) 253-4174
            Facsimile:  (213) 253-4198


THE INDUSTRIAL BANK OF JAPAN, LTD., LOS ANGELES AGENCY

Domestic and LIBOR Lending Office:

The Industrial Bank of Japan, LTD., Los Angeles Agency
350 South Grand Avenue, Suite 1500
Los Angeles, CA 90071

Attention:  Harumi Kanemoto, Officer
            Telephone:  (213) 893-6492
            Facsimile:  (213) 688-7486

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Attention:  Charles Lilygren, VP
            Telephone:  (213) 893-6444
            Facsimile:  (213) 488-9840


MELLON BANK, N.A.

Domestic and LIBOR Lending Office:

Mellon Bank, N.A.
Three Mellon Bank Center, 23rd Floor
Pittsburgh, PA 195259

Attention:  Christine Bissell, Loan Admin.
            Telephone:  (412) 234-6726
            Facsimile:  (412) 234-5049

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Mellon Bank, N.A.

Suite 3800
300 South Grand Ave.
Los Angeles, CA  90071

Attention:      Robert T. Harkins, VP
                Telephone:      (213) 680-7355
                Facsimile:      (213) 617-9691


                                      - 15

                                                                     EXHIBIT A-1

                             FORM OF COMMITTED NOTE

$_______________                                                    May __, 1996


         FOR VALUE RECEIVED, WELLPOINT HEALTH NETWORKS INC. (the "Company"), hereby promises to pay to the order of _________________________________ (the "Bank") the principal sum of ________________________________________ Dollars
($___________) or, if less, the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Company pursuant to that certain Credit Agreement dated as of May __, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement") among WellPoint Health Networks Inc., the Banks party thereto, Bank of America National Trust and Savings Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Chemical Bank, as Documentation Agent, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Committed Loans from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         The Bank is authorized to endorse the amount and the date on which each Committed Loan is made, the maturity date for, and each payment of principal with respect to, such Committed Loan on the schedules annexed to, and made a part of, this Promissory Note (this "Note"), or on continuations of such schedules which shall be attached to, and made a part of this Note; provided that any failure to endorse such information on such schedule or continuation of such schedule shall not in any manner affect any obligation of the Company under the Credit Agreement and this Note.

         This Note is one of the Committed Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity of obligations under this Note upon the happening of certain stated events and also for prepayments on account of principal of this Note prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

         Terms defined in the Credit Agreement are used in this Note with their defined meanings in the Credit Agreement unless otherwise defined in this Note. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                                              WELLPOINT HEALTH NETWORKS INC.


                                              By:_______________________________
                                              Title:____________________________

                                                    Schedule A to Committed Note


                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS

                 (2)           (3)
                Amount      Amount of
                  of          Base         (4)
    (1)          Base       Rate Loan     Notation
   Date       Rate Loan      Repaid       Made By
   ----       ---------     ---------     -------




                                  A-1 - Page 2

                                                    Schedule B to Committed Note


               LIBOR RATE LOANS AND REPAYMENT OF LIBOR RATE LOANS

                               (3)
                 (2)         Interest        (4)
                Amount        Period       Amount of
                  of            of           LIBOR        (5)
    (1)         LIBOR         LIBOR          Rate       Notation
   Date       Rate Loan     Rate Loan    Loan Repaid     Made By
   ----       ---------     ---------    -----------    --------




                                  A-1 - Page 3

                                                                     EXHIBIT A-2

                                FORM OF BID NOTE

                                                             _____________, ____


         FOR VALUE RECEIVED, the undersigned, WELLPOINT HEALTH NETWORKS INC. (the "Company"), hereby promises to pay to the order of ________________________ (the "Bank") the principal sum of each Bid Loan made by the Bank to the Company pursuant to that certain Credit Agreement dated as of May __, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement") among WellPoint Health Networks Inc., the Banks party thereto, Bank of America National Trust and Savings Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Chemical Bank, as Documentation Agent, on the last day of the Interest Period of such Bid Loan. The Company further promises to pay interest on the unpaid principal amount of the Bid Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         The Bank is authorized to endorse the amount and the date on which each Bid Loan is made, the maturity date for, and each payment of principal with respect to, such Bid Loan on the schedules annexed to, and made a part of this Promissory Note (this "Note"), or on continuations of such schedules which shall be attached to, and made a part of, this Note; provided that any failure to endorse such information on such schedule or continuation of such schedule shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

         This Note is one of the Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity of obligations under this Note upon the happening of certain stated events. This Note is not subject to prepayment.

         Terms defined in the Credit Agreement are used in this Note with their defined meanings in the Credit Agreement unless otherwise defined in this Note. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                                         WELLPOINT HEALTH NETWORKS INC.


                                         By:_______________________________
                                         Title:____________________________

                                  A-2 - Page 1

                                 TRANSACTIONS ON
                                    BID NOTE



                                             Amount of        Outstanding
        Type of      Amount of    End of     Principal or     Principal
        Loan Made    Loan Made    Interest   Interest Paid    Balance        Notation
Date    This Date    This Date    Period     This Date        This Date      Made by
- ----    ---------    ---------    --------   -------------    -----------    --------



                                  A-2 - Page 2

                                                                       EXHIBIT B

                      FORM OF NOTICE OF COMMITTED BORROWING


TO:  Bank of America National Trust
     and Savings Association, as Administrative Agent
     1455 Market Street, 12th Floor
     San Francisco, CA  94103
     Attention:  Agency Management Services #5596

         Pursuant to Section 2.03 of that certain Credit Agreement dated as of May __, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among WellPoint Health Networks Inc., the Banks party thereto, Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent"), NationsBank of Texas, N.A., as Syndication Agent, and Chemical Bank, as Documentation Agent, this represents the Company's request to borrow on ________________________ from the Banks, according to their respective Pro Rata Shares, $____________ as [Base Rate] [LIBOR Rate] Loans. [The initial Interest period for such LIBOR Rate is requested to be a ____________________-month period]. The proceeds of such Committed Loans are to be deposited in the Company's account at the Administrative Agent.

         I, the undersigned Authorized Company Employee, hereby certify on behalf of the Company that to the best of my knowledge and belief:

         (a) the representations and warranties of the Company contained in the Credit Agreement are true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof;

         (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing;

         (c) the Company's Leverage Ratio as of the fiscal quarter most recently ended is ____; and

         (d) the Company's Debt Ratings as of the date hereof and as of the date five Business Days prior to the date hereof are:

                           S&P:     _____
                           Moody's: _____


DATED:_____________________

                                            WELLPOINT HEALTH NETWORKS INC.


                                            By____________________________
                                            Title_________________________

                                                                       EXHIBIT C

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

TO:  Bank of America National Trust
     and Savings Association, as Administrative Agent
     1455 Market Street, 12th Floor
     San Francisco, CA  94103
     Attention:  Agency Management Services #5596

         1. Conversion Selection. Pursuant to Section 2.04 of that certain
Credit Agreement dated as of May    , 1996 (as from time to time amended,
extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among WellPoint Health Networks Inc., the Banks party thereto, Bank of America National Trust and Savings Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Chemical Bank, as Documentation Agent, this represents the Company's request to
convert on              ,       , $         of existing [Base Rate] [LIBOR Rate]
Loans, the final day of the current Interest Period (if applicable) of which is __________, ____, to [LIBOR Rate] [Base Rate] Loans, as follows:

                                                              Interest Period
                                                              (LIBOR
                  Dollar Amount                               Rate loans)
                  -------------                               ---------------
                  $                                                  months
                   ------------                                -----

         2. Continuation Selection (LIBOR Rate Loans). Pursuant to Section 2.04
of the Agreement, please continue $            of existing LIBOR Rate Loans, the
final day of the current Interest Period of which is                 ,      , as
follows:

                                                     Requested
                  Dollar Amount                      Interest Period
                  -------------                      ---------------
                  $                                         months
                   ------------                       -----

         I, the undersigned Authorized Company Employee, hereby certify on behalf of the Company that to the best of my knowledge and belief:

         (a) the representations and warranties of the Company contained in the Credit Agreement are true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof;

         (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement;

         (c) the Company's Leverage Ratio as of the last day of the fiscal
quarter most recently ended is                          ; and

         (d) the Company's Debt Ratings as of the date hereof and as of the date five Business Days prior to the Date hereof are:

                           S&P:
                                    -----
                           Moody's:
                                    -----

         Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement.

                                            WELLPOINT HEALTH NETWORKS INC.


                                            By
                                              ----------------------------
                                            Title
                                                 -------------------------

                                                                       EXHIBIT D

                         FORM OF COMPETITIVE BID REQUEST

                                                           _______________, ____



TO:  Bank of America National Trust
     and Savings Association, as Administrative Agent
     1455 Market Street, 12th Floor
     San Francisco, CA  94103
     Attention:  Agency Management Services #5596
                 Facsimile No.:  (415) ________

     [AND IF TO THE BANKS:]

     [To the Banks listed on the Attached Schedule:]

         Reference is made to the Credit Agreement dated as of May __, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among WellPoint Health Networks Inc., the Banks party thereto, Bank of America National Trust and Savings Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Chemical Bank, as Documentation Agent.

         This is a Competitive Bid Request for Bid Loans pursuant to Section
3.02 of the Credit Agreement as follows:

         (i) The Business Day of the proposed Bid Borrowing is _______________,
____.

         (ii) The aggregate amount of the proposed Bid Borrowing is $_______________.

         (iii) The Interest Period[s] for the Bid Loans comprised in the Borrowing shall be [_____________], [______________] and [_____________] [days]
[months].

         (iv) The amount per Interest Period is $_______________.

         (v) The proposed Bid Borrowing shall be comprised of [LIBOR Rate Bid Loans] [Absolute Rate Bid Loans].

All Competitive Bids must be in the form of Exhibit E to the Credit Agreement. Please respond to this Competitive Bid Request by no later than 6:45 a.m. (unless this Competitive Bid Request is made through the Agent on behalf of the Company, in which case, for BofA only, 6:30 a.m.) (San Francisco time) on ________, _____.(1) [This invitation is made through the Agent on behalf of the Company and your response should be submitted to the Agent.](2) [This invitation is from the Company directly and your response should be submitted directly to the Company; with a copy of such response to be concurrently provided to the Administrative Agent.](3)

                                            Very truly yours,

                                            WELLPOINT HEALTH NETWORKS INC.


                                            By:___________________________
                                            Title:________________________

____________________

(1) Insert a date which is three (3) Business Days prior to the date of Borrowing, in the case of a request for LIBOR Rate Bid Loans, or on the date of Borrowing, in the case of a request for Absolute Rate Bid Loans.

(2) To be included if the request is made by the Company through the Administrative Agent.

(3)  To be included if the request is made by the Company directly to the Banks.

                                                                       EXHIBIT E

                             FORM OF COMPETITIVE BID

TO:  Bank of America National Trust
     and Savings Association, as Administrative Agent
     1455 Market Street, 12th Floor
     San Francisco, CA  94103
     Attention:  Agency Management Services #5596
                 Facsimile No.:  (415) ________

     [AND IF TO THE BANKS:]

     [To the Banks listed on the Attached Schedule:]

         Reference is made to the Credit Agreement dated as of May __, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among WellPoint Health Networks Inc., the Banks party thereto, Bank of America National Trust and Savings Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Chemical Bank, as Documentation Agent.

         In response to the Competitive Bid Request of the Company dated _________________________, ____ and in accordance with Section 3.04 of the
Credit Agreement, the undersigned Bank offers to make Bid Loan(s) in the following principal amount(s) at the following interest rate(s) for the following Interest Period(s):

Date of Borrowing: ______________________, ____

OFFER 1 (MAXIMUM AMOUNT $_______________):

Interest Period             Interest Period             Interest Period
__________                  __________                  __________

Principal Amount            Principal Amount            Principal Amount
$_______________            $_______________            $_______________

Absolute Rate               Absolute Rate               Absolute Rate
    ____%                       ____%                       ____%

or                          or                          or

LIBOR Margin                LIBOR Margin                LIBOR Margin
    ____%                       ____%                       ____%

Page 2
Date of Borrowing: ______________________, ____

OFFER 2 (MAXIMUM AMOUNT $_______________):

Interest Period             Interest Period             Interest Period
__________                  __________                  __________

Principal Amount            Principal Amount            Principal Amount
$_______________            $_______________            $_______________

Absolute Rate               Absolute Rate               Absolute Rate
    ____%                       ____%                       ____%

or                          or                          or

LIBOR Margin                LIBOR Margin                LIBOR Margin
    ____%                       ____%                       ____%

________________________________________________________________________________

Date of Borrowing: ______________________, ____

OFFER 3 (MAXIMUM AMOUNT $_______________):

Interest Period             Interest Period             Interest Period
__________                  __________                  __________

Principal Amount            Principal Amount            Principal Amount
$_______________            $_______________            $_______________

Absolute Rate               Absolute Rate               Absolute Rate
    ____%                       ____%                       ____%

or                          or                          or

LIBOR Margin                LIBOR Margin                LIBOR Margin
    ____%                       ____%                       ____%

         Subject to Section 3.06(b), the Company may accept any combination of Interest Periods from one or more offers for the principal amounts indicated; provided that the aggregate principal amount accepted from one offer does not exceed the maximum amount specified for such offer and the aggregate principal
of all Bid Loans accepted does not exceed $       ; provided, further, that with
respect to solicitations for Competitive Bids made directly by the Company, the Company may accept such Competitive Bids in whole or in part.

                                                [NAME OF BANK]


                                                By:_____________________________
                                                Title:__________________________

                                                                       EXHIBIT F

                         FORM OF COMPLIANCE CERTIFICATE

                                     [DATE]

Bank of America National Trust
and Savings Association, as Administrative Agent
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attention:  Agency Management Services #5596

         Re: Compliance Certificate

Ladies and Gentlemen:

         This Certificate is given in accordance with Section 7.02(a) of that certain Credit Agreement dated as of May __, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among WellPoint Health Networks Inc., the Banks party thereto, Bank of America National Trust and Savings Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Chemical Bank, as Documentation Agent. I the undersigned Responsible Officer hereby certify that:

         (a) I am the ________________ of the Company;

         (b) The Company hereby selects the [Leverage Ratio] [Debt Rating] as the method for determining the Applicable Amount;

         (c) The enclosed consolidated balance sheet, related consolidated statement of income, shareholders' equity and cash flows and the enclosed consolidating balance sheets and the related statements of income are complete and correct and fairly present, in accordance with GAAP, the financial position and the results of operations of the Company and the Subsidiaries for the periods indicated;

         (d) We have reviewed the terms of the Credit Agreement and have made or caused to be made under our supervision, a review in reasonable detail of the transactions and financial condition of the Company during the accounting period covered by the enclosed financial statements;

         (e) No event or condition exists which constitutes an Event of Default or Default as of the date of this certificate except as set forth below;

         (f) The representations and warranties set forth in Article VI of the Credit Agreement are true, correct and complete in all material respects on and as of the date of this Certificate to the same extent as though made on and as of the date hereof; and

         (g) The Company is in compliance with all of the terms and conditions of the Credit Agreement except as set forth below.

         (h) The calculations in Attachment No. 1 to this Certificate are true, correct and complete.

         (i) Pursuant to Section 7.03(f) of the Credit Agreement, the Company's Debt Ratings as of the date of this certificate are ____, in the case of Moody's, and ____, in the case of S&P.

         (j) Pursuant to Section 8.01(i) of the Credit Agreement, the aggregate principal amount of Indebtedness secured by any and all purchase money security interests on any Property acquired or held by the Company or its Subsidiaries in the Ordinary Course of Business is $________________.

         (k) Pursuant to Section 8.01(j) of the Credit Agreement, the aggregate amount of Indebtedness secured by Liens in respect of Capital Leases on Property subject to such Capital Leases is $_______________.

         (l) Pursuant to Section 8.02(d) of the Credit Agreement, the aggregate amount of Indebtedness of Subsidiaries of the Company (exclusive of Indebtedness permitted under Section 8.02(e) and Contingent Obligations of the Company and Subsidiaries of the Company in respect of such Indebtedness) is $_______________.

         (m) Pursuant to Section 8.04(h) of the Credit Agreement, the net book value in the aggregate of all dispositions of Property during the current fiscal year is __% of the Company's Total Assets as shown on its consolidated balance sheet for the previous fiscal year.

         (n) Pursuant to Section 8.08 of the Credit Agreement, the Company's Leverage Ratio is _________.

         (o) Pursuant to Section 8.09 of the Credit Agreement, the Company's Fixed Charge Ratio is __________.

         (p) Pursuant to Section 8.10 of the Credit Agreement, the Company's Net Worth is $____________.

         (q) Pursuant to Section 8.12(j) of the Credit Agreement, the aggregate outstanding amount of Investments is $_______________.

         Described below (or in a separate attachment hereto) are the exceptions, if any, to paragraphs (d) and (f), listing in detail, the nature of the conditions or event, the period during which it has existed and the action which the Company has taken, is taking or proposes to take with respect to each such condition or event:

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

         The foregoing certifications are made and delivered this ____ day of _______________, ____.

                                               WELLPOINT HEALTH NETWORKS INC.


                                               By:______________________________
                                               Title:___________________________

                                ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE

         (This attachment is as of [            ] and (in the case of the Fixed
Charge Coverage Ratio and the Leverage Ratio set forth below) pertains to the
four-quarter period from [            ] (the "Period"; the last day of the
Period is referred to herein as the "Period End Date"). Financial covenant information is provided for only those covenants which are required to be tested as of the Period End Date.) All amounts are as of the Period End Date except as noted.

         Capitalized terms used herein without definition shall have the
meanings set forth in the Credit Agreement dated as of May    , 1996 (such
agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") by and among WellPoint Health Networks Inc., the Banks party thereto, Bank of America National Trust and Savings Association, as Administrative Agent NationsBank of Texas, N.A., as Syndication Agent, and Chemical Bank, as Documentation Agent. Section references are to the sections of the Credit Agreement.

                           FIXED CHARGE COVERAGE RATIO

         1.       Consolidated after-tax net income
                  (exclusive of extraordinary gains
                  and losses) of the Company and its
                  Subsidiaries;                                     $

         2.       Interest Expense:
                    Related to Indebtedness    $
                    Related to Swap Contracts  $
                    Total                                           $

         3.       Depreciation:                                     $

         4.       Amortization:                                     $

         5.       After-tax non-cash Restructuring
                  charges (up to $35,000,000):                      $

                  [Effective Date only]
                  After-tax Recapitalization and
                  Mirus Acquisition Restructuring
                  charges (up to $40,000,000):                      $


         6.       Operating Lease expense:                          $

         7.       Dividends:                                        $

         8.       Unfinanced Capital Expenditures:                  $

         9.       Cash Flow Total:
                  Lines 1 + 2 + 3 + 4 + 5 + 6 - 7 - 8 =             $

        10.       Scheduled principal payments
                  of Indebtedness (other than
                  Mass Mutual Notes):                               $

        11.       Fixed Charges Total:
                  Lines 2 + 6 + 10 =                                $

        12.       Fixed Charge Coverage:
                  Ratio (Line 9 / Line 11) =                             to 1.00
                                                                    ----

        13.       Minimum Fixed Charge Coverage:
                  For the period from Effective Date
                  through December 31, 1996                         3:00 to 1.00
                  Thereafter                                        3.50 to 1.00


                                 LEVERAGE RATIO

         1.       Indebtedness:                                     $

         2.       Operating Lease expense,
                  multiplied by eight:                              $

         3.       Contingent Obligations re
                  Funded Debt of Others:   $

         4.       Funded Debt Total:
                  Lines: 1 + 2 + 3 =                                $

         5.       Consolidated pre-tax net income
                  (exclusive of extraordinary gains
                  or losses) of the Company and its
                  Subsidiaries:                                     $

         6.       Interest Expense:                                 $

         7.       Amortization:                                     $

         8.       Depreciation:                                     $

         9.       Operating Lease expense:                          $

        10.       Pre-tax non-cash Restructuring
                  charges (up to $50,000,000):                     $

                  [Effective Date only]
                  Pre-tax Recapitalization and
                  Mirus Acquisition Restructuring
                  charges (up to $65,000,000):                     $

         11.      EBITDAR:
                  Lines 5 + 6 + 7 + 8 + 9 +10=                     $

         12.      Leverage Ratio:
                  Line 11 / Line 4 =                                     to 1.00
                                                                   -----

         13.      Maximum Leverage Ratio:

                  For the period from Effective
                  Date through December 31, 1996:                  2.75 to 1.00

                  For the period from January 1,
                  1997 through December 31, 1997:                  2.25 to 1.00

                  Thereafter:                                      2.00 to 1.00


                                MINIMUM NET WORTH

         1.       Capital Stock:                                   $

         2.       Treasury Shares:                                 $

         3.       Additional Paid In Capital:                      $

         4.       Surplus and Retained Earnings:                   $

         5.       Net Worth:
                  Lines 1 - 2 + 3 +/- 4 =                          $

         6.       Minimum Net Worth at Final
                  Recapitalization Date
                  (The greater of (i) 75% of the
                  Company's Net Worth as of the
                  Final Recapitalization Date
                  and (ii) $500,000,000):                          $

         7.       Fifty Percent of Net Income from
                  and after January 1, 1996:                       $

         8.       Total Required Minimum Net Worth:
                  Lines 6 + 7 =                                    $

                             DISPOSITIONS OF ASSETS


         1.       Total Assets for
                  previous fiscal year:                                $

         2.       Permitted disposition amount
                  Line 1 / 10 =                                        $

         2.       Net book value of dispositions
                  of Property during current
                  fiscal year:                                         $

                                                                     EXHIBIT G-1


                  [FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT]


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated as of ______________, _____ is made between __________________________________________
_______________________________ (the "Assignor") and ___________________________
_____________________ (the "Assignee").

                                    RECITALS

         WHEREAS, the Assignor is party to that certain Credit Agreement dated as of May __, 1996 among WELLPOINT HEALTH NETWORKS INC. (the "Company"), the banks parties thereto (including the Assignor, the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent, NATIONSBANK OF TEXAS, N.A., as Syndication Agent, and CHEMICAL BANK, as Documentation Agent (as from time to time amended, modified or supplemented, the "Credit Agreement"). Any terms defined in the Credit Agreement and not defined in this Agreement are used herein as defined in the Credit Agreement;

         WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make Committed Loans to the Company in an aggregate amount not to exceed $____________ (the "Commitment");

         WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $_____________ to the Company] [no Committed Loans are outstanding under the Credit Agreement] [and has made Bid Loans in the aggregate principal amount of $___________ to the Company]; and

         WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans,] in an amount equal to $____________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, the parties to this Agreement agree as follows:

         1. Assignment and Acceptance.

            (a) Subject to the terms and conditions of this Agreement, (i) the Assignor hereby sells, transfers and assigns to the Assignee, without recourse, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement) ___% (the "Assignee's Percentage Share") of (A) the Commitment [and the Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

            [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Loans assigned.]

            (b) With effect on and after the Effective Date (as defined in this Agreement), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

            (c) After giving effect to the assignment and assumption, on the Effective Date the Assignee's Revolving Commitment will be $________.

         2. Payments.

            (a) As consideration for the sale, assignment and transfer contemplated in Section 1, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to
         $        , representing the Assignee's Percentage Share of the
         principal amount of all Loans previously made, and currently owed, by the Company to the Assignor under the Credit Agreement and outstanding on the Effective Date.

            (b) The [Assignor] [Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in
         Section 11.08(a) of the Credit Agreement.

                                       G-1

         3. Reallocation of Payments.

            Any interest, fees and other payments accrued to the Effective Date with respect to the Loans and the Commitment shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4. Independent Credit Decision.

            The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits to the Credit Agreement, together with copies of the financial statements referred to in Section 5.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agents, the Co-Arrangers or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5. Effective Date; Notices.

            (a) As between the Assignor and the Assignee, the effective date for this Agreement shall be _____________________, ____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                (i) this Agreement shall be executed and delivered by the
            Assignor and the Assignee;

                (ii) the consent of the Company and the Administrative Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 11.08 of the Credit Agreement (if applicable) shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement;

                                       G-1
                                        3

                (iv) the Assignee shall have complied with Section 11.08 of the
            Credit Agreement (if applicable); and

                (v) the processing fee referred to in Section 2(b) of this
            Agreement and in Section 11.08 of the Credit Agreement shall have been paid to the Administrative Agent.

            (b) Promptly following the execution of this Agreement, the Assignor shall deliver to the Company and the Administrative Agent for acknowledgement by the Administrative Agent, a Notice of Assignment and Acceptance substantially in the form attached to the Credit Agreement as Exhibit G-2.

         6. Agents.

            (a) The Assignee hereby irrevocably appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agents by the Banks pursuant to the terms of the Credit Agreement.

         [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

            (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as [Administrative] [Syndication] [Documentation] Agent under the Credit Agreement.

         7. Withholding Tax.

            The Assignee agrees to comply with Section 4.01(f) of the Credit Agreement (if applicable).

         8. Representations and Warranties.

            (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings

                                       G-1
         required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant to the Credit Agreement. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection with the Credit Agreement.

            (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations under this Agreement; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

                                       G-1

         9. Further Assurances.

            The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents or instruments to the Company or the Agents, which may be required in connection with the assignment and assumption contemplated by this Agreement.

        10. Miscellaneous.

            (a) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties to this Agreement. No failure or delay by either party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of this Agreement and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach of this Agreement.

            (b) All payments made under this Agreement shall be made without any set-off or counterclaim.

            (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

            (d) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            (e) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA; PROVIDED THAT THE ASSIGNOR AND THE ASSIGNEE SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (f) THE ASSIGNOR AND THE ASSIGNEE EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, OR OTHERWISE. THE ASSIGNOR AND THE ASSIGNEE EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR

                                       G-1

        RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS
        SECTION 10(f) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

        IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                            ASSIGNOR:___________________________


                                                     By:________________________
                                                        Title:

                                                     Address:


                                            ASSIGNEE:___________________________

                                                     By:________________________
                                                        Title:

                                       G-1

                                                                     EXHIBIT G-2


                   FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                          _______________, _____

TO:  Bank of America National Trust
     and Savings Association, as Administrative Agent
     1455 Market Street, 12th Floor
     San Francisco, CA  94103
     Attention:  Agency Management Services #5596

         Reference is made to the Credit Agreement dated as of May __, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among WellPoint Health Networks Inc., the Banks party thereto, Bank of America National Trust and Savings Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Chemical Bank, as Documentation Agent,

         1. We hereby give you notice of, and request your consent to, the assignment by ________________ (the "Assignor") to _______________ (the
"Assignee") of     % of the right, title and interest of the Assignor in and to the Credit Agreement, including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor, and all outstanding Loans made by the Assignor. Before giving effect to such assignment:

         (a) the aggregate amount of the Assignor's Commitment is $_________;
and

         (b) the aggregate principal amount of its outstanding Loans is $_________.

         2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 11.08(a) of the Credit Agreement in connection with this assignment.

         3. The Assignee agrees that, upon receiving your consent to such
assignment and from and after         , the Assignee will be bound by the terms
of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

         5. The following administrative details apply to the Assignee:

            (a)      LIBOR Lending Office:

                     Assignee name:
                     Address:
                     Attention:
                     Telephone:  (   )
                     Facsimile:  (   )
                     Telex (Answerback):

            (b)      Domestic Lending Office:

                     Assignee name:
                     Address:



                     Attention:
                     Telephone:  (   )
                     Facsimile:  (   )
                     Telex (Answerback):

            (c)      Notice Address:

                     Assignee name:
                     Address:



                     Attention:
                     Telephone:  (   )
                     Facsimile:  (   )
                     Telex (Answerback):

            (d)      Payment Instructions:

                     Account No.:
                     At:

                     Ref.:
                     Attention:

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                            Very truly yours,

                                            [Name of Assignor]

                                            By:_________________________________
                                               Title:

                                            [Name of Assignee]

                                            By:_________________________________
                                               Title:

WE HEREBY CONSENT TO THE
FOREGOING ASSIGNMENT:

WELLPOINT HEALTH NETWORKS INC.

By:_________________________________
   Title:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Administrative Agent

By:_________________________________
         Vice President

                                                                     Exhibit H-1


      [Form of Opinion of Brobeck, Phleger & Harrison LLP (Effective Date)]


                                 May 15, 1996


To the Banks party to the
Credit Agreement referred to
below, Bank of America National
Trust and Savings Association, as
Administrative Agent,
NationsBank of Texas, N.A., as
Syndication Agent, and
Chemical Bank, as Documentation Agent

                  Re:      WellPoint Health Networks Inc.

Ladies and Gentlemen:

                  This opinion letter is furnished to you pursuant to Section 5.01(d)(i) of the Credit Agreement dated as of May 15, 1996 (the "Credit Agreement") among WellPoint Health Networks Inc. as borrower (the "Company"), each of the financial institutions party to the Credit Agreement, Bank of America National Trust and Savings Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Chemical Bank, as Documentation Agent. We have acted as counsel for the Company in connection with the Credit Agreement and the transactions contemplated by the Recapitalization Agreement (the "Recapitalization Agreement"), dated as of March 31, 1995 and executed on February 20, 1996, among the Company, Blue Cross of California, Western Health Partnerships and The Western Foundation for Health Improvement. Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in the Credit Agreement.

                  In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Recapitalization Agreement and such other documents, corporate records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion letter, including those relating to the authorization, execution and delivery of the Credit Agreement. In addition, we have examined the following documents (the items referred to in subclauses (2) and (3) below herein referred to as the "Loan Documents"):
                     (1)    an executed copy of the Recapitalization Agreement;


                                       1.

                     (2) an executed copy of the Credit Agreement;

                     (3) the form of the Notes to be delivered by the Company pursuant to the Credit Agreement;

                     (4) the Certificate of Incorporation and the Bylaws of the Company, each as in effect on the date hereof;

                     (5) an executed copy of the certificate of the Secretary of the Company dated May 15, 1996, certifying: (a) a true copy of the resolutions of the Board of Directors of the Company, adopted on May 8, 1996, authorizing, among other things, the execution, delivery and performance of the Loan Documents, and (b) the incumbency, authority and true signatures of the officers of the Company authorized to sign the Loan Documents, any other documents and certificates delivered in connection therewith;

                     (6) an executed copy of the certificate (the "Officer's Certificate") of the Chief Financial Officer and the Senior Vice President and General Counsel of the Company, dated May 15, 1996; and

                     (7) such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

                  We have also examined photostatic copies of the agreements (the "Material Agreements") identified in Exhibit A attached to this opinion letter and any consents in connection with the Material Agreements. In our examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of the Company. We have also assumed that each Bank has filed any required California state franchise, income or similar tax returns and has paid any such required state franchise, income or similar taxes. Regarding documents executed by parties other than the Company, we have assumed (i) that each such other party had the power to enter into and perform all its obligations thereunder, (ii) the due authorization of, and the due execution and delivery of, such documents by each such party, and (iii) that such documents constitute the legal, valid and binding obligations of each such party.

                  With respect to our opinion in paragraph 1 below, we are relying solely on our review and examination of the certificates received from the Secretary of State of the State of Delaware and the State of California without further investigation of the corporate records of the Company.


                                       2.

                  Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified as a foreign corporation and in good standing under the laws of the State of California.

                  2. The Company has the corporate power and authority to execute and deliver the Loan Documents and the Recapitalization Agreement and perform its obligations thereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents, the execution and delivery of the Recapitalization Agreement, the payment of the WellPoint Dividend (as defined in the Recapitalization Agreement) and the consummation of the WellPoint Merger (as defined in the Recapitalization Agreement).

                  3. No consents, approvals or authorizations of, or notices to or filings with, any governmental authority or agency under the Delaware General Corporation Law, the laws of the State of California or the laws of the United States, as presently in effect and interpreted, are required or necessary on the part of the Company in connection with the execution, delivery and performance by the Company of the Loan Documents, the execution and delivery by the Company of the Recapitalization Agreement, or, except for such consents, approvals and authorizations as have been obtained and are in effect and such other consents, approvals and authorizations as are set forth in Exhibit B hereof, the payment by the Company of the WellPoint Dividend or the consummation of the WellPoint Merger.

                  4. The Credit Agreement and the Recapitalization Agreement are, and the Notes when duly executed and delivered pursuant to the Credit Agreement will be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  5. The execution and delivery by the Company of the Loan Documents and the Recapitalization Agreement, the payment by the Company of the WellPoint Dividend, and the consummation of the WellPoint Merger will not (i) violate or be in conflict with any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) violate or be in conflict with any federal or California law having applicability to the Company, or the Delaware General Corporation Law, as presently in effect and interpreted, (iii) violate or contravene any judgment, decree, injunction or order of any federal or California court, or any arbitrator or governmental agency or authority, having jurisdiction over the Company or its properties or by which the Company may be bound, of which we have knowledge, or (iv) constitute a material breach of, or result in a material default under, any term or provision of any of the Material Agreements.


                                       3.

                  6. To our knowledge, the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  7. To our knowledge, there are no pending or threatened actions, suits, proceedings or investigations against the Company or any Subsidiary of the Company in any court or by or before any arbitrator or Governmental Authority which, if determined adversely to the Company, would be likely to have a material adverse effect on the Company, except for the matters described in the Proxy.

                  8. The extension of credit under the Credit Agreement does not violate the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System.

                  Whenever a statement herein is qualified by the expressions "known to us," "to our knowledge," "we are not aware" or a similar phrase with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge of the attorneys in this Firm who have devoted substantive attention to the transactions contemplated by the Loan Documents or the Recapitalization Agreement who are presently involved in substantive legal representation of the Company (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.

                  This opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware and applicable federal laws of the United States, and we express no opinion herein with respect to the effect or applicability of the laws of other jurisdictions.

                  Our opinions in paragraph 3 above and in clause (ii) of paragraph 5 above, in each case as they relate to the Loan Documents, are limited to laws and regulations normally applicable to transactions of the type contemplated in the Loan Documents and do not extend to licenses, permits and approvals necessary for the conduct of the Company's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, environmental or similar law, any state or federal antitrust law, state or federal securities laws, state or federal tax laws or any local law. Further, we express no opinion as to compliance or noncompliance by any Bank with any federal, state or other law (i) requiring such Bank to be licensed as a bank, finance company or other type of financial institution, (ii) pertaining to matters regulating the assets held by any Bank on the basis of portfolio requirements or any Bank's capitalization, such as loan limits and capital adequacy requirements, and (iii) otherwise applicable to any Bank and relating to its legal or regulatory status or the nature of its business.


                                       4.

                  The opinions set forth above are subject to the following qualifications, assumptions, limitations and exceptions:

                  (a) The validity, binding nature and enforceability of the Company's obligations under the Loan Documents and the Recapitalization Agreement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (ii) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (iii), without limiting the generality of the foregoing, the effect of California court decisions and statutes which indicate that provisions of the Loan Documents and the Recapitalization Agreement which permit any Bank or any other Person to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the protection of the Banks or such other Person.

                  (b) We express no opinion as to:

                           (1) the enforceability of provisions of the Loan
Documents pursuant to which the Company agrees to make payments without set-off, defense or counterclaim;

                           (2) provisions purporting to require the award or
payment of attorneys' fees, expenses or costs in any action where the Banks are not the prevailing party, or the impact of California Civil Code Section 1717 et seq. on any such provisions;

                           (3) under certain circumstances, provisions to the
effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

                           (4) provisions prohibiting waivers of any terms or
provisions of any of the Loan Documents or the Recapitalization Agreement other than in writing, or prohibiting oral modifications thereof or modification by course of dealing to the extent such provisions are inconsistent with applicable law;

                           (5) the enforceability under certain circumstances of
provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts or where such indemnification or contribution is contrary to public policy or prohibited by law;


                                       5.

                           (6) any provision providing for the exclusive
jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Loan Documents;

                           (7) provisions providing for an increase in the rate
of interest or imposing a late charge or penalty in the event of delinquency or default;

                           (8) provisions purporting to waive statutory or
common law rights, including the right to receive notice or to be allowed to cure, reinstate or redeem in the event of default, and provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights and defenses to obligations, in each case to the extent such rights or defenses are not waivable under applicable law; and

                           (9) provisions authorizing any Bank to set off and
apply any deposits at any time held, and any other indebtedness at any time owing, by such Bank to or for the account of the Company.

                  (c) Our opinion expressed in Paragraph 8 above assumes the accuracy of Section 6.08 of the Credit Agreement and that the proceeds of the Loans will be used in compliance with Sections 7.10 and 8.07 of the Credit Agreement.

                  (d) Our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

                  (e) Insofar as this opinion letter concerns the law of the State of California limiting the rates of interest legally chargeable or collectible, we have relied upon our understanding that each Bank is (i) a subsidiary of a bank holding company, (ii) a bank organized under the laws of the United States or any State thereof, or (iii) a foreign (other nation) bank within the meaning of Section 1716 of the California Financial Code, and, in each case as a result thereof, is exempt from the restrictions of Section 1 of
Article XV of the Constitution of the State of California relating to rates of interest upon the loan of money. We further assume in this regard that all Loans have been and will be made by the Banks for their own account and without intent to circumvent otherwise applicable interest rate limitations under California law and that there is no present express or implied agreement or plan to sell participations or any other interest in the Loans or the Credit Agreement to any Person other than a Person that also qualifies for an exemption from the interest rate limitations of California law.

                  (f) We wish to point out that each Bank, as holder of a Note, may be required to prove the outstanding amount thereof.


                                       6.

                  The opinions expressed herein are solely for your benefit and for the benefit of your successors and assigns pursuant to the Credit Agreement, and such opinions may not be relied on in any manner or for any purpose by any other Person. In addition, this opinion is rendered as of the date hereof and speaks only to the original Bank, and it shall not be deemed to have been updated to any date upon which any such other Person may rely hereon. Further, we do not undertake to advise you or such other Person of matters which occur subsequent to the date hereof and which affect the opinions expressed herein.


                                        Very truly yours,



                                        BROBECK, PHLEGER & HARRISON LLP


                                       7.

                                    EXHIBIT A
                              (Material Agreements)



1. Purchase and Sale Agreement dated as of January 5, 1996 by and between the Company and Massachusetts Mutual Life Insurance Company ("MMLIC").

2. Series A Senior Term Note due March 31, 1999 in the principal amount of $62,000,000 made by the Company in favor of MMLIC.

3. The Company is obligated to issue a Series B Senior Term Note in favor of MMLIC upon completion of a post-closing audit to occur prior to July 1, 1996. The principal amount of such promissory note is presently estimated to be approximately $35,000,000.

4. Guaranty by the Company of all financial obligations and liabilities of American Managing Company related to administrative services provided to Affiliated Health Plans, Inc. ("AHP").

5. Guaranty by the Company of all financial obligations and liabilities of AHP up to and including 100% of the authorized reserves necessary for AHP to comply with financial standard requirements of Texas Insurance Code.


                                       8.

                                    EXHIBIT B
                    (Consents, Approvals and Authorizations)



         Filing of Amended and Restated Articles of Incorporation of BCC with California Secretary of State to convert from non-profit to for profit corporation.

         Declaration of Effectiveness of Form 8-B successor registrant Exchange Act registration statement by the SEC.

         Filing of Certificate of Merger with Secretary of State of Delaware.

         Filing of Agreement of Merger with Secretary of State of California.


                                       9.

                                                                     Exhibit H-2

                      [FORM OF OPINION OF THOMAS C. GEISER]

                                     [Date]


To the Banks part to the
Credit Agreement referred to
below, Bank of America National
Trust and Savings Association, as
Administrative Agent,
NationsBank of Texas, N.A., as
Syndication Agent and
Chemical Bank, as Documentation Agent

Ladies and Gentlemen:

                  I am the General Counsel of WellPoint Health Networks Inc. (The "Company") and in such capacity I am delivering this opinion letter in connection with the transactions contemplated by the Recapitalization Agreement, dated as of March 31, 1995 and executed February 20, 1996, among the Company, Blue Cross of California, Western Health Partnerships and The Western Foundation for Health Improvement and the financing transactions contemplated by the Credit Agreement dated as of May 15, 1996 (the "Credit Agreement") between each of the financial institutions that are a signatory to the Credit Agreement identified under the caption "BANKS" on the signature pages of the Credit Agreement or that pursuant to Section 11.08, shall become a "Bank" under the Credit Agreement (the "Banks"), Bank of America National Trust and Savings Association, in its capacity as the Administrative Agent, NationsBank of Texas, N.A., in its capacity as Syndication Agent, and Chemical Bank, in its capacity as Documentation Agent. All capitalized terms used herein and not otherwise defined have the same meanings ascribed to such terms in the Credit Agreement.

                  In rendering the opinion expressed below, I have examined (a) the Credit Agreement and the Notes (collectively, the "Loan Documents"), (b) the Recapitalization Agreements and (c) such corporate records of the Company and such other documents as I have deemed necessary as a basis for the opinions expressed below. In my examination, I have assumed the genuineness of all signatures, the authenticity of documents submitted to me as original and the conformity with authentic original documents of all documents submitted to me as copies. In addition, I have made inquiry of other attorneys in the legal department of the Company as to their knowledge of the matters addressed below in this opinion letter.

Bank of America National Trust
and Savings Association, et al.
[Date]
Page Two

                  Based upon and subject to the foregoing and having considered such questions of law as I have deemed necessary as a basis for the opinion expressed below, I am of the opinion that:

                  1. There are no pending or, to my knowledge, expressly threatened actions, suits, proceedings or investigations against the Company or any of its Subsidiaries in any court or by or before any arbitrator or Governmental Authority, except for the matters set forth in the Proxy or except as which would not have a Material Adverse Effect.

                  2. To my knowledge, except as set forth on Schedule A to this opinion letter, the Company has not received any written notice or correspondence (i) relating to the loss or threatened loss by the Company or any of its Subsidiaries of any material operating permit, license or certification by any HMO Regulator or (ii) asserting that the Company or any of its Subsidiaries is not in substantial compliance with any HMO Regulation or threatening the taking of any action against the Company or any of its Subsidiaries under any HMO Regulation, except where such noncompliance or the taking of such action, if adversely determined, would not have a Material Adverse Effect.

                  I am admitted to practice law in the State of California. This opinion is limited to the effects on the matters covered herein of the present laws of the State of California, the United States of America and, for the limited purpose of the statements in Paragraph 1 regarding the existence of actions, suits, proceedings or investigations and the statements in Paragraph 2 regarding the receipt of written notice or correspondence, the relevant laws of the other jurisdictions in which the Company or any of its Subsidiaries currently conducts business. I assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. I assume no obligation to revise or supplement this opinion in the event of a future change in the law or interpretations thereof and disclaim any undertaking or obligation to update this opinion in respect of changes or circumstances or events that occur subsequent to this date.

                  Whenever my opinion herein with respect to the existence or absence of facts is stated to be based upon my knowledge, it is intended to signify that no information has come to my attention that would give me actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, I have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my knowledge of the existence or absence of such facts should be drawn from my participation in the referenced transactions.

Bank of America National Trust
and Savings Association, et al.
May 15, 1996
Page Three

                  This opinion letter is provided to you by me in my capacity as the General Counsel of the Company pursuant to Section 5.01(d) (ii) of the Credit Agreement and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Loan Documents without my prior written consent in each instance.

                                                     Very truly yours,

                                                     Thomas C. Geiser
                                                     General Counsel

                                                                     Exhibit H-3


               [Form of Opinion of Brobeck, Phleger & Harrison LLP
                         (Final Recapitalization Date)]


                                                   May 22, 1996


To the Banks party to the
Credit Agreement referred to
below, Bank of America National
Trust and Savings Association, as
Administrative Agent,
NationsBank of Texas, N.A., as
Syndication Agent, and
Chemical Bank, as Documentation Agent

                  Re:      WellPoint Health Networks Inc.

Ladies and Gentlemen:

                  This opinion letter is furnished to you pursuant to Section 5.03(d)(i) of the Credit Agreement dated as of May 15, 1996 (the "Credit Agreement") among WellPoint Health Networks Inc., a Delaware corporation, as borrower ("WellPoint"), each of the financial institutions party to the Credit Agreement, Bank of America National Trust and Savings Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Chemical Bank, as Documentation Agent. We have acted as counsel for (a) WellPoint in connection with the Credit Agreement and the transactions contemplated by the Amended and Restated Recapitalization Agreement (the "Recapitalization Agreement"), dated as of March 31, 1995 and executed on February 20, 1996, among WellPoint, Blue Cross of California, Western Health Partnerships and The Western Foundation for Health Improvement and (b) WellPoint Health Networks Inc., a California corporation (the "Recapitalized Company") in connection with the Assumption Agreement dated as of May 20, 1996, signed by the Recapitalized Company in favor of the Agents and the Banks. Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in the Credit Agreement.

                  In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Recapitalization Agreement and such other documents, corporate records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion letter, including those relating to the authorization,


                                       1.

execution and delivery of the Credit Agreement. In addition, we have examined the following documents (the items referred to in subclauses (2) through (4) below herein referred to as the "Loan Documents"):

                     (1)    an executed copy of the Recapitalization Agreement;

                     (2)    an executed copy of the Credit Agreement;

                     (3) the form of the Notes to be delivered by the Recapitalized Company pursuant to the Credit Agreement;

                     (4)    an executed copy of the Assumption Agreement;

                     (5) the Articles of Incorporation and the Bylaws of the Recapitalized Company, each as in effect on the date hereof;

                     (6) an executed copy of the certificate of the Secretary of the Recapitalized Company dated May 22, 1996 certifying: (a) true copies of the resolutions of the Board of Directors of the Recapitalized Company, adopted on May 21, 1996, authorizing, among other things, the execution, delivery and performance of the Loan Documents, and (b) the incumbency, authority and true signatures of the officers of the Recapitalized Company authorized to sign the Loan Documents, any other documents and certificates delivered in connection therewith;

                     (7) an executed copy of the certificate (the "Officer's Certificate") of the Chief Financial Officer and the Senior Vice President and General Counsel of the Recapitalized Company, dated May 22, 1996; and

                     (8) such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

                  We have also examined photostatic copies of the agreements (the "Material Agreements") identified in Exhibit A attached to this opinion letter and any consents in connection with the Material Agreements. In our examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of the Company and the Recapitalized Company. We have also assumed that each Bank has filed any required California state franchise, income or similar tax returns and has paid any such required state franchise, income or similar taxes. Regarding documents


                                       2.

executed by parties other than the Company and the Recapitalized Company, we have assumed (i) that each such other party had the power to enter into and perform all its obligations thereunder, (ii) the due authorization of, and the due execution and delivery of, such documents by each such party, and (iii) that such documents constitute the legal, valid and binding obligations of each such party.

                  With respect to our opinion in paragraph 1 below, we are relying solely on our review and examination of the certificates received from the Secretary of State of the State of California without further investigation of the corporate records of the Recapitalized Company.

                  Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

                  1. The Recapitalized Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

                  2. The Recapitalized Company has the corporate power and authority to execute and deliver the Assumption Agreement and perform its obligations under the Loan Documents, and has taken all necessary corporate action to authorize the execution and delivery of the Assumption Agreement and the performance of its obligations under the Loan Documents, including the assumption by the Recapitalized Company pursuant to the Assumption Agreement of the Obligations, and the borrowings by the Recapitalized Company under the Credit Agreement.

                  3. No consents, approvals or authorizations of, or notices to or filings with, any governmental authority or agency under the laws of the State of California or the laws of the United States, as presently in effect and interpreted, are required or necessary on the part of the Recapitalized Company in connection with the execution and delivery of the Assumption Agreement and the performance by the Recapitalized Company of its obligations under the Loan Documents, including the assumption by the Recapitalized Company pursuant to the Assumption Agreement of the Obligations, and the borrowings by the Recapitalized Company under the Credit Agreement, except for such consents, approvals and authorizations as have been obtained and are in effect and such other consents, approvals and authorizations as are set forth in Exhibit B hereof (if any).

                  4. The Credit Agreement and the Assumption Agreement are, and the Notes when duly executed and delivered pursuant to the Credit Agreement will be, the legal, valid and binding obligations of the Recapitalized Company, enforceable against the Recapitalized Company in accordance with their respective terms.


                                       3.

                  5. The execution and delivery by the Recapitalized Company of the Assumption Agreement, and the performance by the Recapitalized Company of its obligations under the Loan Documents (including the assumption by the Recapitalized Company pursuant to the Assumption Agreement of the Obligations, and the borrowings by the Recapitalized Company under the Credit Agreement), will not (i) violate or be in conflict with any provision of the Articles of Incorporation or Bylaws of the Recapitalized Company, (ii) violate or be in conflict with any federal or California law having applicability to the Recapitalized Company, as presently in effect and interpreted, (iii) violate or contravene any judgment, decree, injunction or order of any federal or California court, or any arbitrator or governmental agency or authority, having jurisdiction over the Recapitalized Company or its properties or by which the Recapitalized Company may be bound, of which we have knowledge, or (iv) constitute a material breach of, or result in a material default under, any term or provision of any of the Material Agreements.

                  6. To our knowledge, the Recapitalized Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  7. To our knowledge, there are no pending or threatened actions, suits, proceedings or investigations against the Recapitalized Company or any Subsidiary of the Recapitalized Company in any court or by or before any arbitrator or Governmental Authority which, if determined adversely to the Recapitalized Company, would be likely to have a material adverse effect on the Recapitalized Company, except for the matters described in the Proxy.

                  8. The extension of credit under the Credit Agreement does not violate the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System.

                  Whenever a statement herein is qualified by the expressions "known to us," "to our knowledge," "we are not aware" or a similar phrase with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge of the attorneys in this Firm who have devoted substantive attention to the transactions contemplated by the Loan Documents or the Recapitalization Agreement who are presently involved in substantive legal representation of the Company and the Recapitalized Company (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.

                  This opinion is limited to the laws of the State of California and applicable federal laws of the United States, and we express no opinion herein with respect to the effect or applicability of the laws of other jurisdictions.


                                       4.

                  Our opinions in paragraph 3 above and in clause (ii) of paragraph 5 above, in each case as they relate to the Loan Documents, are limited to laws and regulations normally applicable to transactions of the type contemplated in the Loan Documents and do not extend to licenses, permits and approvals necessary for the conduct of the Recapitalized Company's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, environmental or similar law, any state or federal antitrust law, state or federal securities laws, state or federal tax laws or any local law. Further, we express no opinion as to compliance or noncompliance by any Bank with any federal, state or other law (i) requiring such Bank to be licensed as a bank, finance company or other type of financial institution, (ii) pertaining to matters regulating the assets held by any Bank on the basis of portfolio requirements or any Bank's capitalization, such as loan limits and capital adequacy requirements, and (iii) otherwise applicable to any Bank and relating to its legal or regulatory status or the nature of its business.

                  The opinions set forth above are subject to the following qualifications, assumptions, limitations and exceptions:

                  (a) The validity, binding nature and enforceability of the Recapitalized Company's obligations under the Loan Documents may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (ii) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (iii), without limiting the generality of the foregoing, the effect of California court decisions and statutes which indicate that provisions of the Loan Documents which permit any Bank or any other Person to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the protection of the Banks or such other Person.

                  (b) We express no opinion as to:

                           (1) the enforceability of provisions of the Loan
Documents pursuant to which the Recapitalized Company agrees to make payments without set-off, defense or counterclaim;

                           (2) provisions purporting to require the award or
payment of attorneys' fees, expenses or costs in any action where the Banks are not the prevailing party, or the impact of California Civil Code Section 1717 et seq. on any such provisions;

                                       5.

                           (3) under certain circumstances, provisions to the
effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

                           (4) provisions prohibiting waivers of any terms or
provisions of any of the Loan Documents other than in writing, or prohibiting oral modifications thereof or modification by course of dealing to the extent such provisions are inconsistent with applicable law;

                           (5) the enforceability under certain circumstances of
provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts or where such indemnification or contribution is contrary to public policy or prohibited by law;

                           (6) any provision providing for the exclusive
jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Loan Documents;

                           (7) provisions providing for an increase in the rate
of interest or imposing a late charge or penalty in the event of delinquency or default;

                           (8) provisions purporting to waive statutory or
common law rights, including the right to receive notice or to be allowed to cure, reinstate or redeem in the event of default, and provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights and defenses to obligations, in each case to the extent such rights or defenses are not waivable under applicable law; and

                           (9) provisions authorizing any Bank to set off and
apply any deposits at any time held, and any other indebtedness at any time owing, by such Bank to or for the account of the Recapitalized Company.

                  (c) Our opinion expressed in Paragraph 8 above assumes the accuracy of Section 6.08 of the Credit Agreement and that the proceeds of the Loans will be used in compliance with Sections 7.10 and 8.07 of the Credit Agreement.

                  (d) Our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.


                                       6.

                  (e) Insofar as this opinion letter concerns the law of the State of California limiting the rates of interest legally chargeable or collectible, we have relied upon our understanding that each Bank is (i) a subsidiary of a bank holding company, (ii) a bank organized under the laws of the United States or any State thereof, or (iii) a foreign (other nation) bank within the meaning of Section 1716 of the California Financial Code, and, in each case as a result thereof, is exempt from the restrictions of Section 1 of
Article XV of the Constitution of the State of California relating to rates of interest upon the loan of money. We further assume in this regard that all Loans have been and will be made by the Banks for their own account and without intent to circumvent otherwise applicable interest rate limitations under California law and that there is no present express or implied agreement or plan to sell participations or any other interest in the Loans or the Credit Agreement to any Person other than a Person that also qualifies for an exemption from the interest rate limitations of California law.

                  (f) We wish to point out that each Bank, as holder of a Note, may be required to prove the outstanding amount thereof.

                  The opinions expressed herein are solely for your benefit and for the benefit of your successors and assigns pursuant to the Credit Agreement, and such opinions may not be relied on in any manner or for any purpose by any other Person. In addition, this opinion is rendered as of the date hereof and speaks only to the original Bank, and it shall not be deemed to have been updated to any date upon which any such other Person may rely hereon. Further, we do not undertake to advise you or such other Person of matters which occur subsequent to the date hereof and which affect the opinions expressed herein.


                                            Very truly yours,



                                            BROBECK, PHLEGER & HARRISON LLP


                                       7.

                                    EXHIBIT A
                              (Material Agreements)



1. Purchase and Sale Agreement dated as of January 5, 1996 by and between WellPoint and Massachusetts Mutual Life Insurance Company ("MMLIC").

2. Series A Senior Term Note due March 31, 1999 in the principal amount of $62,000,000 made by WellPoint in favor of MMLIC.

3. WellPoint is obligated to issue a Series B Senior Term Note in favor of MMLIC upon completion of a post-closing audit to occur prior to July 1, 1996. The principal amount of such promissory note is presently estimated to be approximately $35,000,000.

4. Guaranty by WellPoint of all financial obligations and liabilities of American Managing Company related to administrative services provided to Affiliated Health Plans, Inc. ("AHP").

5. Guaranty by WellPoint of all financial obligations and liabilities of AHP up to and including 100% of the authorized reserves necessary for AHP to comply with financial standard requirements of Texas Insurance Code.


                                       8.

                                    EXHIBIT B
                    (Consents, Approvals and Authorizations)


None.


                                       9.

                                                                     Exhibit H-4

                      [FORM OF OPINION OF THOMAS C. GEISER
                          FINAL RECAPITALIZATION DATE]

                                     [Date]

To the Banks part to the
Credit Agreement referred to
below, Bank of America National
Trust and Savings Association, as
Administrative Agent,
NationsBank of Texas, N.A., as
Syndication Agent and
Chemical Bank, as Documentation Agent

Ladies and Gentlemen:

                  I am the General Counsel of WellPoint Health Networks Inc. (the "Recapitalized Company") and in such capacity I am delivering this opinion letter in connection with (i) the transactions contemplated by the Recapitalization Agreement, dated as of March 31, 1995 and executed February 20, 1996, among Blue Cross of California, WellPoint Health Networks Inc. (the "Company"), Western Health Partnerships and The Western Foundation for Health Improvement and (ii) the financing transactions contemplated by the Credit Agreement dated as of May 15, 1996 (the "Credit Agreement") between the Company each of the financial institutions that are a signatory to the Credit Agreement identified under the caption "BANKS" on the signature pages of the Credit Agreement or that pursuant to Section 11.08, shall become a "Bank" under the Credit Agreement (the "Banks"), Bank of America National Trust and Savings Association, in its capacity as the Administrative Agent, NationsBank of Texas, N.A., in its capacity as Syndication Agent, and Chemical Bank, in its capacity as Documentation Agent. All capitalized terms defined in the Credit Agreement are used with the same meanings, unless otherwise defined, in this opinion letter.

                  In rendering the opinion expressed below, I have examined (a) the Assumption Agreement, the Credit Agreement and the Notes (collectively, the "Loan Documents"), (b) the Recapitalization Agreements and (c) such corporate records of the Recapitalized Company and such other documents as I have deemed necessary as a basis for the opinion expressed below. In my examination, I have assumed the genuineness of all signatures, the authenticity of documents submitted to me as original and the conformity with authentic original documents of all documents submitted to me as copies. In addition, I have made inquiry of other attorneys in the legal department of the Company as to their knowledge of the matters addressed below in this opinion letter.

                  Based upon and subject to the foregoing and having considered such questions of law as I have deemed necessary as a basis for the opinion expressed below, I am of the opinion that:

                  1. There are no pending or, to my knowledge, expressly threatened actions, suits, proceedings or investigations against the Recapitalized Company or any of its Subsidiaries in any court

Bank of America National Trust
and Savings Association, et al.
[Date]
Page Two

or by or before any arbitrator or Governmental Authority, except for the matters set forth in the Proxy or except as which would not have a Material Adverse Effect.

                  2. To my knowledge, except as set forth on Schedule A to this opinion letter, neither the Company nor the Recapitalized Company has received any written notice or correspondence (i) relating to the loss or threatened loss by the Company, the Recapitalized Company or any of their respective Subsidiaries of any material operating permit, license or certification by any HMO Regulator or (ii) asserting that the Company, the Recapitalized Company or any of their respective Subsidiaries is not in substantial compliance with any HMO Regulation or threatening the taking of any action against the Company, the Recapitalized Company or any of their respective Subsidiaries under any HMO Regulation, except where such noncompliance or the taking of such action, if adversely determined, would not have a Material Adverse Effect.

                  I am admitted to practice law in the State of California. This opinion is limited to the effects on the matters covered herein of the present laws of the State of California, the United States of America and, for the limited purpose of the statements in Paragraph 1 regarding the existence of actions, suits, proceedings or investigations and the statements in Paragraph 2 regarding the receipt of written notice or correspondence, the relevant laws of the other jurisdictions in which the Company or any of its Subsidiaries currently conducts business. I assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. I assume no obligation to revise or supplement this opinion in the event of a future change in the law or interpretations thereof and disclaim any undertaking or obligation to update this opinion in respect of changes or circumstances or events that occur subsequent to this date.

                  Whenever my opinion herein with respect to the existence or absence of facts is stated to be based upon my knowledge, it is intended to signify that no information has come to my attention that would give me actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, I have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my knowledge of the existence or absence of such facts should be drawn from my participation in the referenced transactions.

                  This opinion letter is provided to you by me in my capacity as the General Counsel of the Recapitalized Company pursuant to Section 5.03(d)(ii) of the Credit Agreement and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Loan Documents without my prior written consent in each instance.

                                       Very truly yours,

                                       Thomas C. Geiser
                                       General Counsel

                                                                       EXHIBIT I

                                     FORM OF

                              ASSUMPTION AGREEMENT

         THIS ASSUMPTION AGREEMENT (this "Agreement"), dated this ____ day of May, 1996, is made by WellPoint Health Networks, Inc. the "Recapitalized Company") in favor of Bank of America National Trust and Savings Association, a national banking association, as a Bank and as administrative and bid agent (the "Administrative Agent") under the Credit Agreement (as defined below), Nationsbank of Texas, N.A., as a bank and as syndication agent (the "Syndication Agent") under the Credit Agreement, Chemical Bank, as a bank and as documentation agent (the "Documentation Agent," and, collectively with the Administrative Agent and the Syndication Agent, the Agents) and each of the financial institutions that is a signatory to the Credit Agreement identified under the caption "BANKS" on the signature page of the Credit Agreement or that, pursuant to Section 11.08(a) of the Credit Agreement, shall become a "Bank" under the Credit Agreement (collectively with the Agents, the "Banks").

                                    RECITALS

         A. Pursuant to that certain Credit Agreement, dated as of May 1, 1996 among WellPoint Health Networks Inc. (the "Company") and the Banks (the "Credit Agreement"), the Banks have agreed to make available to the Company, upon the terms and conditions set forth in the Credit Agreement, a revolving credit and bid loan facility to enable the Company to finance certain acquisitions, to repay certain existing senior indebtedness, to pay certain special dividends to shareholders and for other general corporate purposes. (Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.)

         B. Pursuant to the Amended and Restated Recapitalization Agreement, dated as of March 31, 1995 and executed on February 20, 1996, among Blue Cross of California ("BCC"), the Company, Western Health Partnerships and the Western Foundation For Health Improvement (the "Recapitalization Agreement"), as a part of the recapitalization, recharacterization and merger of the Company and BCC, among other things, (i) the Company paid a one-time cash dividend to the holders of the Company's common stock, (ii) BCC was converted from a nonprofit public benefit corporation to a for-profit corporation and
(iii) BCC and the Company merged (the "Recapitalization").

         C. The execution and delivery of this Agreement by the Recapitalized Company is a condition subsequent to the obligations of the Banks under the Credit Agreement.

         D. The Recapitalization has been consummated.

         E. To satisfy the conditions subsequent to the Credit Agreement, the Recapitalized Company desires to assume the Obligations of the Company under the Loan Documents.

                                    AGREEMENT

         Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Recapitalized Company, hereby agrees for the benefit of the Agents and the Banks as follows:

         SECTION I. Assumption of Obligations. The Recapitalized Company hereby assumes and agrees to perform each and every covenant, agreement and obligation of Company under or in connection with the Credit Agreement, the Notes and the other Loan Documents, and the Recapitalized Company shall at all times hereafter be the "Company" for all purposes of the Credit Agreement as fully as though it had originally signed the Loan Documents.

         SECTION II. Representations and Warranties. The Recapitalized Company represents and warrants that each of the representations and warranties made by the Company in Article VI of the Credit Agreement is true and correct with respect to the Recapitalized Company as of the date of this Agreement, both before and after giving effect to the Recapitalization, with the same effect as if such representations and warranties and this Agreement had been made on and as of the date of this Agreement.

         SECTION III. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA; PROVIDED THAT THE BANKS SHALL RETAIN THE RIGHTS ARISING UNDER FEDERAL LAW.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE RECAPITALIZED COMPANY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE

RECAPITALIZED COMPANY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE RECAPITALIZED COMPANY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

         SECTION IV. WAIVER OF JURY TRIAL. THE RECAPITALIZED COMPANY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE RECAPITALIZED COMPANY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE RECAPITALIZED COMPANY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION IV AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         SECTION V. Indemnity. The Recapitalized Company shall pay, indemnify, and hold each Bank, the Agents, the Agent-Related Persons and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Recapitalized Company shall have no obligation under this Agreement to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

         SECTION VI. Waivers; Amendment. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by all the parties hereto.

         SECTION VII. Costs and Expenses. The Recapitalized Company shall, whether or not the transactions contemplated by this Agreement shall be consummated:

         (a) pay or reimburse the Agents within 15 Business Days after demand for all reasonable costs and expenses incurred by the Agents in connection with the preparation, delivery and execution of this Agreement and any other documents prepared in connection with this Agreement and the consummation of the transactions contemplated by this Agreement, including all Attorney Costs incurred by the Agents with respect to all of the above; and

         (b) pay or reimburse each Bank and each Agent within 15 Business Days after demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement or preservation of any rights or remedies (including in connection with any "workout" or restructuring and any Insolvency Proceeding or appellate proceeding) under this Agreement, including all Attorney Costs incurred by any Bank or any Agent with respect to all of the above.

         SECTION VIII. Further Assurances. The Recapitalized Company agrees to perform any further acts and to execute and deliver any other documents which may be reasonable requested by the Banks to effect the purposes of this Agreement.

         SECTION IX. Headings. The Section and other headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

                                           WELLPOINT HEALTH SYSTEMS, INC.


                                           By___________________________________
                                             Its:_______________________________

                                                                       EXHIBIT J

                        FORM OF CONFIDENTIALITY AGREEMENT

                            CONFIDENTIALITY AGREEMENT

                                                                          [Date]

[Name and Address of
         prospective Participant
         or Assignee]

Re: Credit Agreement dated May 15, 1996 ("Credit Agreement"), among Wellpoint Health Networks Inc. (the "Company"), each of the financial institutions that is a signatory to the Credit Agreement identified under the caption "BANKS" on the signature pages of the Credit Agreement (the "Banks"), Bank of America National Trust and Savings Association, as administrative and bid agent for the Banks (the "Administrative Agent"), NationsBank Texas, N.A., as syndication agent for the Banks (the "Syndication Agent"), and Chemical Bank, as documentation agent for the Banks (the "Documentation Agent"). (All capitalized terms used but not defined in this Confidentiality Agreement shall have the meanings assigned to them in the Credit Agreement.)


Ladies and Gentlemen:

         We have agreed with the Company pursuant to Section 11.08(e) of the Credit Agreement to use normal and reasonable precautions and exercise due care to keep confidential, except as otherwise provided in the Credit Agreement, all nonpublic information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

         As provided in that Section 11.08(e), we are permitted to provide you, as a prospective [Participant] [Assignee], with certain of such nonpublic information subject to the execution and delivery by you, prior to receiving such nonpublic information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

         Accordingly, in consideration of the foregoing, you agree to take normal and reasonable precautions and exercise due care (in the same manner as you exercise for your own affairs) to maintain the confidentiality of all information identified as

"confidential" by the Company or any Subsidiary of the Company and provided to you by the Company or any Subsidiary of the Company, or by the Agents on such Company's or Subsidiary's behalf, in connection with the proposed [participation] [assignment] mentioned above; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure in violation of this Confidentiality Agreement by you, or
(ii) was or becomes available on a non-confidential basis from a source other than the Company; provided that such source is not bound by a confidentiality agreement with the Company known to you.

         Notwithstanding the foregoing paragraph, you may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which you are subject or in connection with an examination of you by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Governmental Rule; (D) in connection with any litigation or proceeding to which you may be party, (E) to your Affiliates, independent auditors, counsel and other professional advisors. Prior to any disclosure permitted under clause (B) above, you shall, if permitted by applicable Governmental Rules or judicial order, notify the Company of such pending disclosure, unless litigation is pending between you and the Company or any of its Subsidiaries.

                                             Very truly yours,

                                             [Name of Bank]



The foregoing is agreed to
as of the date of this letter.


[NAME OF PROSPECTIVE
PARTICIPANT OR ASSIGNEE]


By:  _____________________________
     Name:
     Title:

                                      I - 9